Free Writing Prospectus

Filed Pursuant to Rule 433

File No. 333-177891-05

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,107,001,430

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$972,777,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2013-C15

as Issuing Entity

RBS Commercial Funding Inc.

as Depositor

The Royal Bank of Scotland

Wells Fargo Bank, National Association

NCB, FSB

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2013-C15

July 29, 2013

RBS	WELLS FARGO SECURITIES

Co-Lead Manager and	Co-Lead Manager and

Co-Bookrunner	Co-Bookrunner

Deutsche Bank Securities

Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer to sell or a solicitation to buy securities in any jurisdiction where such offer, solicitation or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Deutsche Bank Securities, Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC and Wells Fargo Bank, N.A.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued that differ from the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Issue Characteristics

I.	Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$60,151,000	30.000%	(7)	2.73	9/13 - 7/18	27.3%	21.1%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$48,146,000	30.000%	(7)	4.94	7/18 - 8/18	27.3%	21.1%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$260,000,000	30.000%	(7)	9.84	5/23 - 7/23	27.3%	21.1%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$301,785,000	30.000%	(7)	9.90	7/23 - 7/23	27.3%	21.1%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$104,819,000	30.000%	(7)	7.41	8/18 - 5/23	27.3%	21.1%
A-S(8)	AAA(sf)/AAA(sf)/Aaa(sf)	$80,257,000	22.750%	(7)	9.92	7/23 - 8/23	30.2%	19.1%
B(8)	AA-(sf)/AA-(sf)/Aa3(sf)	$74,723,000	16.000%	(7)	9.99	8/23 - 8/23	32.8%	17.6%
C(8)	A-(sf)/A-(sf)/A3(sf)	$42,896,000	12.125%	(7)	9.99	8/23 - 8/23	34.3%	16.8%
PEX(8)	A-(sf)/A-(sf)/A1(sf)	$197,876,000	12.125%	(7)	9.96	7/23 - 8/23	34.3%	16.8%
X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$855,158,000(9)	NAP	Variable(10)	NAP	NAP	N/A	N/A

	Non-Offered Certificates
D	BBB-(sf)/BBB-(sf)/NR(sf)	$62,269,000	6.500%	(7)	9.99	8/23 - 8/23	36.5%	15.8%
E	BB(sf)/BB(sf)/NR(sf)	$22,140,000	4.500%	(7)	9.99	8/23 - 8/23	37.3%	15.5%
F	B(sf)/B(sf)/NR(sf)	$11,070,000	3.500%	(7)	9.99	8/23 - 8/23	37.7%	15.3%
G	NR/NR/NR	$38,745,430	0.000%	(7)	10.46	8/23 - 8/28	39.1%	14.8%

Notes:

(1)

The expected ratings presented are those of Fitch, Inc. (“Fitch”), Kroll Bond Ratings Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the rated offered certificates. One or more other nationally recognized statistical ratings organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act or otherwise to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. See “Risk Factors–Risks Related to the Offered Certificates–Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May be Downgraded” in the free writing prospectus, dated July 29, 2013 (the “Free Writing Prospectus”).

(2)

The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)

The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate. The Initial Subordination Level for the Class C and PEX certificates are equal to the Subordination Amount of the Class C regular interest.

(4)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)

The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-SB and X-A) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than Class X-A) senior to such class by the aggregate appraised value of $2,833,587,130 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to the Augusta Mall and Carolina Place loan combinations, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates by such aggregate appraised value (excluding, with respect to the Augusta Mall and Carolina Place loan combinations, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-SB and X-A) is calculated by dividing the underwritten net operating income (which excludes, with respect to the Augusta Mall and Carolina Place loan combinations, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of $163,383,262 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of such class of certificates and all classes of certificates (other than Class X-A) senior to such class of certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to the Augusta Mall and Carolina Place loan combinations, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates and the Class A-S, B and C regular interests, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX Certificates. The pass-through rates on the Class A-S, B and C certificates will at all times be the same as the pass-through rates of the Class A-S, B and C regular interests.

(8)

The Class A-S, Class B, Class C and Class PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $80,257,000, $74,723,000 and $42,896,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class C and Class PEX Certificates. The Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interests. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interest that is represented by the Class A-S, Class B, Class C and Class PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any issuance of Class PEX certificates. The initial certificate principal balance of the Class PEX Certificates shown in the table is equal to the aggregate of the maximum initial Certificate Principal Balance of the Class A-S, Class B

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Issue Characteristics

and Class C Certificates, representing the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class C and Class PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)

The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-SB Certificates and the Class A-S regular interest outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(10)

The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Issue Characteristics

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

The Royal Bank of Scotland(1)	12	14	$475,138,887	42.9%

Wells Fargo Bank, National Association	19	56	345,599,436	31.2

NCB, FSB	24	24	104,081,895	9.4

Liberty Island Group I LLC	8	12	72,589,554	6.6

C-III Commercial Mortgage LLC	17	18	67,678,094	6.1

Basis Real Estate Capital II, LLC	6	12	41,913,563	3.8

Total	86	136	$1,107,001,430	100.0%

(1)

The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for deposit into the trust by The Royal Bank of Scotland: (a) 9 mortgage loans, having an aggregate cut-off date principal balance of $266,468,887 and representing approximately 24.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by The Royal Bank of Scotland plc, (b) 2 mortgage loans, having an aggregate cut-off date principal balance of $104,900,000 and representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by RBS Financial Products Inc. and (c) 1 mortgage loan, having an aggregate cut-off date principal balance of $103,770,000 and representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was co-originated, and is being sold to the issuing entity, by The Royal Bank of Scotland plc and RBS Financial Products Inc.

  Loan Pool:

Cut-off Date Balance:	$1,107,001,430
Number of Mortgage Loans:	86
Average Cut-off Date Balance per Mortgage Loan:	$12,872,110
Number of Mortgaged Properties:	136
Average Cut-off Date Balance per Mortgaged Property(1):	$8,139,716
Weighted Average Mortgage Interest Rate:	4.526%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	56.2%
Weighted Average Original Term to Maturity or ARD (months):	118
Weighted Average Remaining Term to Maturity or ARD (months):	117
Weighted Average Original Amortization Term (months)(2):	347
Weighted Average Remaining Amortization Term (months)(2):	347
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

  Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.49x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	14.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	61.0%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	52.1%
% of Mortgage Loans with Additional Subordinate Debt(2):	8.3%
% of Mortgage Loans with Single Tenants(3):	12.2%

(1)

With respect to the Augusta Mall and Carolina Place mortgage loans, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per unit of measure calculations include the related pari passu companion loan (unless otherwise stated) in total debt. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, debt yield or cut-off date balance per unit of measure for each such mortgaged property is based upon the ratio, yield or balance (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. The DSCR and Debt Yield information for each residential cooperative mortgage loan is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to value ratio information for each residential cooperative mortgage loan is based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. See Annex A to the Free Writing Prospectus. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

(2)

Eighteen (18) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single-tenant properties with different tenants at such properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 87.4% of the mortgage pool (81 mortgage loans) has scheduled amortization, as follows:

47.8% (69 mortgage loans) requires amortization during the entire loan term

39.5% (12 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 12.6% of the mortgage pool (5 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 57.0% and 5.49x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 59.3% of the mortgage pool (23 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	50.4% of the pool
Insurance Premiums:	22.0% of the pool
Capital Replacements:	47.0% of the pool
TI/LC:	26.7% of the pool(1)

(1)	The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

66.5% of the mortgage pool (52 mortgage loans) features a lockout period, then defeasance only until an open period

13.9% of the mortgage pool (6 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an  open period

9.4% of the mortgage pool (24 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance  for a period, then a prepayment premium until an open period

9.0% of the mortgage pool (3 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance, then  defeasance or the greater of a prepayment premium or yield maintenance until an open period

1.3% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield  maintenance until an open period

Please refer to Annex A to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Issue Characteristics

III.	Issue Characteristics

Securities Offered:

$972,777,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, PEX and X-A), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:

The Royal Bank of Scotland (“RBS”); Wells Fargo Bank, National Association (“WFB”); NCB, FSB; Liberty Island Group I LLC (“LIG I”); C-III Commercial Mortgage LLC (“CIIICM”) and Basis Real Estate Capital II, LLC (“Basis”)

Co-lead Bookrunning Managers:	RBS Securities Inc. and Wells Fargo Securities, LLC

Co-Manager:	Deutsche Bank Securities Inc.

Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicers:	Wells Fargo Bank, National Association and NCB, FSB

Special Servicers:	CWCapital Asset Management LLC and NCB, FSB

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Cut-off Date:

The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in August 2013 (or, in the case of any mortgage loan that has its first due date in September 2013, the date that would have been its due date in August 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about August 20, 2013.

Determination Dates:	The eleventh day of each month (or if that day is not a business day, the next succeeding business day), commencing in September 2013.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in September 2013.

Rated Final Distribution Date:	The Distribution Date in August 2046.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:

$10,000 for each Class of Offered Certificates (other than the X-A) and $1,000,000 for the X-A Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:

The Certificate Administrator will be authorized to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per Unit of Measure ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Augusta Mall	Augusta	GA	1 / 1	$110,000,000	9.9%	Retail	500,222	$340	68.0%	68.0%	2.25x	10.4%
RBS	Molina Office Portfolio	Various	Various	1 / 2	103,770,000	9.4	Office	621,446	167	65.4	59.7	1.77	11.2
RBS	Meritage Resort & Spa	Napa	CA	1 / 1	92,000,000	8.3	Hospitality	319	288,401	62.7	51.8	1.60	11.9
RBS	Carolina Place	Pineville	NC	1 / 1	85,000,000	7.7	Retail	647,511	270	66.5	57.3	1.71	10.1
RBS	Kitsap Mall	Silverdale	WA	1 / 1	77,300,000	7.0	Retail	533,480	145	69.6	64.9	1.70	10.7
WFB	SecurCare Self Storage	Various	Various	1 / 24	41,104,000	3.7	Self Storage	1,040,619	40	73.4	58.7	1.44	10.2
	Portfolio
RBS	Sunrise Technology Park	Reston	VA	1 / 1	40,430,000	3.7	Office	315,579	128	65.0	54.3	1.83	11.3
WFB	Northwest Self Storage	Various	Various	1 / 13	27,084,000	2.4	Self Storage	563,685	48	73.4	58.8	1.41	9.8
	Portfolio
WFB	Renaissance Charlotte	Charlotte	NC	1 / 1	23,975,328	2.2	Hospitality	264	90,816	62.1	51.4	1.67	13.7
	Southpark
RBS	American Self Storage	Staten Island	NY	1 / 1	20,948,223	1.9	Self Storage	165,103	127	65.5	53.2	1.34	8.6
	- Staten Island
Top Three Total/Weighted Average				3 / 4	$305,770,000	27.6%				65.5%	60.3%	1.89x	11.1%
Top Five Total/Weighted Average				5 / 6	$468,070,000	42.3%				66.4%	60.5%	1.83x	10.9%
Top Ten Total/Weighted Average				10 / 46	$621,611,551	56.2%				66.9%	59.3%	1.76x	10.8%
Non-Top Ten Total/Weighted Average				76 / 90	$485,389,879	43.8%				53.4%	42.9%	3.42x	19.8%

(1)

With respect to the Augusta Mall and Carolina Place mortgage loans, Cut-off Date Balance per unit of measure, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

B.	Summary of Pari Passu Split Loan Structures

Mortgage Loan Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
Augusta Mall	WFB	$110,000,000	WFRBS 2013-C15	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	WFB	$60,000,000	(1)	No	TBD	TBD
Carolina Place	RBS	$90,000,000	WFCM 2013-LC12	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RBS	$85,000,000	WFRBS 2013-C15	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC

(1)	The related pari passu companion loan is currently held by the mortgage loan seller for the mortgage loan included in the WFRBS 2013-C15 trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1	WFB	Augusta Mall	Augusta	GA	Retail	$110,000,000	9.9%	JPMCC 2007-LDPX
4	RBS	Carolina Place	Pineville	NC	Retail	85,000,000	7.7	CGCMT 2005-C3
10	RBS	American Self Storage - Staten Island	Staten Island	NY	Self Storage	20,948,223	1.9	MLCFC 2007-7
19	NCB, FSB	33 Greenwich Owners Corp.	New York	NY	Multifamily	11,990,567	1.1	MSC 2005-IQ10
21	WFB	Vallejo Mobile Estates	Vallejo	CA	Manufactured Housing Community	11,187,241	1.0	WBCMT 2004-C14
28	WFB	Whittier Gateway	Whittier	CA	Retail	9,200,000	0.8	BSCMS 2003-PWR2
29	CIIICM	Oakwood MHC	Bryan	TX	Manufactured Housing Community	6,275,000	0.6	CSFB 2003-C5
30	CIIICM	Bel Air MHC	Bryan	TX	Manufactured Housing Community	1,450,000	0.1	CSFB 2003-C5
31	CIIICM	Country Village	Bryan	TX	Manufactured Housing Community	1,275,000	0.1	CSFB 2003-C5
38	WFB	Halsted Village	Farmington Hills	MI	Retail	8,000,000	0.7	JPMCC 2003-CB6
39	WFB	Newburgh Plaza - MI	Livonia	MI	Retail	8,000,000	0.7	JPMCC 2003-LN1
42	NCB, FSB	Fleetwood Court Apartments, Inc.	Yonkers	NY	Multifamily	7,479,103	0.7	CSFB 2004-C4
45	RBS	Central Park Tower	Bedford	TX	Office	6,991,665	0.6	JPMCC 2004-CB8
49	CIIICM	Brightwood Manor MHC	Apopka	FL	Manufactured Housing Community	4,692,602	0.4	GECMC 2003-C2
50	CIIICM	Desoto Village MHC	Arcadia	FL	Manufactured Housing Community	1,397,796	0.1	GECMC 2003-C2
59	NCB, FSB	West 73rd Tenants Corp.	New York	NY	Multifamily	4,743,898	0.4	MSC 2003-IQ6
61	NCB, FSB	The Beverly House, Inc.	Kew Gardens	NY	Multifamily	4,486,304	0.4	CSFB 2004-C4
62	NCB, FSB	Broadpark Lodge Corp.	White Plains	NY	Multifamily	4,094,179	0.4	CSFB 2004-C4
63	NCB, FSB	Coronet Owners, Inc.	Woodside	NY	Multifamily	3,743,975	0.3	MSC 2003-IQ6
65	NCB, FSB	400 East 17th Street Corp.	Brooklyn	NY	Multifamily	3,595,131	0.3	CSFB 2004-C4
66	NCB, FSB	1120 Park Corporation	New York	NY	Multifamily	3,450,000	0.3	MSC 2004-IQ7
67	NCB, FSB	Archer Cooperative, Inc.	Bronx	NY	Multifamily	2,997,759	0.3	CSFB 2004-C1
68.01	CIIICM	El Valle del Sol MHC	Mission	TX	Manufactured Housing Community	2,544,062	0.2	CSFB 2003-C4
68.02	CIIICM	Luna MHC	McAllen	TX	Manufactured Housing Community	451,191	0.0	CSFB 2003-C4
69	NCB, FSB	Chelsea-Warren Corp.	New York	NY	Multifamily	2,990,817	0.3	CSFB 2003-C3
72	CIIICM	Ashbury Ridge MHC	Mooresville	IN	Manufactured Housing Community	2,397,377	0.2	BACM 2003-2
73	CIIICM	Alamo Self Storage	Carson	CA	Self Storage	2,172,595	0.2	MSC 2004-T13
74	NCB, FSB	130 East 75th Street Owners Corp.	New York	NY	Multifamily	2,000,000	0.2	MSC 2004-IQ7
76	NCB, FSB	Bainbridge House, Inc.	Bronx	NY	Multifamily	1,996,649	0.2	CSFB 2004-C4
79	NCB, FSB	Gramgar, Inc.	Bronxville	NY	Multifamily	1,655,909	0.1	CSFB 2004-C4
81	NCB, FSB	17th Street Artists Corp.	New York	NY	Multifamily	1,595,294	0.1	MSC 2006-IQ11
84	NCB, FSB	Victory Apartments, Inc.	Elmhurst	NY	Multifamily	1,098,758	0.1	MSC 2003-IQ6
86	NCB, FSB	Remsen Owners Corp.	Brooklyn	NY	Multifamily	1,046,882	0.1	MSC 2005-IQ10
Total						$340,947,978	30.8%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

D.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	Units/SF /Rooms	Loan per Unit/ SF/ Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
20	WFB	Arizona Student Housing Portfolio	AZ	Multifamily	$11,400,000	1.0%	$10,776,342	22.4%	304	$37,500	1.43x	9.4%	72.3%	68.3%	18	60
23	WFB	Gander Mountain Portfolio	Various	Retail	10,327,370	0.9	9,445,349	19.6	103,860	99	2.00	13.0	54.4	49.7	0	59
27	WFB	DoubleTree - Holland	MI	Hospitality	9,500,000	0.9	8,836,897	18.4	168	56,548	2.28	15.6	51.9	48.3	11	59
37	WFB	College Town - Tucson	AZ	Multifamily	8,100,000	0.7	7,656,874	15.9	228	35,526	1.48	10.0	64.8	61.3	18	60
45	RBS	Central Park Tower	TX	Office	6,991,665	0.6	6,406,143	13.3	103,572	68	1.51	11.0	74.4	68.2	0	59
70	CIIICM	Candlewood Suites	FL	Hospitality	2,535,000	0.2	2,292,031	4.8	80	31,688	1.49	13.4	53.9	48.8	0	60
Total/Weighted Average					$48,854,035	4.4%	$45,413,635	94.3%			1.74x	11.9%	62.7%	58.3%	9	59

(1)

The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-SB(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-SB Certificate Principal Balance (%)(2)	SF/ Rooms	Loan per SF/ Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
36	WFB	Southpark Village	NC	Retail	$8,250,000	0.7%	$7,526,137	7.2%	33,652	$245	1.45x	9.3%	74.3%	67.8%	23	83
57	Basis	Hawthorne Suites by Wyndham-College Station	TX	Hospitality	4,950,000	0.4	4,157,594	4.0	81	61,111	1.69	13.6	65.1	54.7	0	84
Total/Weighted Average					$13,200,000	1.2%	$11,683,731	11.1%			1.54x	10.9%	70.9%	62.9%	14	83

(1)

The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-SB Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	26	$416,150,674	37.6%	66.7%	58.9%	1.86x	11.2%	10.5%	4.376%
Regional Mall	3	272,300,000	24.6	68.0	63.8	1.93	10.4	9.9	4.185
Anchored	10	71,761,734	6.5	60.4	43.7	1.90	14.8	13.4	4.797
Single Tenant	8	34,201,651	3.1	64.3	49.9	1.59	11.5	10.6	4.746
Unanchored	3	25,187,290	2.3	71.4	57.1	1.48	10.2	9.4	4.773
Shadow Anchored(2)	2	12,700,000	1.1	71.8	66.8	1.63	10.8	9.7	4.316
Hospitality	11	198,933,810	18.0	61.1	49.4	1.67	13.2	11.3	5.129
Full Service	5	153,426,168	13.9	62.0	51.3	1.66	12.8	10.9	5.087
Limited Service	6	45,507,642	4.1	57.8	43.0	1.71	14.4	12.8	5.270
Office	8	173,398,436	15.7	65.3	57.6	1.74	11.3	10.4	4.296
Suburban	6	166,898,436	15.1	65.4	57.9	1.76	11.3	10.4	4.247
Medical	2	6,500,000	0.6	65.0	49.5	1.42	11.6	10.5	5.540
Multifamily	37	160,552,820	14.5	33.6	28.3	6.95	34.3	33.9	4.190
Cooperative	24	104,081,895	9.4	14.7	12.4	9.86	46.9	46.9	3.958
Garden	10	36,970,925	3.3	68.2	53.3	1.66	11.8	10.6	4.532
Student Housing	3	19,500,000	1.8	69.2	65.4	1.45	9.6	9.1	4.780
Self Storage	42	103,414,615	9.3	70.6	56.9	1.43	9.8	9.4	4.684
Self Storage	42	103,414,615	9.3	70.6	56.9	1.43	9.8	9.4	4.684
Manufactured Housing Community	10	33,670,270	3.0	67.4	54.2	1.52	10.5	10.3	5.082
Manufactured Housing Community	10	33,670,270	3.0	67.4	54.2	1.52	10.5	10.3	5.082
Mixed Use	2	20,880,806	1.9	61.9	54.2	1.49	9.7	9.1	4.569
Office/Retail	2	20,880,806	1.9	61.9	54.2	1.49	9.7	9.1	4.569
Total/Weighted Average	136	$1,107,001,430	100.0%	61.0%	52.1%	2.49x	14.8%	13.9%	4.526%

(1)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Augusta Mall and Carolina Place mortgage loans, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

F.	Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	8	$232,217,837	21.0%	63.4%	54.5%	1.65x	11.4%	10.4%	4.770%
Northern	3	117,237,241	10.6	62.8	51.3	1.59	11.8	10.5	5.098
Southern	5	114,980,595	10.4	64.0	57.7	1.71	10.9	10.3	4.437
New York	27	137,756,539	12.4	27.3	22.6	7.79	37.7	37.5	4.156
North Carolina	6	126,193,328	11.4	66.7	57.0	1.67	10.7	9.8	4.170
Georgia	5	119,021,040	10.8	67.6	66.9	2.21	10.5	10.0	4.369
Washington	6	95,765,000	8.7	70.1	64.8	1.67	10.7	10.0	4.336
Ohio	7	56,845,786	5.1	67.1	56.5	1.66	12.3	10.3	4.638
Texas	21	55,515,674	5.0	69.3	57.0	1.54	11.5	10.3	4.948
Other States(4)	56	283,686,227	25.6	64.1	50.0	1.71	12.5	11.4	4.688
Total/Weighted Average	136	$1,107,001,430	100.0%	61.0%	52.1%	2.49x	14.8%	13.9%	4.526%

(1)	The Mortgaged Properties are located in 26 states.

(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Augusta Mall and Carolina Place mortgage loans, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per unit of measure calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(3)

For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 19 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
1,046,882 – 2,000,000	16	$24,771,362	2.2%
2,000,001 – 3,000,000	7	18,585,230	1.7
3,000,001 – 4,000,000	4	14,384,621	1.3
4,000,001 – 5,000,000	8	37,428,105	3.4
5,000,001 – 6,000,000	5	27,020,264	2.4
6,000,001 – 7,000,000	6	39,328,359	3.6
7,000,001 – 8,000,000	6	46,261,292	4.2
8,000,001 – 9,000,000	6	50,295,959	4.5
9,000,001 – 10,000,000	4	38,611,431	3.5
10,000,001 –15,000,000	11	133,097,469	12.0
15,000,001 – 20,000,000	3	55,605,786	5.0
20,000,001 – 30,000,000	3	72,007,551	6.5
30,000,001 – 50,000,000	2	81,534,000	7.4
50,000,001 – 90,000,000	2	162,300,000	14.7
90,000,001 – 110,000,000	3	305,770,000	27.6
Total:	86	$1,107,001,430	100.0%
Average:	$12,872,110
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
1.40 – 1.50	8	$90,685,612	8.2%
1.51 – 1.60	19	143,809,711	13.0
1.61 – 1.70	4	34,897,734	3.2
1.71 – 1.80	6	175,200,581	15.8
1.81 – 1.90	9	274,244,462	24.8
1.91 – 2.00	4	29,145,230	2.6
2.01 – 2.25	5	93,459,455	8.4
2.26 – 2.50	4	138,455,851	12.5
2.51 – 3.00	2	17,500,000	1.6
3.01 – 3.50	2	12,486,304	1.1
3.51 – 88.02	23	97,116,489	8.8
Total:	86	$1,107,001,430	100.0%
Weighted Average:	2.63x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
1.29 – 1.30	1	$5,040,000	0.5%
1.31 – 1.40	6	56,765,997	5.1
1.41 – 1.50	22	182,197,911	16.5
1.51 – 1.60	7	140,415,570	12.7
1.61 – 1.70	10	182,893,571	16.5
1.71 – 1.80	7	236,103,862	21.3
1.81 – 1.90	2	45,680,000	4.1
1.91 – 2.00	1	10,327,370	0.9
2.01 – 2.25	2	112,995,253	10.2
2.26 – 2.50	3	24,979,103	2.3
2.51 – 3.50	2	12,486,304	1.1
3.51 – 88.02	23	97,116,489	8.8
Total:	86	$1,107,001,430	100.0%
Weighted Average:	2.49x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Refinance	70	$801,344,284	72.4%
Acquisition	15	287,532,856	26.0
Various	1	18,124,290	1.6
Total:	86	$1,107,001,430	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
3.330 – 3.750	10	$71,828,053	6.5%
3.751 – 4.000	10	121,753,624	11.0
4.001 – 4.250	6	46,572,863	4.2
4.251 – 4.500	12	364,161,149	32.9
4.501 – 4.750	12	174,225,801	15.7
4.751 – 5.000	11	64,776,956	5.9
5.001 – 5.250	11	197,904,324	17.9
5.251 – 5.500	4	23,911,085	2.2
5.501 – 5.750	8	37,332,575	3.4
5.751 – 6.000	2	4,535,000	0.4
Total:	86	$1,107,001,430	100.0%
Weighted Average:	4.526%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
8.6 – 8.9	2	$32,135,465	2.9%
9.0 – 9.9	11	94,671,344	8.6
10.0 – 10.9	19	409,888,066	37.0
11.0 – 11.9	11	295,004,042	26.6
12.0 – 12.9	3	24,456,771	2.2
13.0 – 13.9	9	89,027,741	8.0
14.0 – 14.9	1	8,488,459	0.8
15.0 – 15.9	2	27,481,496	2.5
16.0 – 16.9	1	2,995,253	0.3
17.0 – 17.9	2	9,486,304	0.9
18.0 – 19.9	1	5,250,000	0.5
20.0 – 324.9	24	108,116,489	9.8
Total:	86	$1,107,001,430	100.0%
Weighted Average:	14.8%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
8.2 – 8.9	5	$53,732,965	4.9%
9.0 – 9.9	22	403,551,737	36.5
10.0 – 10.9	16	377,733,837	34.1
11.0 – 11.9	8	89,339,913	8.1
12.0 – 12.9	3	29,327,370	2.6
13.0 – 13.9	4	27,467,562	2.5
14.0 – 19.9	4	17,731,557	1.6
20.0 – 324.9	24	108,116,489	9.8
Total:	86	$1,107,001,430	100.0%
Weighted Average:	13.9%

(1)

Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Augusta Mall and Carolina Place mortgage loans, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD

Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
60	6	$48,854,035	4.4%
61 - 84	2	13,200,000	1.2
85 - 120	76	1,028,947,395	92.9
121 - 180	2	16,000,000	1.4
Total:	86	$1,107,001,430	100.0%
Weighted Average:	118 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
59 - 60	6	$48,854,035	4.4%
61 - 84	2	13,200,000	1.2
85 - 120	76	1,028,947,395	92.9
121 - 180	2	16,000,000	1.4
Total:	86	$1,107,001,430	100.0%
Weighted Average:	117 months

ORIGINAL AMORTIZATION TERM(1)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
Non-Amortizing	5	$139,950,000	12.6%
180	3	21,250,000	1.9
181 - 240	2	18,692,088	1.7
241 - 300	16	162,077,393	14.6
301 - 360	53	734,054,084	66.3
361 - 480	7	30,977,864	2.8
Total:	86	$1,107,001,430	100.0%
Weighted Average(2):	347 months

(1)    The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(2)    Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(3)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
Non-Amortizing	5	$139,950,000	12.6%
180	3	21,250,000	1.9
181 - 240	2	18,692,088	1.7
241 - 300	16	162,077,393	14.6
301 – 360	53	734,054,084	66.3
361 – 479	7	30,977,864	2.8
Total:	86	$1,107,001,430	100.0%
Weighted Average(4):	347 months

(3)    The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(4)    Excludes the non-amortizing loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
Hard/Springing Cash Management	20	$630,549,923	57.0%
None	34	209,972,580	19.0
Soft/Springing Cash Management	9	121,360,682	11.0
Springing (W/Out Estab. Account)	15	98,518,806	8.9
Hard/Upfront Cash Management	3	25,457,500	2.3
Springing (W/ Estab. Account)	5	21,141,938	1.9
Total:	86	$1,107,001,430	100.0%

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
Lockout/Defeasance/Open	52	$735,767,683	66.5%
Lockout/YM%/Open	6	153,601,852	13.9
YM%/1%/Open	24	104,081,895	9.4
Lockout/YM%/Defeasance or YM%/Open	3	99,500,000	9.0
Lockout/Defeasance or YM%/Open	1	14,050,000	1.3
Total:	86	$1,107,001,430	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
1.3 - 30.0	23	$96,602,793	8.7%
30.1 - 35.0	1	8,000,000	0.7
35.1 - 40.0	1	7,479,103	0.7
40.1 - 45.0	2	13,000,000	1.2
45.1 - 50.0	1	5,250,000	0.5
50.1 - 55.0	6	36,557,623	3.3
55.1 - 60.0	10	77,068,600	7.0
60.1 - 65.0	7	182,581,649	16.5
65.1 - 70.0	16	483,458,470	43.7
70.1 - 74.7	19	197,003,193	17.8
Total:	86	$1,107,001,430	100.0%
Weighted Average:	61.0%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
0.3 - 30.0	26	$117,852,793	10.6%
30.1 - 35.0	1	7,479,103	0.7
35.1 - 40.0	2	11,745,253	1.1
40.1 - 45.0	7	44,828,858	4.0
45.1 - 50.0	10	74,636,295	6.7
50.1 - 55.0	15	267,312,904	24.1
55.1 - 60.0	13	328,290,237	29.7
60.1 - 65.0	7	105,514,324	9.5
65.1 - 68.3	5	149,341,665	13.5
Total:	86	$1,107,001,430	100.0%
Weighted Average:	52.1%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
Amortizing Balloon	66	$504,763,430	45.6%
Interest-only, Amortizing Balloon	11	333,768,000	30.2
Interest-only, Balloon	5	139,950,000	12.6
Interest-only, Amortizing ARD	1	103,770,000	9.4
Fully Amortizing	2	16,000,000	1.4
Amortizing Balloon, ARD	1	8,750,000	0.8
Total:	86	$1,107,001,430	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
12	1	$9,500,000	0.9%
13 – 24	6	136,368,000	12.3
25 - 72	5	291,670,000	26.3
Total:	12	$437,538,000	39.5%
Weighted Average:	45 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance
0	23	$346,982,500	31.3%
1 – 3	63	760,018,930	68.7
Total:	86	$1,107,001,430	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:

The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, Class B, Class PEX and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:

The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3, A-4 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date, in each case except as discussed below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

Distributions:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-SB and X-A Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB and X-A Certificates, pro rata, according to their respective interest entitlements.

2.

Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

Principal Balances have been reduced to zero.

3.

Class A-1, A-2, A-3, A-4, A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.

Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on the Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates) to principal on the Class A-S regular interest until its Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.

Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the A-S regular interest) to principal on the Class B regular interest until its Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

6.

Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates and the A-S and B regular interests), to principal on the Class C regular interest until its Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

7.

After the Class A-1, A-2, A-3, A-4 and A-SB Certificates and Class A-S, B and C regular interests are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C regular interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $80,257,000, $74,723,000 and $42,896,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B, C and PEX Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:

If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) to the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-S, B and C regular interests up to an amount equal to the product of (a) such yield maintenance or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates and regular interests for that distribution date. Any yield maintenance charges or prepayment premium remaining after such distributions to Principal Balance Certificates and regular interests described above will be distributed to the Class X-A Certificates. The holders of the Class X-A Certificates will also be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, A-4, A-SB, and D Certificates and the Class A-S, B and C Regular Interests (and, therefore, the Class A-S, B, C, and PEX Certificates) are retired.

Yield maintenance charges and prepayment premiums allocated to the Class A-S, B and C regular interests will be allocated to the Class A-S, B, C and PEX Certificates as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F and G. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A to the Free Writing Prospectus. See also “Risk Factors – Risks Related to the Offered Certificates – Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-SB, D, E, F and G Certificates, the Class A-S regular interest (and, therefore, the Class A-S Certificates and the Class PEX Component A-S of the Class PEX Certificates), the Class B regular interest (and, therefore, the Class B Certificates and the Class PEX Component B of the Class PEX Certificates) and the Class C regular interest (and, therefore, the Class C Certificates and the Class PEX Component C of the Class PEX Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C regular interest (and, therefore, the Class C Certificates and the Class PEX Component C of the Class PEX Certificates); sixth, to the Class B regular interest (and, therefore, the Class B Certificates and the Class PEX Component B of the Class PEX Certificates); seventh, to the Class A-S regular interest (and, therefore, the Class A-S Certificates and the Class PEX Component A-S of the Class PEX Certificates); and, finally, pro rata, to Classes A-1, A-2, A-3, A-4 and A-SB Certificates based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D Certificates, the Class C regular interest (and, therefore, the Class C Certificates and the Class PEX Component C of the Class PEX Certificates), the Class B regular interest (and, therefore, the Class B Certificates and the Class PEX Component B of the Class PEX Certificates) and the Class A-S regular interest (and, therefore, the Class A-S Certificates and the Class PEX Component A-S of the Class PEX Certificates), in that order, in each case until the Certificate Principal Balance of that Class of Certificates or regular interest has been reduced to zero. Thereafter, any remaining Trust Advisor expenses will be allocated among the Class A 1, A- 2, A-3, A-4 and A-SB Certificates, pro rata (based upon their respective Certificate Principal Balances), until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A- 4 and Class A-SB Certificates has been reduced to zero. The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates or the A-S regular interest as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:

The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including the Augusta Mall and Carolina Place mortgage loans but not their related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A- 2, A-3, A-4, A-SB and X-A Certificates would be affected on a pari passu basis).

Servicing Advances:

Each Master Servicer or, if either Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan that it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The master servicer under the WFCM 2013-LC12 securitization will have the primary obligation to make any servicing advances with respect to the Carolina Place loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-SB and D Certificates, the Class A-S regular interest (and, therefore, the Class A-S Certificates and the Class PEX Component A-S of the Class PEX Certificates), the Class B regular interest (and, therefore, the Class B Certificates and the Class PEX Component B of the Class PEX Certificates) and the Class C regular interest (and, therefore, the Class C Certificates and the Class PEX Component C of the Class PEX Certificates) have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:

Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered. Any liquidation proceeds remaining thereafter will be applied as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:

A subordinate class representative may be appointed by the “majority subordinate certificateholder”, which will be the holder (s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:

The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of either Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the Carolina Place loan combination). It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

“senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then majority subordinate certificateholder has waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary description set forth above, with respect to the Augusta Mall mortgage loan (a) the holder of the related pari passu companion loan or its representative will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus. Those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFRBS 2013-C15 pooling and servicing agreement will not limit the consultation rights of the holder of the pari passu companion loan.

Furthermore, notwithstanding any contrary description set forth above, with respect to the Carolina Place mortgage loan, in general the loan combination will be serviced under the WFCM 2013-LC12 pooling and servicing agreement, which grants to a subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Carolina Place loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFCM 2013-LC12 securitization, and any collective consultation period or senior consultation period or similar period under the WFCM 2013- LC12 securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right to replace the special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:

During any “collective consultation period” or “senior consultation period”, each Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of either Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:

Solely for purposes of determining whether a “subordinate control period” is in effect, whenever either Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than the Carolina Place mortgage loan) will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

certificateholder of the Class E, F or G Certificates or other designed certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus. In the case of the Augusta Mall loan combination, the Special Servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such times as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the related Special Servicer will be required to sell both the related mortgage loan and the related pari passu companion loan. With respect to the Augusta Mall loan combination, the holder of the related pari passu companion loan or its representative (which following a securitization of such pari passu companion loan will include the subordinate class representative under the pooling and servicing agreement for such securitization) will have consultation rights, as described in the Free Writing Prospectus.

In the case of the Carolina Place mortgage loan, pursuant to the respective intercreditor agreement and the WFCM 2013-LC12 pooling and servicing agreement, the WFCM 2013-LC12 special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the WFCM 2013-LC12 special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:

Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:

The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by either Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of either Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

Notwithstanding any contrary provision described above, the Trust Advisor will have no rights or duties in connection with the Carolina Place mortgage loan.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Certain Terms and Conditions

“subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB and D Certificates and the Class A-S, B and C regular interests are retired.

Certain Fee Offsets:

If a workout fee is earned by either Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a special servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:

The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that C15 B-Holder 13, LLC or an affiliate will be the initial majority subordinate certificateholder.

Loan Combinations:

The mortgaged properties identified on Annex A to the Free Writing Prospectus as Augusta Mall and Carolina Place each secure both a mortgage loan to be included in the trust and one other mortgage loan, referred to as a “pari passu companion loan”, that will not be included in the trust, which will be pari passu in right of payment with the mortgage note to be included in the trust. We refer to each such group of mortgage loans in this Term Sheet as a “loan combination”. The Augusta Mall loan combination will be serviced under the pooling and servicing agreement relating to the WFRBS 2013-C15 transaction. The Carolina Place loan combination will be serviced under the pooling and servicing agreement relating to the WFCM 2013-LC12 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

SUMTER
NATIONAL
FOREST
Savannah River
Stevens Creek
Murphys
Estates
EDGEFIELD
COUNTY
North
Augusta
Country Club
SOUTH
CAROLINA
Belvedere
AIKEN
COUNTY
Evans
Jones Creek
Golf Club
West Lake
Country
Club
Evans To Locks Rd.
COLUMBIA
COUNTY
GEORGIA
Hereford Farm Rd.
Old Petersburg Rd.
River Watch
Pkwy
Washington Rd.
Martinez
Belair Rd.
Flowing Wells Rd.
Pleasant Home Rd.
Wheeler Rd.
Berckmans Rd.
Augusta
National
Golf Club
Lake
Olmstead
Stadium
North
Augusta
Doctors
Hospital
of Augusta
RICHMOND
COUNTY
Jackson Rd.
Forest Hills
Golf Club
Augusta
State
University
Calhoun Expy.
Augusta
Riverwalk
River
Golf Club
Downtown
VA Medical
Center Augusta
University
Hospital
Augusta
Museum
of History
Wrightsboro Rd.
Central Ave.
Paine
College
Medical
College of
Georgia
James
Brown
Arena
Augusta Mall
3450 Wrightsboro Road
Augusta, GA 30909
Augusta
Municipal
Golf Course
Daniel
Field
AUGUSTA
Barton Chapel Rd.
Lee Rd.
Bayvale Rd.
Laney Walker Blvd.
MLK Jr. Blvd.
Old Savannah Rd.
Milledgeville Rd.
Wheeless Rd.
Gordon Hwy.
Dwight D.
Eisenhower Army
Medical Center
Fort Gordon
Lumpkin Rd.
Deans Bridge Rd.
Gordon Hwy.
Augusta
Technical
Institute
Green
Meadow
Golf Club
Lumpkin Rd.
Mike Padgett Hwy.
Bobby Jones Expwy.
Meadowbrook Dr.
Rosier Rd.
Old Louisville Rd.
Doug Barnard Pkwy
Marvin Griffin Rd.
Windsor Spring Rd.
Tobacco Rd.
Tobacco Rd.
Augusta
Regional
Airport
CHATTANOOGA
CHARLOTTE
Dalton
Greenville
Rock Hill
Rome
Athens
COLUMBIA
ATLANTA
Decatur
AUGUSTA
SOUTH
CAROLINA
AL
LaGrange
MACON
Auburn
COLUMBUS
GEORGIA
SAVANNAH
Albany
Valdosta
FLORIDA
TALLAHASSEE
JACKSONVILLE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Augusta Mall

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance(1):	$ 110,000,000
Cut-off Date Principal Balance(1):	$ 110,000,000
% of Initial Pool Balance:	9.9%

Loan Purpose:	Refinance

Borrower Name:	Augusta Mall, LLC
Sponsor:	GGPLP L.L.C.
Mortgage Rate:	4.360%
Note Date:	July 11, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2023
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(89),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	Springing	$102,540
TI/LC Reserve	$0	Springing	$512,712
Tenants Specific TI/LC Reserve	$1,798,660	$0	NAP
Immediate Repairs	$9,550	$0	NAP
Ground Rent	$0	Springing	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Regional Mall
Location:	Augusta, GA
Size:	500,222 SF
Cut-off Date Principal Balance Per SF(1):	$339.85

Year Built/Renovated:	1978/2007
Title Vesting(3):	Fee/Leasehold
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	93.1% (12/31/2010)
2nd Most Recent Occupancy (As of):	94.0% (12/31/2011)
Most Recent Occupancy (As of):	98.2% (12/31/2012)
Current Occupancy (As of)(4):	97.6% (5/31/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$15,684,217 (12/31/2011)
2nd Most Recent NOI (As of):	$16,380,499 (12/31/2012)
Most Recent NOI (As of)(5):	$17,339,534 (TTM 5/31/2013)

U/W Revenues:	$25,197,539
U/W Expenses:	$7,570,672
U/W NOI(5):	$17,626,867
U/W NCF:	$16,871,867
U/W NOI DSCR(1)(6):	2.35x
U/W NCF DSCR(1)(6):	2.25x
U/W NOI Debt Yield(1):	10.4%
U/W NCF Debt Yield(1):	9.9%
As-Is Appraised Value:	$250,000,000

As-Is Appraisal Valuation Date:	June 25, 2013

Cut-off Date LTV Ratio(1):	68.0%
LTV Ratio at Maturity or ARD(1):	68.0%

(1)

The Augusta Mall Loan Combination, totaling $170,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and will be contributed to the WFRBS 2013-C15 Trust. Note A-2 had an original principal balance of $60,000,000 and is expected to be contributed to a future trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Augusta Mall Loan Combination.

(2)	See “Escrows” section.
(3)	See “Ground Lease” section.
(4)	Current Occupancy includes 20,089 square feet attributed to temporary tenants. Excluding temporary tenants, Current Occupancy is 97.5%.
(5)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.
(6)	U/W NOI DSCR and U/W NCF DSCR are based on interest-only payments. Assuming a 30-year amortization term, the U/W NOI DSCR and U/W NCF DSCR would be 1.73x and 1.66x, respectively.

The Mortgage Loan.  The mortgage loan (the “Augusta Mall Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Augusta, Georgia (the “Augusta Mall Property”). The Augusta Mall Loan Combination was originated on July 11, 2013 by Wells Fargo Bank, National Association. The Augusta Mall Loan Combination had an original principal balance of $170,000,000, has an outstanding principal balance as of the Cut-off Date of $170,000,000 and accrues interest at an interest rate of 4.360% per annum. The Augusta Mall Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Augusta Mall Loan Combination. The Augusta Mall Loan Combination matures on August 1, 2023. See “Description of the Mortgage Pool - Additional Indebtedness - The Loan Combinations - The Augusta Mall Loan Combination” and “The Pooling and Service Agreement - Servicing of the Loan Combinations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Note A-1, which represents the controlling interest in the Augusta Mall Loan Combination and will be contributed to the WFRBS 2013-C15 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000. Note A-2 had an original principal balance of $60,000,000 and is expected to be securitized in a future trust (the “Augusta Mall Companion Loan”).

Following the lockout period, the borrower has the right to defease the Augusta Mall Loan Combination in whole, but not in part, on any date before February 1, 2023. In addition, the Augusta Mall Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$170,000,000	100.0%	Loan payoff(1)	$165,295,958	97.2%
			Closing costs	789,794	0.5
			Return of equity	3,914,248	2.3
Total Sources	$170,000,000	100.0%	Total Uses	$170,000,000	100.0%

(1)	The Augusta Mall Property was previously securitized in JPMCC 2007-LDP10.

The Property.  The Augusta Mall Property is a two-story regional mall located in Augusta, Georgia that contains approximately 1.1 million square feet, of which 500,222 square feet secures the Augusta Mall Loan Combination. The Augusta Mall Property is anchored by Dillard’s, Macy’s, JC Penney and Sears, all of which are not part of the collateral. The Augusta Mall Property is situated on 92.5 acres (including approximately 37.4 acres that is subject to a ground lease; see “Ground Lease” section) and was built in 1978 and renovated in 2007. The sponsor invested approximately $80.0 million in the 2007 renovation, which consisted of the addition of approximately 200,000 square feet of lifestyle space as well as a complete interior renovation with new flooring, entrances, food court amenities and renovated restrooms. Parking is provided by 5,082 surface parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of net rentable area. The Augusta Mall Property’s mix of in-line tenants includes Apple, Aeropostale, American Eagle Outfitters, Banana Republic, Forever 21 and Sephora. For the trailing 12-month period ending April 30, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $444 per square foot with an average occupancy cost of 12.5%. As of May 31, 2013, the Augusta Mall Property was 97.6% leased to 128 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to the tenancies at the Augusta Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	160,000		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CCC/B3/CCC+	157,971		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	146,763		ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	B-/Caa1/CCC+	132,489		ANCHOR OWNED – NOT PART OF THE COLLATERAL

Major Tenants – Collateral
American Eagle Outfitters	NR/NR/NR	6,352	1.3%	$95.17	$604,520	4.2%	$600	14.7%	1/31/2021
H&M(4)	NR/NR/NR	23,241	4.6%	$25.00	$581,025	4.0%	NAV(4)	NAV(4)	1/31/2025(5)
Dick’s Sporting Goods	NR/NR/NR	63,000	12.6%	$8.33	$524,790	3.6%	$158	6.3%	1/31/2018
Forever 21	NR/NR/NR	16,101	3.2%	$0.00(6)	$0(6)	0.0%	$198	17.8%	4/30/2020(7)
Barnes & Noble	NR/NR/NR	29,495	5.9%	$13.56	$399,952	2.8%	$217	6.5%	1/31/2019
Foot Locker/House of Hoops(8)	NR/Ba3/BB+	6,011	1.2%	$61.90	$372,081	2.6%	$625(8)	10.0%(8)	8/31/2023
Footaction USA	NR/Ba3/BB+	6,340	1.3%	$57.56	$364,930	2.5%	$316	18.6%	3/31/2022
Gap	BBB-/Baa3/BBB-	9,871	2.0%	$36.56	$360,884	2.5%	$255	15.2%	1/31/2014
The Shoe Dept.	NR/NR/NR	8,360	1.7%	$38.56	$322,362	2.2%	$219	16.7%	3/31/2021
Champs Sports	NR/Ba3/BB+	6,684	1.3%	$48.17	$321,968	2.2%	$517	9.4%	1/31/2021
Sephora	NR/NR/NR	5,265	1.1%	$50.47	$265,725	1.8%	$664	9.4%	1/31/2019
Apple	NR/Aa1/AA+	5,538	1.1%	$45.02	$249,321	1.7%	$2,497	1.9%	1/31/2020

Total Major Tenants – Collateral		186,258	37.2%	$23.45	$4,367,558	30.0%

Non-Major Tenants – Collateral(9)(10)		301,817	60.3%	$35.06	$10,168,968	70.0%

Occupied Collateral Total(9)(10)		488,075	97.6%	$30.44	$14,536,526	100.0%

Vacant Space		12,147	2.4%

Collateral Total		500,222	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through July 2014.
(3)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending April 30, 2013.
(4)	H&M has a signed lease, but has not yet taken occupancy of its space. The tenant is expected to be in occupancy and paying rent in May 2014.
(5)

H&M has the right to terminate its lease if net sales do not exceed $4,750,000 ($204 per square foot) in the fourth full lease year (anticipated to end January 2019). The tenant is required to provide notice of its intention to terminate within 90 days of the last day of the fourth full lease year and pay a termination fee equal to 50% of all unamortized tenant improvement costs and leasing commissions. The lease will terminate on the 365th day following the landlord’s receipt of such notice.

(6)

Forever 21 has the option to pay rent in an amount equal to 14% of net sales through April 30, 2015 if net sales, on a trailing 12-month basis, do not exceed $3,500,000 ($217 per square foot). Following April 30, 2015, the tenant will commence paying an annual contractual base rent of $637,761 ($39.61 per square foot). An amount equal to 14% of Forever 21’s net sales for the trailing 12-month period ending April 30, 2013 ($446,547; $27.73 per square foot) was underwritten.

(7)

Forever 21 has the right to terminate its lease at any time within 30 days following April 30, 2015 with 180 days written notice and the payment of a termination fee equal to 55% of unamortized tenant improvement costs, provided that net sales for each of the two preceding trailing 12-month periods are less than $3,150,000 ($196 per square foot).

(8)

Foot Locker/House of Hoops has signed a lease to expand into a larger 6,011 square foot space and is expected to be in occupancy and paying rent in September 2013. The Sales PSF and Occupancy Cost shown are based on the tenant’s current space, which contains 3,200 square feet.

(9)

Includes outparcel tenants Jared Galleria of Jewelry and P.F. Chang’s China Bistro, which own their buildings and have no attributed square footage. The Annual U/W Base Rent ($291,110) from these tenants was excluded from the Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total.

(10)

Includes 20,089 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total exclude the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Augusta Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 4/30/2013
American Eagle Outfitters	$557	$577	$612	$600
H&M(2)	NAV	NAV	NAV	NAV
Dick’s Sporting Goods	$151	$151	$157	$158
Forever 21	$244	$215	$205	$198
Barnes & Noble	$186	$186	$217	$217
Foot Locker/House of Hoops(3)	$461	$505	$608	$625
Footaction USA	$310	$322	$352	$316
Gap	$317	$270	$271	$255
The Shoe Dept.	$348	$254	$214	$219
Champs Sports	$290	$343	$491	$517
Sephora	$696	$748	$692	$664
Apple	$1,679	$2,223	$2,570	$2,497

Total In-line (<10,000 square feet)(4)	$413	$423	$447	$444
Occupancy Costs(5)	12.0%	12.4%	12.0%	12.5%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	H&M has a signed lease, but has not yet taken occupancy of its space.
(3)

Foot Locker/House of Hoops signed a lease to expand into a larger 6,011 square foot space, but has not yet taken occupancy. The Sales PSF and Occupancy Costs shown are based on the tenant’s current space, which contains 3,200 square feet.

(4)	Excluding Apple, Total In-line (<10,000 square feet) sales PSF for 2010, 2011, 2012 and TTM 4/30/2013 were $388, $388, $407 and $406, respectively.
(5)	Excluding Apple, Occupancy Costs for 2010, 2011, 2012 and TTM 4/30/2013 were 12.9%, 13.6%, 13.2% and 13.8%, respectively.

The following table presents certain information relating to the lease rollover schedule at the Augusta Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	9	20,089	4.0%	20,089	4.0%	$0	$0.00
2013	4	5,086	1.0%	25,175	5.0%	$141,120	$27.75
2014	10	29,685	5.9%	54,860	11.0%	$1,010,194	$34.03
2015	10	20,035	4.0%	74,895	15.0%	$702,640	$35.07
2016	13	38,284	7.7%	113,179	22.6%	$1,211,068	$31.63
2017	13	29,625	5.9%	142,804	28.5%	$905,834	$30.58
2018(5)	22	122,015	24.4%	264,819	52.9%	$2,605,823	$20.50
2019	15	60,948	12.2%	325,767	65.1%	$1,692,637	$27.77
2020	10	43,576	8.7%	369,343	73.8%	$1,131,672	$25.97
2021	7	29,213	5.8%	398,556	79.7%	$1,591,875	$54.49
2022	8	28,831	5.8%	427,387	85.4%	$1,269,674	$44.04
2023	10	37,447	7.5%	464,834	92.9%	$1,505,940	$40.22
Thereafter(6)	2	23,241	4.6%	488,075	97.6%	$768,048	$25.00
Vacant	0	12,147	2.4%	500,222	100.0%	$0	$0.00
Total/Weighted Average	133	500,222	100.0%			$14,536,526	$30.44

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

Weighted average Annual U/W Base Rent PSF excludes vacant space, Annual U/W Base Rent attributed to leased fee tenants and square footage attributed to temporary tenants, which were not included in Annual U/W Base Rent.

(4)	Includes nine temporary tenants totaling 20,089 square feet that were not included in Annual U/W Base Rent.
(5)

Includes outparcel tenant P.F. Chang’s China Bistro, which owns its building and has no attributed square footage. This tenant’s Annual U/W Base Rent of $104,087 was excluded from the Annual U/W Base Rent PSF calculation.

(6)

Includes outparcel tenant Jared Galleria of Jewelry, which owns its building and has no attributed square footage. This tenant’s Annual U/W Base Rent of $187,023 was excluded from the Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Augusta Mall Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/31/2013(2)
93.1%	94.0%	98.2%	97.6%

(1)	Information obtained from the borrower.
(2)	Occupancy includes 20,089 square feet attributed to temporary tenants. As of May 31, 2013, the occupancy excluding temporary tenants was 97.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Augusta Mall Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W(1)	U/W $ per SF
Base Rent	$12,563,647	$13,017,782	$13,500,968	$14,536,526	$28.35
Grossed Up Vacant Space	0	0	0	330,366	0.64
Percentage Rent	1,245,105	1,159,668	1,101,522	1,409,830	2.75
Total Reimbursables	7,143,269	7,965,871	8,362,797	7,602,099	14.83
Other Income	1,921,174	1,840,350	1,995,811	2,062,063	4.02
Less Vacancy & Credit Loss	6,168	(291,177)	(397,271)	(743,345)(2)	(1.45)
Effective Gross Income	$22,879,363	$23,692,494	$24,563,827	$25,197,539	$49.15

Total Operating Expenses	$7,195,146	$7,311,995	$7,224,293	$7,570,672	$14.77

Net Operating Income	$15,684,217	$16,380,499	$17,339,534	$17,626,867	$34.38
TI/LC	0	0	0	652,458	1.27
Capital Expenditures	0	0	0	102,542	0.20
Net Cash Flow	$15,684,217	$16,380,499	$17,339,534	$16,871,867	$32.91

NOI DSCR(3)	2.09x	2.18x	2.31x	2.35x
NCF DSCR(3)	2.09x	2.18x	2.31x	2.25x
NOI DY(3)	9.2%	9.6%	10.2%	10.4%
NCF DY(3)	9.2%	9.6%	10.2%	9.9%

(1)

The increase in U/W NOI is due to the inclusion of contractual rent escalations through July 2014 and recent leasing activity. H&M, Finish Line and Foot Locker/House of Hoops all executed leases but have not taken occupancy on their respective spaces.

(2)	The underwritten economic vacancy is 5.0%. The Augusta Mall Property was 97.6% physically occupied as of May 31, 2013.
(3)	DSCRs and debt yields are based on the Augusta Mall Loan Combination.

Appraisal.    As of the appraisal valuation date of June 25, 2013, the Augusta Mall Property had an “as-is” appraised value of $250,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated July 3, 2013, there was no evidence of any recognized environmental conditions at the Augusta Mall Property.

Market Overview and Competition.    The Augusta Mall Property is located on the southeast corner of the intersection of Interstate 520 (Bobby Jones Parkway) and Wrightsboro Road, approximately seven miles west of the Augusta central business district, 142 miles east of Atlanta and 77 miles southwest of Columbia, South Carolina. Primary regional access is provided by Interstate 20, which is approximately two miles north of the Augusta Mall Property, with primary local access provided by Interstate 520 (Bobby Jones Parkway) and Wrightsboro Road, both of which are adjacent to the Augusta Mall Property. Augusta is Georgia’s second largest city, and the surrounding area is home to several colleges and universities with a combined student population of approximately 17,000.  In addition, the United States Army Signal Center is located approximately seven miles southwest of the Augusta Mall Property and has a population of approximately 18,000.  The city of Augusta is also known for hosting golf’s Masters Tournament, which is estimated to attract approximately 250,000 visitors every April. According to the appraisal, as of 2013, the estimated population within a 10-mile and 25-mile radius of the Augusta Mall Property was approximately 330,653 and 518,986, respectively.  The estimated household income within the same 10-mile and 25-mile radii was approximately $63,058 and $61,169, respectively.

According to a third party market research report, the Augusta Mall Property is located within the South Richmond County submarket, which has an estimated inventory of 800 retail buildings totaling approximately 8.6 million square feet with a 5.8% vacancy rate, as of the first quarter of 2013.  The appraiser concluded a market rent of $34.97 per square foot, on a triple net basis, for the Augusta Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to comparable retail properties for the Augusta Mall Property:

Competitive Set(1)

	Augusta Mall (Subject)	Augusta Exchange	Columbiana Centre	WestGate Mall	Haywood Mall	Anderson Mall
Location	Augusta, GA	Augusta, GA	Columbia, SC	Spartanburg, SC	Greenville, SC	Anderson, SC
Distance from Subject	--	1.5 miles	67.0 miles	100.0 miles	95.0 miles	80.0 miles
Property Type	Regional Mall	Power Center	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1978/2007	1997/NAP	1990/2005	1975/1996	1980/2005	1972/2008
		Target, Hobby Lobby, Sports Authority, HH		Sears, Belk, Dillard’s, JC
	Dillard’s, Sears,	Gregg, Ashley	Belk, Dillard’s,	Penney, Bed	Belk, Dillard’s,
Anchors	Macy’s, JC	Furniture, Bed Bath &	Sears, JC	Bath & Beyond,	Macy’s, Sears, JC	Belk, Dillard’s, JC
	Penney	Beyond, Buy Buy Baby,	Penney	Dick’s, Regal	Penney	Penney, Sears
		PetSmart, Staples,		Cinemas
Michaels, Ulta
Total GLA	1,097,445 SF(2)	532,945 SF	826,331 SF	954,302 SF	1,229,000 SF	671,803 SF
Total Occupancy	99%(2)	98%	96%	99%	99%	85%

(1)	Information obtained from the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower.  The borrower is Augusta Mall, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Augusta Mall Loan Combination. GGPLP L.L.C., the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Augusta Mall Loan Combination.

The Sponsor.  The loan sponsor is GGPLP L.L.C. (“GGP”). GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q. As of March 31, 2013, GGP’s portfolio consisted of 142 regional malls totaling approximately 134 million square feet which generated sales of $558 per square foot for the trailing 12-month period ending March 31, 2013. GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors - The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.

Escrows.  Upon origination, the borrower issued a guaranty for $1,798,660 in connection with outstanding tenant improvement allowances for H&M ($1,394,460), P.S. from Aeropostale ($111,700), Clark’s ($100,000), Finish Line ($100,000), Body Central ($75,000) and Soma Intimates ($17,500). The borrower also issued a guaranty for $9,550 in connection with immediate repairs, which are to be completed within 90 days of the closing date of the Augusta Mall Loan Combination.

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with timely proof of full payment; and (iii) a Trigger Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided either (i) (a) no event of default has occurred and is continuing; (b) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (c) the borrower provides the lender with proof of payment of insurance premiums satisfactory to the lender; or (ii) a Trigger Event Period does not currently exist. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $8,545 (subject to a cap of $102,540). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $42,726 (subject to a cap of $512,712). In addition, during a Trigger Event Period, the borrower is required to make monthly deposits into a ground rent reserve account in an amount equal to one-twelfth of the estimated annual ground rent payment payable during the next ensuing 12 months.

A “Trigger Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio (based on a 30-year amortization term) for the trailing 12-month period falling below 1.25x at the end of any calendar quarter. A Trigger Event Period will expire upon the cure of such event of default or the debt service coverage ratio (based on a 30-year amortization term) being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  The Augusta Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Trigger Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Trigger Event Period, all excess cash flow is swept on a monthly basis (or daily during the continuance of an event of default) to a cash management account under control of the lender.

Property Management.  The Augusta Mall Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Assumption. The borrower has the one-time right to transfer the Augusta Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in a Restricted Party (as defined in the loan documents) subject to certain conditions, including not less than 50% of equity interests in the borrower being owned by a Qualified Equity holder (as defined below) and controls the borrower.

A “Qualified Equity holder” is defined as GGP or an affiliate, or other institution having total assets in excess of $600 million and capital/statutory surplus in excess of $250 million, or any permitted mezzanine lender or party for whom written confirmation from Fitch, KBRA and Moody’s has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Partial Release. The borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Real Estate Substitution. The borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; (iii) delivery to the lender of an acceptable Phase I report (as defined in the loan documents) and a physical condition report (if the substitution parcel is improved); and (iv) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C15 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Subordinate and Mezzanine Indebtedness. There is no existing mezzanine debt in place related to the Augusta Mall Loan Combination, however, future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the Augusta Mall Companion Loan and reasonably acceptable to the lender; (iv) the combined loan-to-value ratio will not be greater than 70%; (v) the combined debt service coverage ratio (based on a 30-year amortization term) will not be less than 1.66x; and (vi) mezzanine loan documents acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the Augusta Mall Companion Loan and reasonably acceptable to the lender will have been delivered to the lender.

The loan documents permit certain sponsor affiliates to pledge indirect ownership interests to a qualified pledgee (an institution having $600 million in total assets and $250 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) a pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting or exercise of remedies related to the pledge shall result in the Augusta Mall Property’ s being managed by a party other than the borrower or a Qualified Manager (as defined in the Augusta Mall Loan Combination documents).

Ground Lease. Two portions of the Augusta Mall Property, comprising a total of approximately 37.4 acres of the 92.5-acre site, are subject to independent ground leases, each of which has an expiration date of December 31, 2043 and one 25-year extension option. The ground leases for the two parcels have features that create special risks. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Pool –Ground Leases” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Augusta Mall Property; provided, however, that the borrower will not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date that TRIA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Molina Office Portfolio

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment
(Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$103,770,000
Cut-off Date Principal Balance:	$ 103,770,000
% of Initial Pool Balance:	9.4%
Loan Purpose:	Acquisition
Borrower Name:	AGNL Clinic, L.P.
Sponsor:	AG Net Lease II Corp.
Mortgage Rate:	4.356%
Note Date:	June 13, 2013
Anticipated Repayment Date:	July 6, 2023
Maturity Date:	July 6, 2043
IO Period:	60 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360
Call Protection:	L(25),GRTR 1% or YM(88),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	Springing	$1,000,000
TI/LC Reserve	$3,270,000	Springing	$5,000,000

Property Information

Single Asset/Portfolio:	Portfolio
Property Type:	Office
Specific Property Type:	Suburban
Location:	Various – See Table
Size:	621,446 SF
Cut-off Date Principal	$166.98
Balance Per SF:
Year Built/Renovated:	Various – See Table
Title Vesting:	Fee
Property Manager:	McKinney Brokerage Group, Inc.
3rd Most Recent Occupancy(2):	NAV
2nd Most Recent Occupancy(2):	NAV
Most Recent Occupancy(2):	NAV
Current Occupancy (As of):	100.0%(8/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI(2):	NAV
2nd Most Recent NOI(2):	NAV
Most Recent NOI(2):	NAV

U/W Revenues:	$11,946,282
U/W Expenses:	$358,388
U/W NOI:	$11,587,894
U/W NCF:	$10,991,953
U/W NOI DSCR:	1.87x
U/W NCF DSCR:	1.77x
U/W NOI Debt Yield:	11.2%
U/W NCF Debt Yield:	10.6%
As-Is Appraised Value:	$158,700,000
As-Is Appraisal Valuation Date(3):	Various
Cut-off Date LTV Ratio:	65.4%
LTV Ratio at Maturity or ARD:	59.7%

(1)	See “Escrows” section.
(2)	Historical occupancy and financial data is not available as the Molina Office Portfolio properties were acquired in a sale-leaseback transaction in June 2013.
(3)	See “Appraisal” section.

The Mortgage Loan.    The mortgage loan (the “Molina Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a portfolio comprised of two, 14-story office towers in Long Beach, California and a six-story office tower in Columbus, Ohio (the “Molina Office Portfolio Properties”). The Molina Office Portfolio Mortgage Loan was originated on June 13, 2013 by The Royal Bank of Scotland. The Molina Office Portfolio Mortgage Loan had an original principal balance of $103,770,000, has an outstanding principal balance as of the Cut-off Date of $103,770,000 and accrues interest at an interest rate of 4.356% per annum. The Molina Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the anticipated repayment date (“ARD”). The ARD is July 6, 2023 and the final maturity date is July 6, 2043. In the event the Molina Office Portfolio Mortgage Loan is not paid in full on or before the ARD, the Molina Office Portfolio Mortgage Loan will have a remaining term of 240 months and will accrue interest at a rate equal to the greater of (i) 7.356% and (ii) the interpolated 20-year treasury rate as of the ARD plus 3.0%. The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to prepay the Molina Office Portfolio Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid on any date before January 6, 2023. In addition, the Molina Office Portfolio Mortgage Loan is prepayable without penalty on or after January 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$103,770,000	63.8%	Purchase price	$158,625,566	97.5%
Sponsor’s new cash contribution	58,970,917	36.2	Reserves	3,270,000	2.0
			Closing costs	845,351	0.5
Total Sources	$162,740,917	100.0%	Total Uses	$162,740,917	100.0%

The Properties.  The Molina Office Portfolio Properties are comprised of two, 14-story class A office buildings located in Long Beach, California (“Molina Center”) and a six-story class B office building located in Columbus, Ohio (“3000 Corporate Exchange”). The Molina Office Portfolio Properties are leased to Molina Healthcare Inc., (NYSE: MOH) and collectively contain 621,446 square feet of office space. The Molina Center property serves as the corporate headquarters for Molina Healthcare Inc. and is comprised of two adjacent, 14-story class A office buildings that contain a total of 461,265 square feet. The Molina Center property was built in 1983 and renovated and updated in 2013. The Molina Center property is located along Ocean Boulevard and the Long Beach Freeway and has views of the Pacific Ocean. Parking is provided by 1,093 spaces in a three-level parking structure, which equates to 2.4 spaces per 1,000 square feet of rentable area. The 3000 Corporate Exchange property serves as the Ohio state headquarters of Molina Healthcare Inc., and is a six-story, class B office building containing 160,181 square feet. The 3000 Corporate Exchange property was built in 1999, renovated in 2013, and is a LEED certified building located at the intersection of Interstate 270 and the Cleveland Avenue highway interchange. Parking is provided by 1,067 surface parking spaces, resulting in a parking ratio of 6.7 spaces per 1,000 square feet of rentable area. As of August 1, 2013, the Molina Office Portfolio Properties were 100.0% occupied by Molina Healthcare Inc. on a triple net lease through April 2038. The lease has six, five-year renewal options with 18 months written notice and 3.0% rent increases. Molina Healthcare Inc. was founded in Long Beach, California in 1980 and reported March 30, 2013 assets and equity of $2.5 billion and $764.2 million, respectively.

The following table presents certain information relating to the Molina Office Portfolio Properties:

Property Name	Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Molina Center	Long Beach, CA	$88,070,000	84.9%	100.0%	1983/2013	461,265	$134,700,000
3000 Corporate Exchange	Columbus, OH	$15,700,000	15.1%	100.0%	1999/2013	160,181	$24,000,000
Total/Weighted Average		$103,770,000	100.0%	100.0%		621,446	$158,700,000

The following table presents certain information relating to the tenant at the Molina Office Portfolio Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Molina Healthcare Inc.	NR/NR/NR	621,446	100.0%	$20.24	$12,575,034	100.0%	4/30/2038

Total Major Tenant		621,446	100.0%	$20.24	$12,575,034	100.0%

(1)

The Annual U/W Base Rent represents an average of the tenant’s annual rental obligations during the term of the Molina Office Portfolio Mortgage Loan. The tenant currently pays an annual base rental rate of $17.54 per net rentable square foot, on a triple net basis. The weighted average Annual U/W Base Rent PSF is $20.24, based on $23.06 per net rentable square foot at the Molina Center property and $12.10 per net rentable square foot at the 3000 Corporate Exchange property, on a triple net basis, which includes increases at the end of each calendar year in an amount equal to 3.0% per net rentable square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Molina Office Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	621,446	100.0%	621,446	100.0%	$12,575,034	$20.24
Vacant	0	0	0.0%	621,446	100.0%	$0	$0.00
Total/Weighted Average	1	621,446	100.0%			$12,575,034	$20.24

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Molina Office Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	8/1/2013

NAV	NAV	NAV	100%

(1)

The Molina Office Portfolio Properties were previously owner-occupied by Molina Healthcare Inc. and certain of its affiliates and a lease was not in place. The borrower acquired the Molina Office Portfolio Properties in June 2013 through a sale-leaseback transaction and executed a new lease.

Operating History and Underwritten Net Cash Flow.    The following table presents certain information relating to the Underwritten Net Cash Flow at the Molina Office Portfolio Properties:

Cash Flow Analysis(1)

	In Place	U/W	U/W $ per SF
Base Rent	$10,901,851	$12,575,034	$20.24
Grossed Up Vacant Space	0	0	0.00
Other Income	0	0	0.00
Total Reimbursables	0	0	0.00
Less Vacancy & Credit Loss	0	(628,752)(2)	(1.01)

Effective Gross Income	$10,901,851	$11,946,282	$19.22

Total Operating Expenses	$0	$358,388(3)	$0.58

Net Operating Income	$10,901,851	$11,587,894	$18.65
TI/LC	0	452,430	0.73
Capital Expenditures	0	143,511	0.23

Net Cash Flow	$10,901,851	$10,991,953	$17.69

NOI DSCR	1.76x	1.87x
NCF DSCR	1.76x	1.77x
NOI DY	10.5%	11.2%
NCF DY	10.5%	10.6%

(1)	No historical financial information is available as the Molina Office Portfolio Properties were acquired by a sale-leaseback transaction in June 2013.
(2)	The underwritten economic vacancy is 5.0%. The Molina Office Portfolio Properties were 100.0% physically occupied as of August 1, 2013.
(3)	The only underwritten operating expense is a management fee of 3.0% of Effective Gross Income. All other expenses are paid directly by Molina Healthcare Inc.

Appraisal.   As of the appraisal valuation dates of February 28, 2013 and March 1, 2013 for the Molina Center property and the 3000 Corporate Exchange property, respectively, the Molina Office Portfolio Properties had an aggregate “as-is” appraised value of $158,700,000 and an aggregate hypothetical “go dark” value of $108,850,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

Environmental Matters.  According to the Phase I environmental site assessment dated March 13, 2013, there was evidence of a historical recognized environmental condition (“REC”) at the Molina Center property related to a 550-gallon diesel fuel underground storage tank which had earlier been removed. No further action was recommended. The Phase I report also identified suspect asbestos containing materials that may be located at the Molina Center property. The suspect asbestos containing materials are not considered an REC when maintained in good condition and no further action was recommended.

According to the Phase I environmental site assessment dated March 11, 2013, there was no evidence of any REC at the 3000 Corporate Exchange property.

Market Overview and Competition.     The Molina Office Portfolio Properties are located in Long Beach, California and Columbus, Ohio.

The Molina Center property is located in downtown Long Beach, within Los Angeles County, California. The Molina Center property is located approximately 14 miles south of the Los Angeles Civic Center and less than nine miles southwest of the Long Beach Municipal Airport. According to the appraisal, Long Beach is the fifth largest city in California and benefits from over 5.5 million visitors, adding over $1.75 billion each year to Long Beach’s economy. According to the appraisal, the 2012 population and average household income within a five-mile radius of the Molina Center property were approximately 380,883 and $61,597, respectively. According to the appraisal, the Molina Center property is located within the downtown Long Beach submarket of the Los Angeles County office market. As of the fourth quarter 2012, the Los Angeles County office market had a vacancy rate and average annual asking gross lease rate of 18.4% and $30.36 per square foot, respectively. As of the fourth quarter of 2012, the Downtown Long Beach submarket had a vacancy rate and average annual asking gross lease rate of 17.4% and $25.20 per square foot, respectively.

The 3000 Corporate Exchange property is located at the intersection of Interstate 270 and the Cleveland Avenue highway interchange, approximately 10 miles northeast of the Columbus central business district. The 3000 Corporate Exchange property is approximately seven miles northwest of the Port Columbus International Airport and approximately eight miles northeast of Ohio State University. According to the appraisal, the 3000 Corporate Exchange property is located within the Columbus office market and the Westerville submarket. As of year end 2012, the Columbus office market vacancy rate and average asking gross lease rate were 18.1% and $18.01, respectively. As of year-end 2012, the Westerville submarket vacancy rate and average asking gross lease rate were 29.3% and $17.57, respectively.

The following table presents certain information relating to comparable office properties for the Molina Center property:

Competitive Set(1)

	Molina Center (Subject)	Landmark Square	333 W Ocean Blvd	Salvation Army	Shoreline Square	Union Bank Building
Location	Long Beach, CA	Long Beach, CA	Long Beach, CA	Long Beach, CA	Long Beach, CA	Long Beach, CA
Distance from Subject	--	0.4 miles	0.3 miles	0.6 miles	0.6 miles	<0.1 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built	1983	1990	1962	1982	1987	1976
Number of Stories	14	24	5	12	21	14
Total GLA	461,265 SF	442,777 SF	188,965 SF	199,156 SF	383,630 SF	157,683 SF
Total Occupancy	100%	85%	100%	100%	91%	97%

(1)	Information obtained from the underwritten rent roll and appraisal.

The following table presents certain information relating to comparable office properties for the 3000 Corporate Exchange property:

Competitive Set(1)

	3000 Corporate Exchange (Subject)	Community Corporate Center	Office at Polaris	Corporate Exchange V	1105 Schrock	Confidential
Location	Columbus, OH	Columbus, OH	Columbus, OH	Columbus, OH	Columbus, OH	Columbus, OH
Distance from Subject	--	6.0 miles	4.3 miles	<0.1 miles	3.3 miles	--
Property Type	Office	Office	Office	Office	Office	Office
Year Built	1999	1988	1997	1986	1983	1983
Number of Stories	6	9	4	4	8	3
Total GLA	160,181 SF	255,371 SF	96,646 SF	126,254 SF	213,249 SF	103,683 SF
Total Occupancy	100%	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from the underwritten rent roll and appraisal.

The Borrower.  The borrower is AGNL Clinic, L.P., a Delaware limited partnership with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Molina Office Portfolio Mortgage Loan. AG Net Lease II Corp. is the guarantor of certain nonrecourse carveouts under the Molina Office Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

The Sponsor.  The sponsor is AG Net Lease II Corp. (“AG Net Lease”), a subsidiary of Angelo, Gordon & Co. AG Net Lease is a real estate investment firm that focuses on the management, acquisition, financing, disposition, leasing and construction of commercial real estate throughout North America and select international markets. Angelo, Gordon & Co. was founded in 1988 and has acquired over $24.0 billion of properties.

Escrows.    The loan documents provide for an upfront escrow at closing in the amount of $3,270,000 for tenant improvements currently underway at the Molina Office Portfolio Properties. The loan documents do not require monthly escrow deposits for taxes or insurance so long as: (i) no Cash Management Period (as defined below) has occurred and is continuing and (ii) no Lease Sweep Period (as defined below) has occurred and is continuing. No monthly replacement reserve escrow is required so long as (i) no Cash Management Period has occurred or is continuing and (ii) the tenant under lease with Molina Healthcare Inc. is maintaining the Molina Office Portfolio Properties in accordance with the terms of such lease. No monthly replacement reserves or tenant improvement and leasing commission reserves are required so long as no Cash Management Period has occurred and is continuing.

Lockbox and Cash Management.  The Molina Office Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the tenant is directed to pay its rents directly. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Molina Office Portfolio Properties be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under control of the lender.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.15x as tested each calendar quarter; (iii) the Anticipated Repayment Date; (iv) the commencement of a Lease Sweep Period; or (v) an approved mezzanine loan. A Cash Management Period will end: (1) with respect to the matters described in clause (i) above, when such event of default has been cured; (2) with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.15x has been achieved for two consecutive calendar quarters; or (3) with respect to the matters described in clause (iv) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) at the Molina Office Portfolio Properties is cancelled or terminated prior to its then current expiration date; (ii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; or (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease. A Lease Sweep Period will end with respect to clause (i) above, on the date which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; and with respect to clause (iii) above, when the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Molina Healthcare Inc. lease and any other lease entered into which demises more than 20.0% of the rentable area of the Molina Office Portfolio Properties.

Properties Management.  The Molina Office Portfolio Properties are managed by McKinney Brokerage Group, Inc.

Assumption.  The borrower has the right to transfer all the Molina Office Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C15 Certificates, the borrower may obtain the release of an individual property from the lien of the related mortgage upon the satisfaction of certain conditions including, but not limited to: (i) the release is permitted under the Molina Healthcare lease, (ii) the property to be released must be the subject of sale to a bona fide third party purchaser who is neither a Restricted Party (as defined below) nor an affiliate of a Restricted Party; (iii) the borrower must provide the lender a written notice at least 20 days prior to the proposed release date; (iv) no event of default has occurred before such sale and immediately thereafter; (v) payment by the borrower in an amount equal to 110% of the allocated loan amount for the individual property to be released, along with any applicable yield maintenance or prepayment premium; (vi) after such release, the debt service coverage ratio of the remaining properties must not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.64x; and (vii) after such release, the loan-to-value ratio of the remaining properties must not be greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 65.4%.

A “Restricted Party” means the borrower, any principal or the guarantor or any affiliate thereof under the Molina Office Portfolio Mortgage Loan.

Real Estate Substitution.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOLINA OFFICE PORTFOLIO

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the execution of an intercreditor agreement in form and substance that is reasonably acceptable to the lender; (iii) the Aggregate DSCR (as defined below) is not less than 1.20x; (iv) the Aggregate LTV (as defined below) will not be greater than 72.5%; (v) the debt yield is not less than 8.0%; (vi) mezzanine loan documents that are reasonably acceptable to the lender will have been delivered to the lender; and (vii) rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the Molina Office Portfolio Mortgage Loan and approved mezzanine loan that is outstanding.

The “Aggregate LTV” is the aggregate loan to value ratio based on the outstanding principal balance of the Molina Office Portfolio Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Molina Office Portfolio Properties as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

Meritage Resort & Spa
875 Bordeaux Way
Napa, CA 94558
NAPA
NAPA VALLEY
Windsor
Larkfield
Santa Rosa
Sebastopol
Rohnert Park
Sonoma State Univ.
Cotati
Petaluma
SONOMA COUNTY
Glen Ellen
Eldridge
Fetters Hot Springs
Sonoma
Temelec
Deer Park
St. Helena
NAPA COUNTY
Yountville
Napa
Fairfield
SOLANO COUNTY
American Canyon
Joice Island Wildlife Area
Grizzly Bay
Suisun Bay
Vallejo
Benicia
BENICIA BRIDGE
CARQUINEZ BRIDGE
MARIN COUNTY
Novato
Point Reyes Station
Samuel Taylor State Park
Lucas Valley Preserve
Ignacio
Marinwood
San Pablo Bay
Hercules
Rodeo
Pinole
Martinez
Bay Point
Pittsburg
Concord
CONTRA COSTA COUNTY
Clayton
Pleasant Hill
Briones Regional Park
Walnut Creek
Lafayette
Mt. Diablo State Park
GOLDEN GATE NATL. RECR. AREA
Fairfax
San Rafael
China Camp State Park
RICHMOND-SAN RAFAEL BRIDGE
Richmond
Wildcat Cyn. Regional Park
El Cerrito
Corte Madera
Mill Valley
MUIR WOODS NATIONAL MONUMENT
Bolinas Bay
Tiburon
Angel Island State Park
Univ. of California-Berkeley
Berkeley
Moraga
St. Mary's Coll. of CA
Alamo
Danville
Sausalito
Emeryville
BAY BR.
Piedmont
GOLDEN GATE NATL. RECR. AREA
GOLDEN GATE BR.
OAKLAND
Alameda
Anthony Chabot Reg. Park
ALAMEDA COUNTY
San Ramon
Univ. of SF
SAN FRANCISCO
Oakland International Airport
Pacific Ocean
San Francisco State Univ.
Castro Valley
San Leandro
Dublin
San Francisco Bay
Daly City
South San Francisco
Pleasanton
Cal. State University-East Bay
Pleasanton Ridge Reg. Park
Hayward
Pacifica
San Francisco International Airport
Millbrae
Burlingame
SAN MATEO BR.
Union City
SAN MATEO COUNTY
San Mateo
Redwood City
Hillsborough
Fremont
101
29
128
12
116
121
37
80
680
780
4
242
1
580
24
880
185
280
35
82
92
238

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Meritage Resort & Spa

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance:	$92,000,000
Cut-off Date Principal Balance:	$ 92,000,000
% of Initial Pool Balance:	8.3%
Loan Purpose:	Refinance
Borrower Name:	The Meritage Resort, LLC
Sponsor:	Timothy R. Busch
Mortgage Rate:	5.129%
Note Date:	July 2, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(89),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$333,100	$83,275	NAP
Insurance	$0	Springing	NAP
FF&E	$104,928	$104,928	NAP
Room Renovation Reserve	$1,766,325	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Specific Property Type:	Full Service
Location:	Napa, CA
Size(2):	319 rooms
Cut-off Date Principal	$288,401
Balance Per Room:
Year Built/Renovated(2):	2006/2012
Title Vesting(3):	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy:	65.9%(12/31/2010)
2nd Most Recent Occupancy (As of):	65.7%(12/31/2011)
Most Recent Occupancy (As of)(2):	62.9%(12/31/2012)
Current Occupancy (As of)(2):	59.0%(5/31/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of)(4):	$5,421,092(12/31/2011)
2nd Most Recent NOI (As of)(4):	$9,278,336(12/31/2012)
Most Recent NOI (As of)(4):	$11,431,705 (TTM 5/31/2013)

U/W Revenues:	$32,305,170
U/W Expenses:	$21,376,197
U/W NOI:	$10,928,973
U/W NCF:	$9,636,767
U/W NOI DSCR:	1.82x
U/W NCF DSCR:	1.60x
U/W NOI Debt Yield:	11.9%
U/W NCF Debt Yield:	10.5%
As-Is Appraised Value:	$146,700,000
As-Is Appraisal Valuation Date:	May 1, 2013
Cut-off Date LTV Ratio:	62.7%
LTV Ratio at Maturity or ARD:	51.8%

(1)	See “Escrows” section.
(2)	In May 2012, the Meritage Resort & Spa property was expanded by 165 guestrooms.
(3)	See “Ground Lease” section.
(4)	See “Cash Flow Analysis” section for detail on the increase from 3rd Most Recent NOI to Most Recent NOI.

The Mortgage Loan.   The mortgage loan (the “Meritage Resort & Spa Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Napa, California (the “Meritage Resort & Spa Property”). The Meritage Resort & Spa Mortgage Loan was originated on July 2, 2013 by The Royal Bank of Scotland. The Meritage Resort & Spa Mortgage Loan had an original principal balance of $92,000,000, has an outstanding principal balance as of the Cut-off Date of $92,000,000 and accrues interest at an interest rate of 5.129% per annum. The Meritage Resort & Spa Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Meritage Resort & Spa Mortgage Loan matures on August 1, 2023.

Following the lockout period, the borrower has the right to defease the Meritage Resort & Spa Mortgage Loan in whole, but not in part, on any date before February 1, 2023. In addition, the Meritage Resort & Spa Mortgage Loan is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$92,000,000	100.0%	Loan payoff	$66,039,615	71.8%
			Reserves	2,204,353	2.4
			Closing costs	631,204	0.7
			Return of equity	23,124,828	25.1
Total Sources	$92,000,000	100.0%	Total Uses	$92,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

The Property.    The Meritage Resort & Spa Property is a 319-room, full service hotel and spa located in Napa, California. The Meritage Resort & Spa Property was built in 2006 and underwent a $42.1 million renovation between 2010 and 2012, which added approximately 150,000 square feet, including 165 additional guestrooms, a ballroom, boardrooms and a kitchen. Amenities at the Meritage Resort & Spa Property include a business center, approximately 35,000 square feet of meeting space, an outdoor swimming pool, a whirlpool, a restaurant that serves breakfast, lunch and dinner, a café, a lounge with a six-lane bowling alley, a wine bar, a spa, a gift shop, fitness center and a bocce ball court. Guestrooms at the Meritage Resort & Spa Property are located in two, three-story buildings. The main building contains the original 154 guestrooms and the west building contains 165 additional guestrooms, which were built in 2012. Standard guestrooms in the main building are approximately 375 square feet, while suites range from 550 to 1,300 square feet. Standard guestrooms in the west building range from 427 to 481 square feet, while suites are approximately 775 square feet. The standard guestrooms feature a 32-inch flat screen TV, refrigerator, high-speed internet access and a desk. Suites feature amenities such as a separate bath and shower, jacuzzi, fire place, dining table and kitchen. Some guestrooms also feature a private balcony or patio and benefit from views of the vineyard or pool. Vino Bello Village (“Vino Bello”) is a 182-unit timeshare development (not part of the collateral), located adjacent to the Meritage Resort & Spa Property. Vino Bello is owned by a third party unaffiliated with the borrower that participates in a shared operating agreement with the Meritage Resort & Spa Property (see “Vino Bello Timeshare” below). The Meritage Resort & Spa Property has 607 surface parking spaces, which equates to 1.9 spaces per room.

Vino Bello Timeshare.  Vino Bello (which is described above and not part of the collateral) is owned by an unaffiliated third party. The units are comprised of apartment-style living, complete with kitchens and living areas. The shared operating agreement requires Vino Bello to pay (i) a management fee equal to 10% of operating expenses; (ii) a monthly accounting fee of $2,000; (iii) a daily fee of $20 whereby owners and guests of the Vino Bello property can utilize the facilities at the Meritage Resort & Spa Property; and (iv) a sales referral fee equal to 35% of all gross rooms revenue generated by a sales referral from the Meritage Resort & Spa Property. The management agreement, originated in June 2004 allows for various shared costs to the Meritage Resort & Spa Property in addition to numerous hotel services and amenities for timeshare guests. The agreement is for a period of 10 years from the commencement date and shall automatically renew for two, five-year periods, unless either party gives the other notice of its election to not renew at least one year prior to the expiration of the current lease term.

Operating History and Underwritten Net Cash Flow.    The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Meritage Resort & Spa Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W	U/W $ per Room
Average Annual Room Count(1)	155	257	319	319
Occupancy	65.7%	62.9%	59.0%	59.0%
ADR	$182.08	$198.54	$210.15	$210.15
RevPAR	$119.63	$124.88	$123.88	$123.88

Total Revenue	$16,875,406	$26,896,838	$32,305,170	$32,305,170	$101,270
Total Department Expenses	6,789,052	10,187,031	12,230,366	12,230,366	38,340

Gross Operating Profit	$10,086,354	$16,709,807	$20,074,804	$20,074,804	$62,930

Total Undistributed Expenses	4,077,067	6,514,320	7,539,801	7,831,414	24,550

Profit Before Fixed Charges	$6,009,287	$10,195,487	$12,535,003	$12,243,390	$38,381

Total Fixed Charges	588,195	917,151	1,103,298	1,314,417	4,120

Net Operating Income	$5,421,092	$9,278,336	$11,431,705	$10,928,973	$34,260
FF&E	0	0	0	1,292,207	4,051

Net Cash Flow	$5,421,092	$9,278,336	$11,431,705	$9,636,767	$30,209

NOI DSCR	0.90x	1.54x	1.90x	1.82x
NCF DSCR	0.90x	1.54x	1.90x	1.60x
NOI DY	5.9%	10.1%	12.4%	11.9%
NCF DY	5.9%	10.1%	12.4%	10.5%

(1)

Due to the May 2012 expansion at the Meritage Resort & Spa Property, the 2011 Cash Flow Analysis figures are based on 155 guestrooms, the 2012 figures are based on 257 guestrooms and the figures from the trailing 12-month ending May 31, 2013 are based on 319 guestrooms.

Appraisal.  As of the appraisal valuation date of May 1, 2013, the Meritage Resort & Spa Property had an “as-is” appraised value of $146,700,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 29, 2013, there was no evidence of any recognized environmental conditions at the Meritage Resort & Spa Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

Market Overview and Competition.   The Meritage Resort & Spa Property is located in Napa, California approximately 50 miles north of San Francisco. According to the appraisal, Napa Valley benefits from approximately 4.5 million tourists annually, generating more than $1.3 billion in annual revenue. The Meritage Resort & Spa Property is located approximately four miles south of downtown Napa, which encompasses approximately 45,300 acres of vineyards. The Meritage Resort & Spa Property is located less than 1.5 miles north of Highway 29, which accommodates, on average, approximately 50,000 vehicles per day.

The following table presents certain information relating to the Meritage Resort & Spa Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Meritage Resort & Spa			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

5/31/2013 YTD	60.6%	$203.10	$122.99	56.5%	$200.26	$113.12	93.3%	98.6%	92.0%
5/31/2012 YTD	56.9%	$191.98	$109.31	65.8%	$159.70	$105.04	115.5%	83.2%	96.1%
5/31/2011 YTD	55.5%	$183.10	$101.56	62.1%	$160.84	$99.96	112.0%	87.8%	98.4%
5/31/2013 TTM	68.4%	$228.97	$156.63	59.0%	$209.97	$123.93	86.3%	91.7%	79.1%
5/31/2012 TTM	66.0%	$214.19	$141.38	67.3%	$180.79	$121.65	101.9%	84.4%	86.0%
5/31/2011 TTM	62.8%	$201.90	$126.77	66.5%	$177.29	$117.90	105.9%	87.8%	93.0%

(1)

Information obtained from a third party hospitality report dated June 19, 2013. According to such third party hospitality report, the competitive set includes the following hotels: Marriott Napa Valley Hotel & Spa, Silverado Resort, Embassy Suites Napa Valley, Fairmont Sonoma Mission Inn & Spa, Renaissance Lodge @ Sonoma Resort & Spa and Westin Verasa Napa.

The Borrower.   The borrower is The Meritage Resort, LLC, a California limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Meritage Resort & Spa Mortgage Loan. Timothy R. Busch and the Lenawee Trust are the guarantors of certain nonrecourse carveouts under the Meritage Resort & Spa Mortgage Loan.

The Sponsor.   The sponsor for the Meritage Resort & Spa Mortgage Loan is Timothy R. Busch. Mr. Busch is the Chief Executive Officer of Pacific Hospitality Group, which was founded in 1987 and manages, develops, finances and owns hotels and resorts primarily located in California. Pacific Hospitality Group’s portfolio consists of eight hotel and resorts, representing over 2,015 rooms and 165,500 square feet of premier indoor meeting and event space. As of December 31, 2011, Mr. Busch reported a net worth and liquidity of approximately $85.8 million and $12.9 million, respectively.

Escrows.   The loan documents provide for upfront escrows at closing in the amount of $333,100 for real estate taxes, $104,928 for FF&E and $1,766,325 for room renovations currently underway. The loan documents do not require upfront or ongoing escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; and (ii) the borrower provides the lender with proof of payment and renewal for insurance premiums satisfactory to the lender. The loan documents provide for ongoing monthly escrows in the amount of $83,275 for real estate taxes and $104,928 for FF&E.

Lockbox and Cash Management.   The Meritage Resort & Spa Mortgage Loan requires a lender-controlled lockbox account, which is already in place, where the borrower will cause all credit card receipts and all rents from leases at the Meritage Resort & Spa Property to be deposited directly. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will exist upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage falling below 1.20x at the end of any calendar quarter. A Cash Management Period will expire: (1) with respect to the matters described in clause (i) above, upon the cure of such event of default; and (2) with respect to the matters described in clause (ii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Property Management.   The Meritage Resort & Spa Property is managed by an affiliate of the borrower.

Assumption.   The borrower has the right to transfer the Meritage Resort & Spa Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release.   Not permitted.

Real Estate Substitution.   Not permitted.

Subordinate and Mezzanine Indebtedness.   Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MERITAGE RESORT & SPA

Ground Lease.   A vineyard that comprises a portion of the Meritage Resort & Spa Property is ground leased to the related borrower by a third party, Shell Owners Association - West. The ground lease expires in 2104 and the annual rent is $100 during the term. Any transfer of the borrower’s ground lease interest to a third party upon a foreclosure would require the consent of the ground lessee. The vineyard was given no value in the appraisal or for underwriting. The vineyard has not generated income for the borrower and is not material to the use and operation of the Meritage Resort & Spa Property. Therefore, the encumbered interest in the Meritage Resort & Spa Property is characterized as fee interest.

Terrorism Insurance.   The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Meritage Resort & Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

LEVEL 1

REI
BARNES & NOBLE BOOKSELLERS
ENTRANCE
MCALISTER'S DELI
FOOD COURT
CHINA MAX
SARKU JAPAN
DAIRY QUEEN/ ORANGE JULIUS
GREAT WRAPS
BOURBON STREET GRILL
GREAT STEAK & POTATO COMPANY
macy's
JEWELRY & WATCH DOCTOR
PACSUN
ALDO
BODY CENTRAL
LensCrafters
belk
CENTRAL PLANT
FUTURE
MALL ENTRANCE
HARPER'S RESTAURANT
MANGO TREE
FAMOUS HAIR
PERFUMANIA
MW TUX
MERLE NORMAN
CARMEL JEWELRY
THE NEWSSTAND
claire's
FRANCESCA'S COLLECTIONS
BEST BUY MOBILE
HAT SHACK
JIMMY JAZZ
PIERCING PAGODA
COURT
BLUE KISS PHOTO
CHAMPS
CAROLINA JEWELERS
TOY WORLD
ICING BY CLAIRE'S
PRO IMAGE
CINNABON ROLL EXPRESS
COOL MAX
VACANT
EXPRESS
CENTER COURT
Bath&BodyWorks
wet seal
YANKEE CANDLE
AMY'S HALLMARK
HELZBERG DIAMONDS
ZALES
deb
Dillard's
COURT
VISIONWORKS
lanebryant
Finish Line
CANDY WORLD
GLITTER
OASIS MASSAGE
MODELINE
NEW YORK & COMPANY
VICTORIA'S SECRET
FOREVER 21
jcpenney
NAIL SPA
VACANT
MALL OFFICE
sears
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

LEVEL 2

Dillard's
sears
macy's
belk
jcpenney
BARNES & NOBLE
HOLLISTER
HOT TOPIC
Abercrombie & Fitch
KAY
THE LIMITED
AMERICAN EAGLE OUTFITTERS
GameStop
ZUMIEZ
GYMBOREE
THE CHILDREN'S PLACE
Foot Locker
RadioShack
VACANT
COURT
CENTER COURT
ROOF
ENTRANCE
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Carolina Place
11025 Carolina Place Parkway
Pineville, NC 28134
CHARLOTTE
Uptown
Elizabeth
Dilworth
South End
Myers Park
South Park
Providence Park
Yorkmount
Lansdowne
Sharon Woods
Carmel
Yorkshire
Pineville
Ballantyne
Providence Crossing
Weddington
Marvin
Charlotte/Douglas International Airport
MECKLENBURG COUNTY
YORK COUNTY
LANCASTER COUNTY
UNION COUNTY
NORTH CAROLINA
SOUTH CAROLINA
Central Piedmont Community Coll
Midtown Square
Kings College
Presbyterian Hospital
Bojangles' Coliseum
Ovens Auditorium
Carolinas Medical Center
Queens College
Freedom Park
Revolution Park
Clanton Park
Carolina Golf Club
Renaissance Park
Renaissance Park Golf Course
Myers Park Country Club
Pfeiffer University
SouthPark Mall
Park Road Park
Ramblewood Park
Quail Hollow Country Club
Carolina Pavilion Shopping Center
Carowinds Amusement Park
Plaza Fiesta Carolinas
Carolinas Medical Center - Pineville
The Centrum
Carmel Commons
Carmel Country Club
Cedarwood Country Club
The Arboretum Shopping Ctr
Raintree Country Club
TPC at Piper Glen
Pres. James K. Polk State Historic Site
Regent Park Golf Club
Ballantyne Country Club
Stonecrest at Piper Glen
Promenade on Providence
Charlotte Golf Links
AMTRAK
LYNX
LIGHT RAIL
West Blvd
Billy Graham Pkwy
Dixie River Rd
Shopton Rd
Tyvola Rd
Arrowood Rd
Sandy Porter Rd
Steele Creek Rd
S Tryon St
Carowinds Blvd
Westinghouse Blvd
Nations Ford Rd
Main St
Polk St
Park Rd
South Blvd
East Blvd
Fairview Rd
Sharon-Amity Rd
Randolph Rd
Providence Rd
Wendover Rd
Quail Hollow Rd
Carmel Rd
Colony Rd
Rea Rd
Pineville-Matthews Rd
Ballantyne Commons Pkwy
Bryant Farms Rd
Johnston Rd
Lancaster Hwy
Carson
Bland
East-West
New Bern
Scaleybark
Woodlawn
Tyvola
Archdale
Arrowood
Sharon Road West
I-485
485
77
277
74
27
16
160
49
51
21
521
Huntersville
CONCORD
Harrisburg
Mt. Holly
Belmont
Mint Hill
Matthews
Indian Trail
Stallings
NC
SC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Carolina Place

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance(1):	$85,000,000
Cut-off Date Principal Balance(1):	$85,000,000
% of Initial Pool Balance:	7.7%
Loan Purpose:	Refinance
Borrower Name:	Carolina Place L.L.C.
Sponsor:	General Growth Properties, Inc./ Homart II L.L.C.
Mortgage Rate:	3.839%
Note Date:	May 13, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2023
IO Period:	36 months
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine

  Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	Springing	$161,878
TI/LC Reserve	$0	Springing	$647,511

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Specific Property Type:	Regional Mall
Location:	Pineville, NC
Size:	647,511 SF
Cut-off Date Principal	$270.27
Balance Per SF(1):
Year Built/Renovated:	1991/2006
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of)(3):	98.9% (12/31/2010)
2nd Most Recent Occupancy (As of)(3):	98.5% (12/31/2011)
Most Recent Occupancy (As of)(3):	97.6% (12/31/2012)
Current Occupancy (As of)(3):	97.7% (3/31/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$18,183,976 (12/31/2011)
2nd Most Recent NOI (As of):	$17,807,851 (12/31/2012)
Most Recent NOI (As of):	$17,824,809 (TTM 3/31/2013)
U/W Revenues:	$24,662,207
U/W Expenses:	$6,968,607
U/W NOI:	$17,693,600
U/W NCF:	$16,803,371
U/W NOI DSCR(1):	1.80x
U/W NCF DSCR(1):	1.71x
U/W NOI Debt Yield(1):	10.1%
U/W NCF Debt Yield(1):	9.6%
As-Is Appraised Value:	$263,000,000
As-Is Appraisal Valuation Date:	April 29, 2013
Cut-off Date LTV Ratio(1):	66.5%
LTV Ratio at Maturity or ARD(1):	57.3%

(1)

The Carolina Place Loan Combination, totalling $175,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and was contributed to the WFCM 2013-LC12 Trust. Note A-2 had an original balance of $85,000,000 and will be contributed to the WFRBS 2013-C15 Trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Carolina Place Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants. As of March 31, 2013, the occupancy exclusive of these tenants was 94.4%.

The Mortgage Loan.  The mortgage loan (the “Carolina Place Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Pineville, North Carolina (the “Carolina Place Property”). The Carolina Place Loan Combination was originated on May 13, 2013 by The Royal Bank of Scotland. The Carolina Place Loan Combination had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.839% per annum. The Carolina Place Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Carolina Place Loan Combination matures on June 1, 2023.

Note A-2, which represents the non-controlling interest in the Carolina Place Loan Combination and will be contributed to the WFRBS 2013-C15 Trust, had an original principal balance of $85,000,000 and has an outstanding principal balance as of the Cut-off Date of $85,000,000. Note A-1 had an original principal balance of $90,000,000, was contributed to the WFCM 2013-LC12 Trust, and represents the controlling interest in the Carolina Place Loan Combination. See “Description of the Mortgage Pool - Additional Indebtedness - The Loan Combinations - The Carolina Place Loan Combination” and “The Pooling and Service Agreement - Servicing of the Loan Combinations” in the Free Writing Prospectus.

Following the lockout period, the borrower will have the right to defease the Carolina Place Loan Combination in whole, but not in part, on any payment date before March 1, 2023. In addition, the Carolina Place Loan Combination is prepayable without penalty on or after March 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Sources and Uses

Sources			Uses
Original loan combination amount	$175,000,000	100.0%	Loan payoff	$140,306,905	80.2%
			Closing costs	639,094	0.4
			Return of equity	34,054,000	19.5
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Property.  The Carolina Place Property is an approximately 1.2 million square foot, two-level regional mall located in Pineville, North Carolina, approximately 10 miles south of the central business district of Charlotte. The collateral for the Carolina Place Loan Combination consists of 647,511 square feet of the approximately 1.2 million square foot mall. The Carolina Place Property is anchored by Dillard’s, Belk and Macy’s (none of which are part of the collateral) and Sears and JC Penney. The Carolina Place Property was built in 1991 and was renovated and expanded in 2006, for a cost of approximately $24.0 million, which included a redevelopment of the food court areas and the addition of new lifestyle tenant space. As of March 31, 2013, the Carolina Place Property was 94.4% occupied by approximately 110 tenants, excluding seasonal and temporary tenants, and 97.7% leased including seasonal and temporary tenants. In-line tenants include Victoria’s Secret, Express, New York & Company, Foot Locker, Aeropostale and American Eagle, among others. For the trailing 12-month period ending January 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $411 per square foot with an average occupancy cost of 15.6%. The Carolina Place Property contains 5,482 surface parking spaces reflecting a parking ratio of 4.72 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Carolina Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date
Anchor Tenants - Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	175,326	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Belk	NR/NR/NR	173,580	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	147,192	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Anchor Tenants - Collateral
Sears	CCC/B3/CCC+	157,752	24.4%	$3.95	$623,120	4.8%	$101	5.2%	7/23/2016(5)
JC Penney	B-/Caa1/CCC+	119,652	18.5%	$4.10	$490,424	3.8%	$157	3.0%	5/31/2016(6)

Total Anchor Tenants - Collateral		277,404	42.8%	$4.01	$1,113,544	8.6%
Major Tenants - Collateral
REI	NR/NR/NR	26,500	4.1%	$24.00	$636,000	4.9%	NAV	NAV	8/31/2016
H&M	NR/NR/NR	14,631	2.3%	$30.89	$451,958	3.5%	NAV	NAV	1/31/2024
Barnes & Noble	NR/NR/NR	31,414	4.9%	$13.53	$425,000	3.3%	$174	7.8%	1/31/2017
Forever 21	NR/NR/NR	13,401	2.1%	$18.00	$241,218	1.9%	$396	13.4%	1/31/2017

Total Major Tenants - Collateral		85,946	13.3%	$20.41	$1,754,176	13.5%
Non-Major Tenants - Collateral		248,208	38.3%	$40.90	$10,152,073	78.0%

Occupied Collateral Total(7)		611,558	94.4%	$21.29	$13,019,793	100.0%

Vacant Space		35,953	5.6%

Collateral Total		647,511	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending January 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Sears has four, five-year extension options upon lease expiration.
(6)	JC Penney has four, five-year extension options upon lease expiration.
(7)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Carolina Place Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Sears	$118	$104	$101	$101
JC Penney	$134	$160	$157	$157
Barnes & Noble	$177	$174	$174	$174
REI	NAV	NAV	NAV	NAV
H&M	NAV	NAV	NAV	NAV
Forever 21	$360	$422	$395	$396
Victoria’s Secret	$315	$346	$355	$358
Express	$274	$327	$352	$358

Total In-line (<10,000 square feet)(2)	$365	$385	$412	$411
Occupancy Costs	16.7%	15.9%	15.5%	15.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet that reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Carolina Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	0	0.0%	0	0.0%	$14,400	$0.00
2013	6	9,203	1.4%	9,203	1.4%	$620,821	$67.46
2014	17	36,252	5.6%	45,455	7.0%	$1,230,141	$33.93
2015	9	9,980	1.5%	55,435	8.6%	$611,467	$61.27
2016	22	365,525	56.5%	420,960	65.0%	$3,990,211	$10.92
2017	17	70,257	10.9%	491,217	75.9%	$1,849,232	$26.32
2018	7	18,110	2.8%	509,327	78.7%	$745,093	$41.14
2019	5	23,261	3.6%	532,588	82.3%	$739,041	$31.77
2020	5	15,689	2.4%	548,277	84.7%	$619,793	$39.50
2021	2	1,294	0.2%	549,571	84.9%	$105,804	$81.77
2022	13	20,183	3.1%	569,754	88.0%	$964,207	$47.77
2023	4	27,173	4.2%	596,927	92.2%	$986,029	$36.29
Thereafter	6	14,631	2.3%	611,558	94.4%	$543,554	$37.15
Vacant(4)	0	35,953	5.6%	647,511	100.0%	$0	$0.00
Total/Weighted Average	114	647,511	100.0%			$13,019,793	$21.29

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

The following table presents historical occupancy percentages at the Carolina Place Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	3/31/2013
98.9%	98.5%	97.6%	97.7%
(1) Information obtained from the borrower. (2) Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carolina Place Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$12,395,361	$12,371,128	$12,399,958	$13,019,793	$20.11
Grossed Up Vacant Space	0	0	0	1,872,191	2.89
Percentage Rent	199,534	134,856	140,222	134,082(1)	0.21
Total Reimbursables	8,324,233	8,509,640	8,477,040	8,572,562	13.24
Other Income	3,204,623	2,939,191	2,935,770	2,935,770	4.53
Less Vacancy & Credit Loss	(54,633)	(125,222)	(119,067)	(1,872,191)(2)	(2.89)

Effective Gross Income	$24,069,118	$23,829,593	$23,833,923	$24,662,207	$38.09

Total Operating Expenses	$5,885,142	$6,021,742	$6,009,114	$6,968,607	$10.76

Net Operating Income	$18,183,976	$17,807,851	$17,824,809	$17,693,600	$27.33
TI/LC	0	0	0	695,975	1.07
Capital Expenditures	0	0	0	194,253	0.30

Net Cash Flow	$18,183,976	$17,807,851	$17,824,809	$16,803,371	$25.95

NOI DSCR(3)	1.85x	1.81x	1.81x	1.80x
NCF DSCR(3)	1.85x	1.81x	1.81x	1.71x
NOI DY(3)	10.4%	10.2%	10.2%	10.1%
NCF DY(3)	10.4%	10.2%	10.2%	9.6%

(1)	Underwritten Percentage Rent includes $27,603 of percentage rent in lieu of base rent and $106,479 of percentage overage rent.
(2)	The underwritten economic vacancy is 7.1%. The Carolina Place Property was 94.4% physically occupied exclusive of seasonal and temporary tenants and 97.7% physically occupied inclusive of seasonal and temporary tenants as of March 31, 2013.

(3)	DSCRs and debt yields are based on the Carolina Place Loan Combination on an aggregate basis.

Appraisal.    As of the appraisal valuation date of April 29, 2013, the Carolina Place Property had an “as-is” appraised value of $263,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 3, 2013, there was no evidence of any recognized environmental condition at the Carolina Place Property.

Market Overview and Competition.  The Carolina Place Property is located approximately 10 miles south of the central business district of Charlotte, North Carolina. Major employers in the area include Carolinas Healthcare System, Wells Fargo & Co., Bank of America Corp. and Wal-Mart Stores, Inc. Charlotte is the home to the Charlotte Motor Speedway and the NASCAR Hall of Fame, which opened in May 2010. In addition to motorsports, Charlotte is the location of the National Football League’s Carolina Panthers and the National Basketball Association’s Charlotte Bobcats.

According to the appraisal, the Carolina Place Property has a primary trade area that encompasses 33 zip codes within the Charlotte metropolitan statistical area. Per the appraisal, 2013 population and average household income for the trade area were reported at approximately 654,424 and $68,460, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $38.33 per square foot on a modified gross basis and used an estimate of $25.00 for in-line suites over 10,000 square feet on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 3.0% within a 30-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Carolina Place Property:

Competitive Set(1)

	Carolina Place (Subject)	Southpark	NorthLake Mall	Concord Mills
Market	Pineville, NC	Charlotte, NC	Charlotte, NC	Concord, NC
Distance from Subject	--	5.3 miles	18.6 miles	21.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1991/2006	1970/2004	2005/NAP	1999/NAP
Anchors	Dillard’s, Belk, Sears, Macy’s, JC Penney	Belk, Dillard’s, Macy’s, Nordstrom, Dick’s	Belk, Dillard’s, Hecht’s, Dick’s	Bass Pro, Burlington Coat Factory, AMC Theatres
Total GLA	1,161,307 SF	1,621,000 SF	1,070,000 SF	1,285,813 SF
Total Occupancy	98%	99%	100%	99%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

The Borrower.   The borrower is Carolina Place L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carolina Place Loan Combination. The borrower is 99.5% owned by GGP/Homart II L.L.C., the guarantor of certain nonrecourse carveouts under the Carolina Place Loan Combination, and 0.5% owned by GGPLP Real Estate, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The Sponsor.  The sponsor, General Growth Properties, Inc./Homart II L.L.C., is a joint venture 50% owned by the New York State Common Retirement Fund and 50% owned by GGP Limited Partnership, which is majority owned by General Growth Properties, Inc. (“GGP”). GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q. Over the same time period, GGP’s portfolio had sales of $558 per square foot for comparable tenants with less than 10,000 square feet. GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. The New York State Common Retirement Fund was the third largest pension plan in the United States with $153.3 billion in assets, as of March 31, 2012. See “Risk Factors - The Borrower’s Form of Entity May Cause Special Risks” and “ERISA Considerations” in the Free Writing Prospectus.

Escrows.    No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Carolina Place Loan Combination. No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Carolina Place Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing. However, GGP/Homart II L.L.C., has entered into a separate guaranty agreement in favor of the lender pursuant to which GGP/Homart II L.L.C. guarantees certain upcoming tenant improvement and leasing costs in the amount of $1,042,980 for H&M and $75,000 for Lim’s.

Lockbox and Cash Management.   The Carolina Place Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter. A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Carolina Place Property is managed by an affiliate of the borrower.

Assumption.   The borrower has the right to transfer the Carolina Place Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Free Release.    The borrower may obtain a release of certain immaterial, non-income producing portions of the Carolina Place Property from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to, (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) the borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Carolina Place Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Carolina Place Loan Combination subject to customary conditions set forth in the loan documents including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Carolina Place Loan Combination.

Real Estate Substitution.  The borrower may obtain a release of one or more portions of the Carolina Place Property and acquire a corresponding substitute portion of the Carolina Place Property upon the satisfaction of certain conditions, including but not limited to, (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Carolina Place Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Subordinate and Mezzanine Indebtedness.   The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio including all debt is not greater than 66.5%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.80x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

The loan documents permit certain sponsor affiliates to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility to such sponsor affiliates, subject to certain conditions, including that such sponsor affiliates pledging such indirect ownership interests under such corporate line of credit or corporate credit facility will be required to (i) have an aggregate net worth of at least $500,000,000 and (ii) pledge, grant a security interest in or otherwise encumber all or substantially all of their assets in connection with such corporate line of credit or corporate credit facility.

Ground Lease.  None.

Terrorism Insurance.   The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Carolina Place Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

KITSAP MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

Kitsap Mall
10315 Silverdale Way
Silverdale, WA 98383
Quilcene
JEFFERSON COUNTY
OLYMPIC NATIONAL FOREST
Lofall
Hood Canal
Dabob Bay
Kingston
Poulsbo
Bangor Trident Base
PORT MADISON INDIAN RES.
Tabook Bay
Bainbridge Island
Brinnon
Silverdale
Port Orchard Bay
Seabeck
Bainbridge Island
Tracyton
Bremerton
Manchester
Puget Sound
Port Orchard
Southworth
MASON COUNTY
Bremerton National Airport
Belfair
KITSAP COUNTY
Vashon Island
Vashon
Purdy
Wauna
Maplewood
Key Center
Gig Harbor
Grapeview
Henderson Bay
Commencement Bay
Point Defiance Park
Artondale
TACOMA
Tacoma Narrows Airport
Carr Inlet
Fox Island
University of Puget Sound
Fircrest
Tacoma Mall
Longbranch
McNeil Island
University Place
Lakewood
Lakewood Towne Center
Anderson Island
American Lake
McChord Air Force Base
Hogum Bay
DuPont
THURSTON COUNTY
Gray Army Airfield
Fort Lewis-McChord Air Force Base
Westfield Capital
Lacey
Olympia
Lynnwood
Alderwood Mall
SNOHOMISH COUNTY
Edmonds
Bothell
Shoreline
Kenmore
Cottage Lake
Inglewood
Northgate Mall
Redmond
Kirkland
Redmond Town Ctr.
Discovery Park
Ballard
University of Washington
Queen Anne
Seattle Ctr.
Clyde Hill
Bellevue Collection
Elliot Bay
Downtown
Lake Washington
Bellevue
CenturyLink Field
Safeco Field
SEATTLE
West Seattle
Beacon Hill
Mercer Island
Marketplace @ Factoria
Boeing Field King Co. Airport
Newcastle
White Center
Tukwila
Renton
Westfield Southcenter
Burien
Cascade-Fairwood
Sea-Tac International Airport
SeaTac
East Hill
KING COUNTY
Des Moines
Kent
Auburn Municipal Airport
Federal Way
The Outlet Connection
The Commons at Federal Way
Lake Morton
Auburn
MUCKLESHOOT INDIAN RESERVATION
Edgewood
PUYALLUP INDIAN RES.
Lake Tapps
Sumner
Bonney Lake
Summit
Buckley
Puyallup
South Hill Mall
Prairie Ridge
Parkland
South Hill
Spanaway
Orting
Pierce County Airport
Fredrickson
Crocker
Graham
PIERCE COUNTY
Elk Plain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Kitsap Mall

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance:	$77,300,000
Cut-off Date Principal Balance:	$77,300,000
% of Initial Pool Balance:	7.0%
Loan Purpose:	Acquisition
Borrower Name:	Kitsap Mall LLC
Sponsor:	Starwood Capital Global Group, L.P.
Mortgage Rate:	4.316%
Note Date:	June 12, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	72 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(18),GRTR 1% or YM(7),D or GRTR 1% or YM(88),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine

  Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	Springing	$64,000
TI/LC Reserve	$852,816	Springing	$128,000

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail
Specific Property Type:	Regional Mall
Location:	Silverdale, WA
Size:	533,480 SF
Cut-off Date Principal	$144.90
Balance Per SF:
Year Built/Renovated:	1985/1995
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of)(2):	92.1% (12/31/2010)
2nd Most Recent Occupancy (As of)(2):	91.9% (12/31/2011)
Most Recent Occupancy (As of)(2):	91.9% (12/31/2012)
Current Occupancy (As of)(2):	91.7% (4/30/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$8,323,427 (12/31/2011)
2nd Most Recent NOI (As of):	$8,124,275 (12/31/2012)
Most Recent NOI (As of):	$8,179,838 (TTM 3/31/2013)
U/W Revenues:	$12,731,457
U/W Expenses:	$4,496,764
U/W NOI:	$8,234,693
U/W NCF:	$7,812,071
U/W NOI DSCR:	1.79x
U/W NCF DSCR:	1.70x
U/W NOI Debt Yield:	10.7%
U/W NCF Debt Yield:	10.1%
As-Is Appraised Value:	$111,000,000
As-Is Appraisal Valuation Date:	May 18, 2013
Cut-off Date LTV Ratio:	69.6%
LTV Ratio at Maturity or ARD:	64.9%

(1)	See “Escrows” section.
(2)	Historical and current occupancy excludes temporary and seasonal tenants. As of April 30, 2013, the occupancy inclusive of these tenants was 94.5%.

The Mortgage Loan. The mortgage loan (the “Kitsap Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Silverdale, Washington (the “Kitsap Mall Property”). The Kitsap Mall Mortgage Loan was originated on June 12, 2013 by The Royal Bank of Scotland. The Kitsap Mall Mortgage Loan had an original principal balance of $77,300,000, has an outstanding principal balance as of the Cut-off Date of $77,300,000 and accrues interest at an interest rate of 4.316% per annum. The Kitsap Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 72 payments following origination, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Kitsap Mall Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to prepay the Kitsap Mall Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance. Following the defeasance lockout period, the borrower will also have the right to defease the Kitsap Mall Mortgage Loan in whole, but not in part, on any due date before January 1, 2023. In addition, the Kitsap Mall Mortgage Loan is prepayable without penalty on any due date on or after January 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$77,300,000	67.7%	Purchase price	$112,387,500	98.5%
Sponsor’s new cash contribution	36,796,700	32.3	Reserves	852,816	0.7
			Closing costs	856,383	0.8
Total Sources	$114,096,700	100.0%	Total Uses	$114,096,700	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

The Property.  The Kitsap Mall Property is comprised of a 715,225 square foot regional mall located in Silverdale, Washington, within the north-central region of the Kitsap Peninsula. The collateral for the Kitsap Mall Mortgage Loan consists of 533,480 square feet of the 715,225 square foot mall. The Kitsap Mall Property is anchored by Sears and Kohl’s (neither of which are part of the collateral), JC Penney (on a ground lease) and Macy’s. The Kitsap Mall Property was built in 1985 and underwent renovations in 1988 and 1995. In-line stores include Barnes & Noble (on a ground lease), Gap, Hollister, Forever 21, American Eagle, Victoria’s Secret, and Champs Sports, among others. The Kitsap Mall Property contains 2,677 surface parking spaces reflecting a parking ratio of 5.0 spaces per 1,000 square feet of net rentable area. For the trailing 12-month period ending March 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $389 per square foot with an average occupancy cost of 13.7%. As of April 30, 2013, the Kitsap Mall Property was 94.5% occupied by approximately 87 tenants, including seasonal and temporary tenants, and 91.7% leased excluding seasonal and temporary tenants.

The following table presents certain information relating to the tenancies at the Kitsap Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Sears	CCC/B3/CCC+	105,600	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Kohl’s	BBB+/Baa1/BBB+	76,145	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Macy’s	BBB/Baa3/BBB	121,000	22.7%	$8.69	$1,051,116	15.5%	$190	6.2%	1/31/2024
JC Penney(5)	B-/Caa1/CCC+	157,238	29.5%	$0.95	$150,000	2.2%	$114	2.1%	8/31/2018(7)

Total Anchor Tenants - Collateral		278,238	52.2%	$4.32	$1,201,116	17.8%

Major Tenants - Collateral

Hale’s Alehouse	NR/NR/NR	7,876	1.5%	$29.70	$233,917	3.5%	$228	20.5%	6/30/2020
Famous Footwear	NR/NR/NR	6,494	1.2%	$24.27	$157,611	2.3%	$279	17.9%	9/30/2015
Hollister Co.	NR/NR/NR	5,584	1.0%	$19.58	$109,342	1.6%	$204	21.4%	1/31/2019
Red Robin(5)	NR/NR/NR	7,000	1.3%	$14.50	$101,474	1.5%	$694	2.7%	1/31/2015
Barnes & Noble(5)(6)	NR/NR/NR	51,430	9.6%	$0.97	$50,000	0.7%	$184	2.0%	8/31/2015

Total Major Tenants - Collateral		78,384	14.7%	$8.32	$652,343	9.6%

Non-Major Tenants - Collateral		132,722	24.9%	$36.98	$4,907,887	72.6%

Occupied Collateral Total		489,344	91.7%	$13.82	$6,761,346	100.0%

Vacant Space		44,136	8.3%

Collateral Total		533,480	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through February 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending March 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	JC Penney, Red Robin and Barnes & Noble own their own improvements and are the lessees under ground leases with the borrower.
(6)	Barnes & Noble is subletting 19,320 square feet of space to Cost Plus World Market. Cost Plus World Market pays the greater of (i) 0.45% of gross sales and (ii) $50,000.
(7)	JC Penney has six, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Kitsap Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

				TTM
Tenant Name	2010	2011	2012	3/31/2013
JC Penney	$138	$139	$114	$114
Macy’s	$196	$194	$190	$190
Barnes & Noble	$175	$175	$175	$184
Gap	$159	$147	$135	$136
Hale’s Alehouse	$188	$255	$234	$228
Red Robin	$715	$733	$702	$694
Famous Footwear	$292	$264	$271	$279
Hollister Co.	$191	$198	$202	$204

Total In-line (<10,000 square feet)(2)	$384	$395	$390	$389
Occupancy Costs	13.5%	13.6%	13.3%	13.7%
(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet who reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Kitsap Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	10,840	2.0%	10,840	2.0%	$357,636	$32.99
2013	2	4,186	0.8%	15,026	2.8%	$134,095	$32.03
2014	19	42,402	7.9%	57,428	10.8%	$1,180,446	$27.84
2015	17	78,420	14.7%	135,848	25.5%	$1,088,282	$13.88
2016	8	12,845	2.4%	148,693	27.9%	$711,138	$55.36
2017	10	13,952	2.6%	162,645	30.5%	$539,132	$38.64
2018	3	161,634	30.3%	324,279	60.8%	$355,317	$2.20
2019	5	15,277	2.9%	339,556	63.6%	$477,128	$31.23
2020	2	11,076	2.1%	350,632	65.7%	$359,974	$32.50
2021	3	11,574	2.2%	362,206	67.9%	$330,567	$28.56
2022	1	2,089	0.4%	364,295	68.3%	$57,068	$27.32
2023	1	1,949	0.4%	366,244	68.7%	$44,827	$23.00
Thereafter	2	123,100	23.1%	489,344	91.7%	$1,125,736	$9.14
Vacant	0	44,136	8.3%	533,480	100.0%	$0	$0.00
Total/Weighted Average	76	533,480	100.0%			$6,761,346	$13.82
(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Kitsap Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	4/30/2013

92.1%	91.9%	91.9%	91.7%

(1)	Information obtained from the borrower.
(2)	Occupancy excludes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kitsap Mall Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$6,447,031	$6,539,947	$6,513,847	$6,761,346	$12.67
Grossed Up Vacant Space	0	0	0	1,607,820	3.01
Percentage Rent	980,759	757,402	744,080	608,475(1)	1.14
Total Reimbursables	3,806,718	3,736,706	3,982,708	3,847,035	7.21
Other Income	1,347,615	1,447,856	1,514,601	1,514,601	2.84
Less Vacancy & Credit Loss	(78,084)	18,081	(88,032)	(1,607,820)(2)	(3.01)

Effective Gross Income	$12,504,039	$12,499,992	$12,667,204	$12,731,457	$23.86
Total Operating Expenses	$4,180,612	$4,375,717	$4,487,366	$4,496,764	$8.43

Net Operating Income	$8,323,427	$8,124,275	$8,179,838	$8,234,693	$15.44
TI/LC	0	0	0	315,926	0.59
Capital Expenditures	0	0	0	106,696	0.20

Net Cash Flow	$8,323,427	$8,124,275	$8,179,838	$7,812,071	$14.64

NOI DSCR	1.81x	1.77x	1.78x	1.79x
NCF DSCR	1.81x	1.77x	1.78x	1.70x
NOI DY	10.8%	10.5%	10.6%	10.7%
NCF DY	10.8%	10.5%	10.6%	10.1%

(1)	Percentage Rent includes $483,244 of percentage overage rent and $125,231 of percentage rent in lieu.
(2)	The underwritten economic vacancy is 12.3%. The Kitsap Mall Property was 94.5% physically occupied inclusive of seasonal and temporary tenants and 91.7% physically occupied exclusive of seasonal and temporary tenants as of April 30, 2013.

Appraisal.    As of the appraisal valuation date of May 18, 2013, the Kitsap Mall Property had an “as-is” appraised value of $111,000,000.

Environmental Matters.   According to a Phase I environmental site assessment dated May 31, 2013, the Kitsap Mall Property identified one Recognized Environmental Condition (“REC”). The REC identified soil and groundwater contamination at the Sears Auto Shop (not part of the collateral). The Phase I report recommended Sears Auto Shop determine the extent of the contamination, however, any and all liability associated with the contamination is the responsibility of Sears Auto Shop.

Market Overview and Competition.   The Kitsap Mall Property is located along the Kitsap Peninsula in Silverdale, Washington. Located approximately 10 miles northwest of Bremerton, this metropolitan statistical area has become a primary retail hub within the area. The Bremerton metropolitan statistical area is located approximately 18 miles west of Seattle and transportation between the two metro areas is reliant on ferries due to the 65 mile drive without use of a ferry. The Kitsap Mall Property is the only regional shopping center within Kitsap County and the north part of the Olympic Peninsula. The Kitsap Mall Property is located approximately 0.2 miles southeast of Route 3 and is approximately one half mile south of Route 303.

According to the appraisal, the Kitsap Mall Property has a primary trade area that encompasses 10 miles within the Bremerton metropolitan statistical area. The 2013 population and average household income for the trade area were reported at approximately 191,931 and $74,623, respectively. According to the appraisal, the Kitsap Mall Property has a secondary trade area that encompasses 15 miles and has a 2013 population of 334,964. The appraiser estimated market rent for in-line tenants to be $27.98 per square foot on a triple net basis. Additionally, based on an average of comparable properties, the appraiser estimated a vacancy rate of 6.2%.

The following table presents certain information relating to some comparable retail center properties for the Kitsap Mall Property:

Competitive Set(1)

	Kitsap Mall (Subject)	Tacoma Mall	Lakewood Towne Center	The Commons at Federal Way	Westfield Southcenter	Westfield Capital
Market	Silverdale, WA	Tacoma, WA	Lakewood, WA	Federal Way, WA	Tukwila, WA	Olympia, WA
Distance from Subject	– –	33.0 miles	38.0 miles	43.0 miles	53.0 miles	58.0 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1985/1995	1964/2009	1961/2007	1975/2008	1961/2008	1978/2006
Anchors	JC Penney, Macy’s, Sears, Kohl’s	Nordstrom, Macy’s, Sears, JC Penney	Target, Burlington Coat Factory, Marshalls, Cinemas	Macy’s, Sears, Target, Century Theatres	Nordstrom, Macy’s, JC Penney, Sears	Macy’s, JC Penney
Total GLA	715,225 SF	1,325,746 SF	924,758 SF	783,299 SF	1,721,609 SF	779,268 SF
Total Occupancy	92%	98%	80%	95%	97%	95%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KITSAP MALL

The Borrower.    The borrower is Kitsap Mall LLC, a Delaware limited liability company and a single purpose entity with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kitsap Mall Mortgage Loan. The borrower is 100% indirectly owned by Retail Portfolio I, L.P. and Retail Portfolio II, L.P., the guarantors of certain nonrecourse carveouts under the Kitsap Mall Mortgage Loan.

The Sponsor.  The sponsor, Starwood Capital Global Group, L.P. (“SCGG”), a subsidiary of Starwood Capital Group, is a privately held global investment firm owned by more than 60 partners. SCGG has completed over 490 transactions representing assets of approximately $38.0 billion, with assets under management of approximately $23.0 billion, as of December 31, 2012. SCGG has approximately 250 employees located across 10 offices in five countries and has invested approximately $12.0 billion of equity since 1991. As of December 31, 2012, SCGG has invested in 36.1 million square feet of office space, 24.7 million square feet of retail space, over 2,200 hotels, 67,100 multifamily and condominium units and over 9,500 acres of land in over 20 operating companies.

Escrows.  No monthly tax escrow is required so long as no Trigger Period (as defined below) has occurred and is continuing under the Kitsap Mall Mortgage Loan. No monthly insurance escrow payments are required so long as (i) no Trigger Period has occurred and is continuing under the Kitsap Mall Mortgage Loan, or (ii) the insurance required to be maintained by the borrower is in effect under an acceptable blanket insurance policy. No upfront or monthly replacement reserve escrows are required so long as no Trigger Period has occurred and is continuing under the Kitsap Mall Mortgage Loan. In the event that a Trigger Period has occurred, a monthly replacement reserve of $5,300 will commence (subject to a cap of $64,000). The loan documents provide for an upfront escrow in the amount of $852,816 for tenant improvement and leasing commissions. In the event that a Trigger Period has occurred under the Kitsap Mall Mortgage Loan, a monthly tenant improvement and leasing commission escrow of $11,000 will commence (subject to a cap of $128,000).

Lockbox and Cash Management.  The Kitsap Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Trigger Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Trigger Period” will commence upon either of the following events: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter. A Trigger Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Kitsap Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Kitsap Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (ii) the lender reasonably determines that the proposed transferee is majority owned and controlled by a qualified transferee (as defined in the loan documents) and guarantor is acceptable to lender in all respects.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 70.0%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.25x; (iv) the execution and delivery of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

The loan documents permit certain sponsor affiliates to pledge their indirect ownership interests in the guarantor to an institutional lender providing a corporate line of credit or corporate credit facility to such sponsor affiliates, subject to certain conditions, including that such pledge or any foreclosure thereon does not result in a change in control of the borrower or guarantor, and the sponsor together with any affiliates controlled by the sponsor or any Qualified GP (as defined in the Kitsap Mall loan documents), with respect to whom a rating agency confirmation has been obtained, continues (i) to own, directly or indirectly, at least 10% of the equity interests in the borrower and guarantor and (ii) control the same.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Kitsap Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

SECURCARE SELF STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

SecurCare Self Storage Portfolio
1 526 McArthur Road Fayetteville, NC
2 4360 South Mingo Road Tulsa, OK
3 9135 South Sheridan Road Tulsa, OK
4 5311 Apex Highway Durham, NC
5 6834 South Trenton Avenue Tulsa, OK
6 13870 Indian Street Moreno Valley, CA
7 4729 Astrozon Boulevard Colorado Springs, CO
8 1010 North Loop 250 West Midland, TX
9 8457-D Roswell Road Sandy Springs, GA
10 426 South College Road Wilmington, NC
11 914 North Belt Line Road Grand Prairie, TX
12 3654 West Pioneer Parkway Pantego, TX
13 3120 Knickerbocker Road San Angelo, TX
14 1005 West Cotton Street Longview, TX
15 108 Gilmer Road Longview, TX
16 2316 Highway 19 North Meridian, MS
17 3415 Highway 45 North Meridian, MS
18 218 Eisenhower Drive Savannah, GA
19 4155 Milgen Road Columbus, GA
20 3233 East Highway 80 Odessa, TX
21 3814 West Amarillo Boulevard Amarillo, TX
22 4000 Interstate 40 East Amarillo, TX
23 1311 Northwest Loop 281 Longview, TX
24 831 North Forest Street Amarillo, TX
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
BAHAMAS
CUBA
Colorado Springs
Moreno Valley
Durham
Fayetteville
Wilmington
Tulsa
Oklahoma City
Amarillo
Midland
Odessa
San Angelo
Ft. Worth
Dallas
Longview
Meridian
Columbus
Savannah
Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – SecurCare Self Storage Portfolio

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance:	$41,104,000
Cut-off Date Principal Balance:	$41,104,000
% of Initial Pool Balance:	3.7%
Loan Purpose:	Refinance
SecurCare Properties II R, LLC;
Borrower Names:	SecurCare Value Properties R, LLC;
Oklahoma Self Storage, LP
Sponsors:	NSA OP, LP; Arlen Nordhagen
Mortgage Rate:	4.600%
Note Date:	June 10, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
Escrows and Reserves(1):
Type:	Initial	Monthly	Cap (If Any)
Taxes	$243,251	$46,319	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	$17,344	$624,372
Deferred Maintenance	$333,873	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio
Property Type:	Self Storage
Specific Property Type:	Self Storage
Location:	Various – See Table
Size:	1,040,619 SF
Cut-off Date Principal
Balance Per SF:	$39.50
Year Built/Renovated:	Various – See Table
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	81.8% (12/31/2010)
2nd Most Recent Occupancy (As of):	82.7% (12/31/2011)
Most Recent Occupancy (As of):	85.0% (12/31/2012)
Current Occupancy (As of):	83.1% (5/6/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$3,882,281 (12/31/2011)
2nd Most Recent NOI (As of):	$4,125,201 (12/31/2012)
Most Recent NOI (As of):	$4,233,814 (TTM 3/31/2013)
U/W Revenues:	$7,126,954
U/W Expenses:	$2,929,159
U/W NOI:	$4,197,795
U/W NCF:	$3,989,671
U/W NOI DSCR:	1.52x
U/W NCF DSCR:	1.44x
U/W NOI Debt Yield:	10.2%
U/W NCF Debt Yield:	9.7%
As-Is Appraised Value(2):	$56,000,000
As-Is Appraisal Valuation Date(2):	May 10, 2013
Cut-off Date LTV Ratio:	73.4%
LTV Ratio at Maturity or ARD:	58.7%

(1)	See “Escrows” section.
(2)	See “Appraisal” section.

The Mortgage Loan.    The mortgage loan (the “SecurCare Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 24 self storage properties located in seven states (the “SecurCare Self Storage Portfolio Properties”). The SecurCare Self Storage Portfolio Mortgage Loan was originated on June 10, 2013 by Wells Fargo Bank, National Association. The SecurCare Self Storage Portfolio Mortgage Loan had an original principal balance of $41,104,000, has an outstanding principal balance as of the Cut-off Date of $41,104,000 and accrues interest at an interest rate of 4.600% per annum. The SecurCare Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 25-year amortization schedule. The SecurCare Self Storage Portfolio Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrowers have the right to defease the SecurCare Self Storage Portfolio Mortgage Loan in whole, but not in part, on any day before April 1, 2023. In addition, the SecurCare Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$41,104,000	79.7%	Loan payoff	$28,205,826	54.7%
Sponsor’s new cash contribution(1)	10,497,982	20.3	Reserves	577,124	1.1
			Closing costs	519,032	1.0
			Previous partner buy-out	22,300,000	43.2
Total Sources	$51,601,982	100.0%	Total Uses	$51,601,982	100.0%

(1)

The sponsor’s new cash contribution is the result of a return of equity from the refinance of the Northwest Self Storage Portfolio, a mortgage loan that is also included in the WFRBS 2013–C15 securitization.

The Properties.  The SecurCare Self Storage Portfolio Mortgage Loan is secured by the fee interests in 24 self storage properties totaling 1,040,619 rentable square feet and located in seven states: Texas (11), Georgia (3), North Carolina (3), Oklahoma (3), Mississippi (2), California (1) and Colorado (1). No property consists of more than 10.5% of the Allocated Cut-off Date Principal Balance of the SecurCare Self Storage Portfolio Mortgage Loan and no property consists of more than 13.2% of the Underwritten Net Cash Flow. The SecurCare Self Storage Portfolio Properties range in size from 21,710 square feet to 132,895 square feet and as of May 6, 2013, the SecurCare Self Storage Portfolio Properties were 83.1% occupied.

The following table presents certain information relating to the SecurCare Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)
526 McArthur Road – Fayetteville, NC	$4,333,000	10.5%	80.8%	1973/NAP	107,346	$5,470,000
4360 South Mingo Road – Tulsa, OK	$3,961,000	9.6%	68.7%	1980/NAP	132,895	$5,000,000
9135 South Sheridan Road – Tulsa, OK	$3,565,000	8.7%	99.3%	1995/NAP	65,550	$4,500,000
5311 Apex Highway – Durham, NC	$3,090,000	7.5%	96.6%	1982/1992	45,590	$3,900,000
6834 South Trenton Avenue – Tulsa, OK	$2,812,000	6.8%	86.1%	1994/NAP	60,150	$3,550,000
13870 Indian Street – Moreno Valley, CA	$2,638,000	6.4%	76.5%	2003/NAP	57,360	$3,330,000
4729 Astrozon Boulevard – Colorado Springs, CO	$2,218,000	5.4%	84.8%	1986/NAP	50,145	$2,800,000
1010 North Loop 250 West – Midland, TX	$2,218,000	5.4%	94.1%	1978/NAP	42,528	$2,800,000
8457–D Roswell Road – Sandy Springs, GA	$1,941,000	4.7%	68.2%	1979/NAP	59,202	$2,450,000
426 South College Road – Wilmington, NC	$1,545,000	3.8%	92.2%	1982/NAP	26,201	$1,950,000
914 North Belt Line Road – Grand Prairie, TX	$1,252,000	3.0%	91.7%	1973/NAP	27,832	$1,580,000
3654 West Pioneer Parkway – Pantego, TX	$1,236,000	3.0%	82.3%	1972/NAP	33,980	$1,560,000
3120 Knickerbocker Road – San Angelo, TX	$1,085,000	2.6%	87.2%	1971/NAP	43,520	$1,370,000
1311 Northwest Loop 281 – Longview, TX	$1,077,000	2.6%	85.5%	1974/NAP	29,020	$1,360,000
108 Gilmer Road – Longview, TX	$1,046,000	2.5%	80.8%	1979/NAP	36,620	$1,320,000
2316 Highway 19 North – Meridian, MS	$1,030,000	2.5%	90.4%	1977/NAP	27,880	$1,300,000
3415 Highway 45 North – Meridian, MS	$1,030,000	2.5%	86.2%	1975/NAP	25,080	$1,300,000
218 Eisenhower Drive – Savannah, GA	$1,030,000	2.5%	97.1%	1976/NAP	21,716	$1,300,000
4155 Milgen Road – Columbus, GA	$832,000	2.0%	90.3%	1977/NAP	24,624	$1,050,000
3233 East Highway 80 – Odessa, TX	$753,000	1.8%	95.3%	1978/NAP	22,450	$950,000
3814 West Amarillo Boulevard – Amarillo, TX	$701,000	1.7%	83.2%	1983/NAP	32,160	$885,000
4000 Interstate 40 East – Amarillo, TX	$697,000	1.7%	87.3%	1976/2013	21,710	$880,000
1005 West Cotton Street – Longview, TX	$570,000	1.4%	67.1%	1972/NAP	24,000	$720,000
831 North Forest Street – Amarillo, TX	$444,000	1.1%	67.4%	1973/NAP	23,060	$560,000
Total/Weighted Average	$41,104,000	100.0%	83.1%		1,040,619	$51,885,000

(1)

Although the summation of the individual appraised values is $51,885,000, the appraiser concluded that the aggregate value of the portfolio as a whole is $56,000,000. See “Appraisal” section for more details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

The following table presents historical occupancy percentages at the SecurCare Self Storage Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/6/2013
81.8%	82.7%	85.0%	83.1%
(1) Information obtained from the borrowers.

Operating History and Underwritten Net Cash Flow.    The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SecurCare Self Storage Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$6,773,260	$7,021,317	$6,522,270	$6,949,868	$6.68
Grossed Up Vacant Space	0	0	0	1,371,264	1.32
Less Concessions	(733,646)	(574,265)	0	(694,977)	(0.67)
Other Income	526,518	559,939	614,669	765,391	0.74
Less Vacancy & Credit Loss	0	0	0	(1,264,592)(1)	(1.22)

Effective Gross Income	$6,566,132	$7,006,991	$7,136,939	$7,126,954	$6.85

Total Operating Expenses	$2,683,851	$2,881,790	$2,903,125	$2,929,159	$2.81

Net Operating Income	$3,882,281	$4,125,201	$4,233,814	$4,197,795	$4.03
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	208,124	0.20

Net Cash Flow	$3,882,281	$4,125,201	$4,233,814	$3,989,671	$3.83

NOI DSCR	1.40x	1.49x	1.53x	1.52x
NCF DSCR	1.40x	1.49x	1.53x	1.44x
NOI DY	9.4%	10.0%	10.3%	10.2%
NCF DY	9.4%	10.0%	10.3%	9.7%
(1) The underwritten economic vacancy is 15.2%. The SecurCare Self Storage Portfolio Properties were 83.1% physically occupied as of May 6, 2013.

Appraisal.  As of the appraisal valuation dates ranging from May 1, 2013 to May 8, 2013 the SecurCare Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $51,885,000. However, the appraiser assumed a portfolio premium due to the SecurCare Self Storage Portfolio Properties covering a wide variety of areas and regions as well as a scarcity of available self storage portfolios, which would increase investor demand if marketed as a portfolio and determined a portfolio “as-is” appraised value of $56,000,000.

Environmental Matters.    According to the Phase I environmental site assessments dated from March 8, 2013 through April 5, 2013, recognized environmental conditions (“REC”) were identified at three of the SecurCare Self Storage Portfolio Properties. A former gasoline service station and a tire station were located immediately southeast of the 4360 South Mingo Road property and an auto body and paint facility were located immediately east of the 4360 South Mingo Road property. A Phase II investigation was performed to address the potential of polluted soil and/or ground water at the 4360 South Mingo Road property. The result of a Phase II environmental site assessment dated May 28, 2013 recommended no further action. An REC was identified at the 3120 Knickerbocker Road property due to a dry-cleaner located immediately south of the 3120 Knickerbocker Road property. The Phase I site assessment recommended a sub-surface Phase II investigation and a Phase II environmental assessment dated May 24, 2013 recommended no further investigation. An REC was identified at the 4000 Interstate 40 East property due to a chemical storage area located immediately south of the 4000 Interstate 40 East property. The Phase I site assessment recommended a sub-surface Phase II investigation and a Phase II environmental assessment dated May 24, 2013 recommended no further action.

According to Phase I environmental assessments dated March 8, 2013 through April 5, 2013, there were no evidence of any RECs at the remaining SecurCare Self Storage Portfolio Properties.

The Borrowers.    The borrowers are comprised of two separate limited liability companies and one limited partnership, each of which is a single purpose entity and has an independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SecurCare Self Storage Portfolio Mortgage Loan. NSA OP, LP and Arlen Nordhagen are the guarantors of certain nonrecourse carveouts under the SecurCare Self Storage Portfolio Mortgage Loan.

The Sponsors.    The sponsors are NSA OP, LP (“NSA”) and Arlen Nordhagen. NSA is a private upREIT that is the managing member and sole owner of the two separate limited liability companies and one limited partnership that consist of the borrowers. NSA will allocate operating partnership units in exchange for the borrowers’ interest in the properties. NSA was formed via the contributions of self storage assets from three self storage operators: SecurCare Self Storage, Northwest Self Storage and Optivest Properties. Arlen Nordhagen is the President of SecurCare Self Storage and also serves as the CEO of NSA. Mr. Nordhagen was one of the founders of SecurCare in 1988 and SecurCare currently operates 140 self storage facilities in 11 states. In 2011, Mr. Nordhagen was involved in a discounted pay-off of a loan secured by a self storage property located at 13870 Indian Street, Morena Valley, California. The 13870 Indian Street property is included in the SecurCare Self Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURCARE SELF STORAGE PORTFOLIO

Escrows.    The loan documents provide for upfront escrows in the amount of $243,251 for real estate taxes and $333,873 for deferred maintenance. The loan documents provide for ongoing monthly reserves in the amount of $46,319 for real estate taxes and ongoing monthly deposits of $17,344 for replacement reserves (subject to a cap of $624,372). Ongoing monthly reserves for insurance are not required so as long as (i) no event of default has occurred and is continuing; (ii) the SecurCare Self Storage Portfolio Properties are covered by an acceptable blanket policy; and (iii) the borrowers provide the lender with evidence of renewal of the policies and proof of payment of the insurance premiums when due.

Lockbox and Cash Management.  The SecurCare Self Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct the property managers to deliver all rents with respect to the SecurCare Self Storage Portfolio Properties directly into the lockbox account. The loan documents also require that all revenues received by the borrowers or the property managers be deposited into the lockbox account within one business day of receipt. Other than during a Cash Trap Event Period (as defined below), all funds on deposit are disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter; and (iii) the debt yield being less than 8.75% at the end of any calendar quarter. A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default; with regards to circumstances in clause (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is continuing pursuant to clause (iii)); with regards to circumstances in clause (iii) the debt yield is equal to or greater than 9.0% for two consecutive quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is continuing pursuant to clause (ii)).

Property Management. The SecurCare Self Storage Portfolio Properties are managed by an affiliate of the borrowers.

Assumption.  The borrowers have the right to transfer the SecurCare Self Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.    The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SecurCare Self Storage Portfolio Properties; provided that the borrowers will not be required to spend more than 200% of the cost of a stand-alone policy for terrorism insurance immediately prior to the date that TRIPRA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

Sunrise Technology Park
12351, 12343, 12369 & 12379 Sunrise Valley Drive
Reston, VA 20191
MARYLAND
VIRGINIA
Potomac River
Seneca Creek State Park
Countryside
Sugarland Run
Ashburn
Sterling
LOUDOUN COUNTY
Great Falls
Herndon
RESTON
Washington Dulles International Airport
Dulles Toll Road
McLean
Washington, DC 12 miles
Wolf Trap
Tysons Corner
Franklin Farm
FAIRFAX COUNTY
Vienna
Oakton
Chantilly
Merrifield
Centreville
Fair Oaks
Fairfax
Annandale
Capital Beltway
Northern Virginia Regional Park
Algonkian Regional Park
Chesapeake & Ohio Canal Natl. Historic Park
Lake Fairfax Park
US Geological Survey
Reston Town Center
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
George Mason University
Inova Fair Oaks Hospital
Inova Fairfax Hospital
Leesburg Pike
Lee Hwy
Germantown
Gaithersburg
Leesburg
Rockville
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Manassas
Woodbridge
Dale City
Columbia
Bethesda
Silver Spring

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Sunrise Technology Park

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$40,430,000
Cut-off Date Principal Balance:	$40,430,000
% of Initial Pool Balance:	3.7%

Loan Purpose:	Refinance

Borrower Name:	Sunrise Tech Park Co. LLC
Sponsor:	TRZ Holdings LLC
Mortgage Rate:	3.700%
Note Date:	June 10, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine

  Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$368,516	$46,064	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	$5,259	$189,347
TI/LC Reserve	$481,659	$26,298	NAP
GSA Space TI/LC Reserve	$500,000	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban
Location:	Reston, VA
Size:	315,579 SF
Cut-off Date Principal Balance Per SF:	$128.11

Year Built/Renovated:	1985/NAP
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	90.0% (12/31/2010)
2nd Most Recent Occupancy (As of):	85.7% (12/31/2011)
Most Recent Occupancy (As of):	88.0% (12/31/2012)
Current Occupancy (As of):	90.4% (4/30/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$5,061,750 (12/31/2011)
2nd Most Recent NOI (As of):	$4,719,135 (12/31/2012)
Most Recent NOI (As of):	$4,677,451 (TTM 3/31/2013)

U/W Revenues:	$6,135,357
U/W Expenses:	$1,549,943
U/W NOI:	$4,585,413
U/W NCF:	$4,093,849
U/W NOI DSCR:	2.05x
U/W NCF DSCR:	1.83x
U/W NOI Debt Yield:	11.3%
U/W NCF Debt Yield:	10.1%
As-Is Appraised Value:	$62,200,000
As-Is Appraisal Valuation Date:	April 17, 2013
Cut-off Date LTV Ratio:	65.0%
LTV Ratio at Maturity or ARD:	54.3%

(1)    See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Sunrise Technology Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four adjacent office buildings, located in Reston, Virginia (the “Sunrise Technology Park Property”). The Sunrise Technology Park Mortgage Loan was originated on June 10, 2013 by The Royal Bank of Scotland. The Sunrise Technology Park Mortgage Loan had an original principal balance of $40,430,000, has an outstanding principal balance as of the Cut-off Date of $40,430,000 and accrues interest at an interest rate of 3.700% per annum. The Sunrise Technology Park Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Sunrise Technology Park Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to defease the Sunrise Technology Park Mortgage Loan in whole, but not in part, on any due date before April 1, 2023. In addition, the Sunrise Technology Park Mortgage Loan is prepayable without penalty on or after April 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$40,430,000	100.0%	Loan payoff	$35,649,274	88.2%
			Reserves	1,350,175	3.3
			Closing costs	353,040	0.9
			Return of equity	3,077,511	7.6
Total Sources	$40,430,000	100.0%	Total Uses	$40,430,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

The Property.  The Sunrise Technology Park Property consists of three, one-story and one, two-story class B office buildings located in Reston, Virginia. The Sunrise Technology Park Property was built in 1985 on 21.7 acres of land and contains 315,579 rentable square feet. The Sunrise Technology Park Property was originally constructed as an office flex property, which allows tenants the ability to build out their space with office and warehouse space per their specifications. The Sunrise Technology Park Property is comprised of 246,376 square feet of office space and 69,203 square feet of data center space. As of April 30, 2013, the Sunrise Technology Park Property was 90.4% leased to a mix of 14 separate government, technology, healthcare and professional service tenants.

The following table presents certain information relating to the tenancies at the Sunrise Technology Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P) (1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
ValueOptions	NR/NR/NR	61,229	19.4%	$15.29	$936,337	18.2%	6/30/2017
United States of America	AAA/Aaa/AA+	30,139	9.6%	$26.56	$800,492	15.5%	4/9/2018
Verizon Business Services	A/A3/A-	32,189	10.2%	$23.00	$740,347	14.4%	2/28/2019
Government Scientific Source	NR/NR/NR	36,585	11.6%	$14.69	$537,434	10.4%	10/11/2014
Level 3 Communications	NR/NR/NR	16,391	5.2%	$30.00	$491,730	9.5%	12/31/2017
Carahsoft Technology Corp	NR/NR/NR	32,671	10.4%	$13.91	$454,454	8.8%	5/31/2016
MCI Metro Access Transmission	B-/Caa2/B	16,739	5.3%	$21.00	$351,519	6.8%	2/28/2015
Rincon Technology	NR/NR/NR	13,954	4.4%	$12.36	$172,471	3.3%	3/20/2018
Comcast of Virginia	BBB+/A3/A-	11,116	3.5%	$15.30	$170,075	3.3%	12/31/2014

Total Major Tenants		251,013	79.5%	$18.54	$4,654,859	90.2%

Non-Major Tenants		34,278	10.9%	$14.69	$503,433	9.8%

Occupied Collateral		285,291	90.4%	$18.08	$5,158,292	100.0%

Vacant Space		30,288	9.6%

Collateral Total		315,579	100.0%

(1)    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)    Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through December 2013.

The following tables present certain information relating to the lease rollover schedule at the Sunrise Technology Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	47,701	15.1%	47,701	15.1%	$707,508	$14.83
2015	2	26,112	8.3%	73,813	23.4%	$625,783	$23.97
2016	2	40,130	12.7%	113,943	36.1%	$551,421	$13.74
2017	2	77,968	24.7%	191,911	60.8%	$1,287,856	$16.52
2018	2	44,093	14.0%	236,004	74.8%	$972,963	$22.07
2019	2	37,640	11.9%	273,644	86.7%	$828,544	$22.01
2020	0	0	0.0%	273,644	86.7%	$0	$0.00
2021	0	0	0.0%	273,644	86.7%	$0	$0.00
2022	1	3,884	1.2%	277,528	87.9%	$60,008	$15.45
2023	1	7,763	2.5%	285,291	90.4%	$124,208	$16.00
Thereafter	0	0	0.0%	285,291	90.4%	$0	$0.00
Vacant	0	30,288	9.6%	315,579	100.0%	$0	$0.00
Total / Weighted	14	315,579	100.0%			$5,158,292	$18.08

(1)    Information obtained from the underwritten rent roll.

(2)    Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)    Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

The following table presents historical occupancy percentages at the Sunrise Technology Park Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/30/2013
90.0%	85.7%	88.0%	90.4%
(1) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.    The following table presents certain information relating to the Underwritten Net Cash Flow at the Sunrise Technology Park Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$4,884,178	$4,922,997	$4,842,957	$5,158,292	$16.35
Grossed Up Vacant Space	0	0	0	567,294	1.80
Total Reimbursables	1,138,634	1,226,883	1,288,433	1,263,770	4.00
Other Income	525,487	46,782	43,558	43,558	0.14
Less Vacancy & Credit Loss	(71,843)	1,071	(655)	(897,557)(1)	(2.84)

Effective Gross Income	$6,476,456	$6,197,733	$6,174,293	$6,135,357	$19.44

Total Operating Expenses	$1,414,706	$1,478,598	$1,496,842	$1,549,943	$4.91

Net Operating Income	$5,061,750	$4,719,135	$4,677,451	$4,585,413	$14.53
TI/LC	0	0	0	428,449	1.36
Capital Expenditures	0	0	0	63,116	0.20

Net Cash Flow	$5,061,750	$4,719,135	$4,677,451	$4,093,849	$12.97

NOI DSCR	2.27x	2.11x	2.09x	2.05x
NCF DSCR	2.27x	2.11x	2.09x	1.83x
NOI DY	12.5%	11.7%	11.6%	11.3%
NCF DY	12.5%	11.7%	11.6%	10.1%

   (1)    The underwritten economic vacancy is 13.0%. The Sunrise Technology Park Property was 90.4% physically occupied as of April 30, 2013.

Appraisal.    As of the appraisal valuation date of April 17, 2013, the Sunrise Technology Park Property had an “as-is” appraised value of $62,200,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 24, 2013, there was no evidence of any recognized environmental conditions, but continued implementation of the existing asbestos operations and maintenance (“O&M”) plan is recommended.

Market Overview and Competition.    The Sunrise Technology Park Property is located in Reston, Fairfax County, Virginia approximately 23 miles northwest of the Washington, DC central business district and six miles east of the Washington Dulles International Airport. According to the appraisal, the estimated 2013 population and average household income within a five-mile radius of the Sunrise Technology Park Property are 222,526 and $154,469, respectively. The average unemployment rate in Fairfax County in 2012 was 4.0% compared to the Washington, DC metropolitan statistical area’s unemployment of 5.4%.

According to a third party market research report, the Reston office submarket, contains approximately 4.5 million square feet of class B office space with an overall vacancy rate of 15.8%, as of the first quarter 2013. The overall market rent was $22.52 per square foot, on a triple net basis, as of the first quarter 2013.

Competitive Set(1)

	Sunrise Technology Park (Subject)	Greenbriar Corporate	Monroe Business Center 4	Southgate I	Sunset Corporate Plaza 1	Dulles Business Park
Market	Reston, VA	Fairfax, VA	Herndon, VA	Chantilly, VA	Reston, VA	Chantilly, VA
Distance from Subject	--	5.8 miles	2.9 miles	8.7 miles	3.2 miles	5.7 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built	1985	1986	1987	2000	1985	2001
Total GLA	315,579 SF	111,722 SF	23,772 SF	104,000 SF	101,000 SF	163,190 SF
Total Occupancy	90%	77%	85%	85%	100%	100%

(1)	Information obtained from the appraisal dated April 17, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUNRISE TECHNOLOGY PARK

The Borrower.  The borrower is Sunrise Tech Park Co. LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sunrise Technology Park Mortgage Loan. TRZ Holdings LLC is the guarantor of certain nonrecourse carveouts under the Sunrise Technology Park Mortgage Loan.

The Sponsor.    The sponsor, TRZ Holdings LLC, is a wholly owned subsidiary of Brookfield (NYSE: BPO), a publicly traded commercial real estate firm with its U.S. headquarters located in New York, New York, and ownership in properties located throughout the U.S., Canada, Australia and the United Kingdom. As of December 31, 2012, Brookfield had total assets of approximately $27.5 billion.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $368,516 for real estate taxes, $481,659 for tenant improvements and leasing commissions and $500,000 for tenant improvements and leasing commissions associated with the United States of America re-leasing their space. The $500,000 reserve is expected to be released to the borrower in the near future since the United States of America executed a lease extension on July 12, 2013. The loan documents also provide for ongoing monthly escrows in the amount of $46,064 for real estate taxes, $5,259 for replacement reserves (subject to a cap of $189,347) and $26,298 for tenant improvements and leasing commissions. No monthly insurance escrow is required so long as the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with satisfactory proof of renewal and payment of insurance premiums.

Lockbox and Cash Management.  The Sunrise Technology Park Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.10x as of the end of any calendar quarter (or at any time when an approved mezzanine loan (as described below) is outstanding). A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when (1) an amortizing debt service coverage ratio of at least 1.10x has been achieved for two consecutive calendar quarters or (2) the borrower deposits additional collateral to the lender to achieve a debt service coverage ratio of at least 1.10x.

Property Management.  The Sunrise Technology Park Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Sunrise Technology Park Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. Not permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.    The borrower has the right to incur mezzanine financing subject to customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 80.0%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.15x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Sunrise Technology Park Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of six months. The terrorism insurance policy required to be obtained by the borrower may be issued by a captive insurance company wholly-owned and controlled by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

NORTHWEST SELF STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

TACOMA
Kent
Lakewood
Puyallup
Hoquiam
Aberdeen
Olympia
Lacey
Ellensburg
MT. RAINIER NATIONAL PARK
Centralia
Chehalis
Pacific Ocean
WASHINGTON
Yakima
MOUNT ST. HELENS NATL VOLCANIC PARK
YAKIMA INDIAN RESERVATION
Astoria
Longview
Battle Ground
St. Helens
Vancouver
Columbia River
PORTLAND
The Dalles
Hillsboro
Gresham
Beaverton
Clackamas
Mount Hood
McMinnville
Canby
Woodburn
OREGON

Northwest Self Storage Portfolio		
1	1239 Southeast 1st Avenue	Canby, OR
2	3312 Pacific Avenue	Forest Grove, OR
3	14735 Southeast 82nd Drive	Clackamas, OR
4	629 Southeast Mount Hood Highway	Gresham, OR
5	576 Southwest Halsey Street	Troutdale, OR
6	2656 Olympic Street	Springfield, OR
7	18 Northwest 29th Avenue	Battle Ground, WA
8	2401 Harrison Avenue	Centralia, WA
9	1533 Bishop Road	Chehalis, WA
10	599 Highway 99 North	Eugene, OR
11	100 Southeast 3rd Street	Bend, OR
12	1600 North Highway 97	Redmond, OR
13	7901 Old Highway 99 North	Roseburg, OR

Lincoln City
Keizer
Silverton
CLACKAMAS
WASCO
SALEM
POLK
Stayton
MARION
Warm Springs
Newport
Corvallis
Albany
Madras
LINCOLN
LINN
JEFFERSON
Lebanon
BENTON
Sweet Home
Junction City
Redmond
Sisters
Prineville
SIUSLAW NATIONAL FOREST
EUGENE
CASCADE RANGE
DESCHUTES
Florence
Veneta
Springfield
Bend
CROOK
LANE
Pacific Ocean
Three Rivers
Newberry Natl. Volcanic Monument
Reedsport
Cottage Grove
Oakridge
North Bend
Coos Bay
Sutherlin
Coquille
Roseburg
KLAMATH
LAKE
Bandon
COOS
Myrtle Point
DOUGLAS
Tri-City
Crater Lake
CRATER LAKE NATIONAL PARK
JACKSON
CURRY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Northwest Self Storage Portfolio

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance:	$ 27,084,000
Cut-off Date Principal Balance:	$ 27,084,000
% of Initial Pool Balance:	2.4%

Loan Purpose:	Refinance

Borrower Names(1):	Various
Sponsors:	NSA OP, LP; Kevin Howard; Tim
Warren
Mortgage Rate:	4.650%
Note Date:	June 10, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	300 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$83,256	$28,113	NAP
Insurance	$0	Springing	NAP
ReplacementReserves	$0	$7,046	$253,659
DeferredMaintenance	$38,951	$0	NAP

Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Self Storage
Specific Property Type:	Self Storage
Location:	Various – See Table
Size:	563,685 SF
Cut-off Date Principal	$48.05
Balance Per SF:
Year Built/Renovated:	Various – See Table
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	84.3%(12/31/2010)
2nd Most Recent Occupancy (As of):	83.5%(12/31/2011)
Most Recent Occupancy (As of):	84.2%(12/31/2012)
Current Occupancy (As of):	85.2%(5/2/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$2,492,178(12/31/2011)
2nd Most Recent NOI (As of):	$2,628,466(12/31/2012)
Most Recent NOI (As of):	$2,690,777 (TTM 3/31/2013)

U/W Revenues:	$4,343,612
U/W Expenses:	$1,681,729
U/W NOI:	$2,661,883
U/W NCF:	$2,577,331
U/W NOI DSCR:	1.45x
U/W NCF DSCR:	1.41x
U/W NOI Debt Yield:	9.8%
U/W NCF Debt Yield:	9.5%
As-Is Appraised Value(3):	$36,900,000
As-Is Appraisal Valuation Date(3):	May 10, 2013
Cut-off Date LTV Ratio:	73.4%
LTV Ratio at Maturity or ARD:	58.8%

(1)	The borrowers consist of 12 separate limited liability companies. See “The Borrower” section.
(2)	See “Escrows” section.
(3)	See “Appraisal” section.

The Mortgage Loan.    The mortgage loan (the “Northwest Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 13 self storage properties located in two states (the “Northwest Self Storage Portfolio Properties”). The Northwest Self Storage Portfolio Mortgage Loan was originated on June 10, 2013 by Wells Fargo Bank, National Association. The Northwest Self Storage Portfolio Mortgage Loan had an original principal balance of $27,084,000, has an outstanding principal balance as of the Cut-off Date of $27,084,000 and accrues interest at an interest rate of 4.650% per annum. The Northwest Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 25-year amortization schedule. The Northwest Self Storage Portfolio Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrowers have the right to defease the Northwest Self Storage Portfolio Mortgage Loan in whole, but not in part, on any date before April 1, 2023. In addition, the Northwest Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$27,084,000	100.0%	Loan payoff	$15,766,723	58.2%
			Reserves	122,207	0.5
			Closing costs	443,498	1.6
			Return of equity(1)	10,751,572	39.7
Total Sources	$27,084,000	100.0%	Total Uses	$27,084,000	100.0%

(1)

The sponsor’s return of equity was used to buy-out previous partners’ ownership interests in the SecurCare Self Storage Portfolio Properties, a mortgage loan that is also included in the WFRBS 2013–C15 securitization.

The Properties.  The Northwest Self Storage Portfolio Mortgage Loan is secured by the fee interest in 13 self storage properties totaling 563,685 rentable square feet located in two states: Oregon (10) and Washington (3). No property consists of more than 13.6% of the Allocated Cut-off Date Principal Balance and 13.8% of the Underwritten Net Cash Flow for the Northwest Self Storage Portfolio Mortgage Loan. The Northwest Self Storage Portfolio Properties range in size from 32,350 square feet to 59,570 square feet and as of May 2, 2013, the Northwest Self Storage Portfolio Properties were 85.2% occupied.

The following table presents certain information relating to the Northwest Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)
1239 Southeast 1st Avenue – Canby, OR	$3,672,000	13.6%	85.2%	1993/NAP	56,698	$4,650,000
3312 Pacific Avenue – Forest Grove, OR	$2,665,000	9.8%	94.3%	1994/NAP	38,385	$3,375,000
14735 Southeast 82nd Drive – Clackamas, OR	$2,598,000	9.6%	93.0%	1976/NAP	47,612	$3,290,000
629 Southeast Mount Hood Highway – Gresham, OR	$2,468,000	9.1%	80.0%	1997/NAP	47,900	$3,125,000
576 Southwest Halsey Street – Troutdale, OR	$2,290,000	8.5%	78.7%	1996/NAP	45,555	$2,900,000
2656 Olympic Street – Springfield, OR	$2,282,000	8.4%	80.8%	1989/NAP	39,500	$2,890,000
18 Northwest 29th Avenue – Battle Ground, WA	$2,132,000	7.9%	97.1%	2001/NAP	37,655	$2,700,000
2401 Harrison Avenue – Centralia, WA	$2,053,000	7.6%	80.5%	1986/NAP	47,120	$2,600,000
1533 Bishop Road – Chehalis, WA	$1,580,000	5.8%	72.7%	1996/NAP	39,800	$2,000,000
599 Highway 99 North – Eugene, OR	$1,501,000	5.5%	77.5%	1999/NAP	33,175	$1,900,000
100 Southeast 3rd Street – Bend, OR	$1,481,000	5.5%	94.7%	1989/NAP	32,350	$1,875,000
1600 North Highway 97 – Redmond, OR	$1,248,000	4.6%	80.9%	1993/NAP	38,365	$1,580,000
7901 Old Highway 99 North – Roseburg, OR	$1,114,000	4.1%	91.7%	2003/NAP	59,570	$1,410,000
Total/Weighted Average	$27,084,000	100.0%	85.2%		563,685	$34,295,000

(1)

Although the summation of the individual appraised values is $34,295,000, the appraiser concluded that the aggregate value of the portfolio as a whole is $36,900,000. See “Appraisal” section for more details.

The following table presents historical occupancy percentages at the Northwest Self Storage Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	5/2/2013
84.3%	83.5%	84.2%	85.2%

(1)	Information obtained from the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northwest Self Storage Portfolio Properties:

Cash Flow Analysis

			TTM 3/31/2013
	2011	2012		U/W	U/W $ per SF
Base Rent	$3,810,087	$3,966,608	$4,033,595	$4,240,049	$7.52
Grossed Up Vacant Space	0	0	0	808,992	1.44
Total Reimbursables	0	0	0	0	0.00
Other Income	274,254	306,038	310,017	331,523	0.59
Less Vacancy & Credit Loss	0	0	0	(1,036,952)(1)	(1.84)

Effective Gross Income	$4,084,341	$4,272,646	$4,343,612	$4,343,612	$7.71

Total Operating Expenses	$1,592,163	$1,644,180	$1,652,835	$1,681,729	$2.98

Net Operating Income	$2,492,178	$2,628,466	$2,690,777	$2,661,883	$4.72
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	84,553	0.15

Net Cash Flow	$2,492,178	$2,628,466	$2,690,777	$2,577,331	$4.57

NOI DSCR	1.36x	1.43x	1.47x	1.45x
NCF DSCR	1.36x	1.43x	1.47x	1.41x
NOI DY	9.2%	9.7%	9.9%	9.8%
NCF DY	9.2%	9.7%	9.9%	9.5%

(1)	The underwritten economic vacancy is 18.5%. The Northwest Self Storage Portfolio Properties were 85.2% physically occupied as of May 2, 2013.

Appraisal.  As of the appraisal valuation dates ranging from May 1, 2013 to May 8, 2013 the Northwest Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $34,295,000. However, the appraiser assumed a portfolio premium due to the Northwest Self Storage Portfolio Properties covering a wide variety of areas and regions as well as a scarcity of available self storage portfolios, which would increase investor demand if marketed as a portfolio and determined a portfolio “as-is” appraised value of $36,900,000.

Environmental Matters.  According to the Phase I environmental site assessments dated March 15, 2013 through April 5, 2013, recognized environmental conditions (“REC”) were identified at two of the Northwest Self Storage Portfolio Properties. Due to a reported 1995 release of waste oil and the property’s prior use as a crane service facility, a Phase II environmental site assessment was performed at the 7901 Old Highway 99 North property. A Phase II environmental site assessment dated May 10, 2013 tested the soil and based on the analytical results no further investigation was recommended. RECs were identified at the 2401 Harrison Avenue property due to the property operating as a former gasoline station from 1957 through 1972. A Phase II environmental site assessment dated June 4, 2013 was performed to test the soil and groundwater and based on the analytical results, the historical site operations associated with a former gasoline station has not impacted the subsurface soil or ground water and no further investigation was recommended.

According to Phase I environmental assessments dated March 15, 2013 through April 5, 2013, there were no evidence of any RECs at the remaining Northwest Self Storage Portfolio Properties.

The Borrowers.  The borrowers comprise 12 separate limited liability companies, each of which is a single purpose entity and has an independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Northwest Self Storage Portfolio Mortgage Loan. NSA OP, LP, Kevin Howard and Tim Warren are the guarantors of certain nonrecourse carveouts under the Northwest Self Storage Portfolio Mortgage Loan.

The Sponsors.  The sponsors are NSA OP, LP (“NSA”), Kevin Howard and Tim Warren. NSA OP, LP is a private upREIT that is the managing member and sole owner of the 12 separate limited liability companies that consist of the borrower. NSA will allocate operating partnership units in exchange for the borrowers’ interest in the properties. NSA was formed via the contributions of self storage assets from three self storage operators: SecurCare Self Storage, Northwest Self Storage, Optivest Properties. Kevin Howard and Tim Warren are the principals of Northwest Storage, which own approximately 70 self storage facilities in Oregon and Washington.

Escrows.  The loan documents provide for upfront escrows in the amount of $83,256 for real estate taxes and $38,951 for deferred maintenance. The loan documents provide for ongoing monthly reserves in the amount of $28,113 for real estate taxes and ongoing monthly deposits of $7,046 for replacement reserves (subject to a cap of $253,659). Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Northwest Self Storage Portfolio Properties are covered by an acceptable blanket policy; and (iii) the borrowers provide the lender with evidence of renewal of the policies and proof of payment of the insurance premiums when due.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTHWEST SELF STORAGE PORTFOLIO

Lockbox and Cash Management.    The Northwest Self Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct the property managers to deliver all rents with respect to the Northwest Self Storage Portfolio Properties directly into the lockbox account. The loan documents also require that all revenues received by the borrowers or the property managers into the lockbox account within one business day of receipt. Other than during a Cash Trap Event Period (as defined below), all funds on deposit are disbursed to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter; and (iii) the debt yield being less than 8.25% at the end of any calendar quarter. A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default; with regards to circumstances in clause (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is continuing pursuant to clause (iii)); with regards to circumstances in clause (iii), the debt yield is equal to or greater than 8.5% for two consecutive quarters (provided that an event of default has not occurred and is continuing and a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (ii)).

Property Management.  The Northwest Self Storage Portfolio Properties are managed by an affiliate of the borrowers.

Assumption.  The borrowers have the right to transfer the Northwest Self Storage Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Partial Release.  Not permitted

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Northwest Self Storage Portfolio Properties; provided that the borrowers will not be required to spend more than 200% of the cost of a stand-alone policy for terrorism insurance immediately prior to the date that TRIPRA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHARLOTTE SOUTHPARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHARLOTTE SOUTHPARK

Renaissance Charlotte Southpark
5501 Carnegie Boulevard
Charlotte, NC 28209
CHARLOTTE
MECKLENBURG COUNTY
NORTH CAROLINA
SOUTH CAROLINA
YORK COUNTY
Uptown
South End
Dilworth
Elizabeth
Belmont
Plaza-Midwood
NoDa
Tryon Hills
Lakewood
Oak Forest
Newell
Hickory Ridge
Eastland
Providence Park
Myers Park
South Park
Sharon Woods
Carmel
Lansdowne
East Forest
Pineville
White Oak
Ballantyne
Fort Mill
Yorkmount
Charlotte/Douglas Intl Airport
Sugar Creek Park & Recr. Center
Freedom Park
Renaissance Park
Revolution Park
Clanton Park
Park Road Park
Ramblewood Park
James Boyce Park
Campbell Creek Greenway
Quail Hollow Country Club
Carmel Country Club
Ballantyne Country Club
Myers Park Country Club
Charlotte Country Club
Carolina Golf Club
Kilborne Park
SouthPark Mall
Fairview Rd
LIGHT RAIL
LYNX
AMTRAK
Huntersville
CONCORD
Harrisburg
Mint Hill
Matthews
Indian Trail
Mt Holly
Stallings
Weddington

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Renaissance Charlotte Southpark

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance:	$24,000,000
Cut-off Date Principal Balance:	$ 23,975,328
% of Initial Pool Balance:	2.2%

Loan Purpose:	Refinance

Borrower Name:	Cartman Hotel, LLC
Sponsor:	JWM Family Enterprises, L.P.
Mortgage Rate:	5.140%
Note Date:	June 7, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	None
Additional Debt:	Yes
Additional Debt Type:	Unsecured

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
FF&E	$0	5% of Gross Revenue	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Hospitality

Specific Property Type:	Full Service
Location:	Charlotte, NC
Size:	264 rooms
Cut-off Date Principal	$90,816
Balance Per Room:
Year Built/Renovated:	1989/2009
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	65.0%(12/31/2010)
2nd Most Recent Occupancy (As of):	74.9%(12/31/2011)
Most Recent Occupancy (As of):	76.0%(12/31/2012)
Current Occupancy (As of):	76.0%(3/31/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$2,178,792(12/31/2011)
2nd Most Recent NOI (As of):	$3,191,874(12/31/2012)
Most Recent NOI (As of):	$3,509,730 (TTM 3/31/2013)

U/W Revenues:	$12,958,960
U/W Expenses:	$9,681,396
U/W NOI:	$3,277,564
U/W NCF:	$2,629,616
U/W NOI DSCR:	2.09x
U/W NCF DSCR:	1.67x
U/W NOI Debt Yield:	13.7%
U/W NCF Debt Yield:	11.0%
As-Is Appraised Value:	$38,600,000
As-Is Appraisal Valuation Date:	April 26, 2013
Cut-off Date LTV Ratio:	62.1%
LTV Ratio at Maturity or ARD:	51.4%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Renaissance Charlotte Southpark Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a seven-story, full service hotel located in Charlotte, North Carolina (the “Renaissance Charlotte Southpark Property”). The Renaissance Charlotte Southpark Mortgage Loan was originated on June 7, 2013 by Wells Fargo Bank, National Association. The Renaissance Charlotte Southpark Mortgage Loan had an original balance of $24,000,000, has an outstanding balance as of the Cut-off Date of $23,975,328 and accrues interest at an interest rate of 5.140% per annum. The Renaissance Charlotte Southpark Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Renaissance Charlotte Southpark Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to defease the Renaissance Charlotte Southpark Mortgage Loan in whole, but not in part, on any date before April 1, 2023. In addition, the Renaissance Charlotte Southpark Mortgage Loan is prepayable without penalty on or after April 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	84.0%	Loan payoff	$28,282,004	98.9%
Sponsor’s new cash contribution	4,584,235	16.0	Closing costs	302,231	1.1
Total Sources	$28,584,235	100.0%	Total Uses	$28,584,235	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHARLOTTE SOUTHPARK

The Property.  The Renaissance Charlotte Southpark Property is a seven-story full service hotel, which was built in 1989 and renovated in 2009, and is located in Charlotte, North Carolina. The Renaissance Charlotte Southpark Property offers 264 guest rooms, including 172 king bed guestrooms, 90 double/queen bed guestrooms and two king bed suites. Amenities at the Renaissance Charlotte Southpark Property include two restaurants, salt water indoor pool, fitness center, business center, approximately 8,000 square feet of meeting and banquet space and a three-story parking deck. Each guestroom has a flat screen television, a desk and lounge chairs and the suites offer kitchenettes. The hotel was formerly operated as a Hyatt until February 2007 when it was converted to a Renaissance. The Renaissance Charlotte Southpark Property underwent a $14.0 million renovation, which was completed in 2009. The renovation included new guestroom soft and case goods, new corridor finishes, renovation of the ballrooms and conference rooms and a new roof. The Renaissance Charlotte Southpark Property is indirectly owned by the Marriott family (see “Sponsor” section) and no franchise agreement is in-place. The property management contract expires on April 30, 2027.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance Charlotte Southpark Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per Room
Occupancy	74.9%	76.0%	76.0%	76.0%
ADR	$117.50	$133.20	$134.76	$134.76
RevPAR	$88.01	$101.23	$102.42	$102.42

Total Revenue	$11,295,675	$12,593,019	$13,248,589	$12,958,960	$49,087
Total Department Expenses	4,610,960	4,902,444	5,085,909	5,074,627	19,222

Gross Operating Profit	$6,684,715	$7,690,575	$8,162,680	$7,884,333	$29,865

Total Undistributed Expenses	4,015,013	4,060,352	4,195,847	4,110,769	15,571

Profit Before Fixed Charges	$2,669,702	$3,630,223	$3,966,833	$3,773,564	$14,294

Total Fixed Charges	490,910	438,349	457,103	496,000	1,879

Net Operating Income	$2,178,792	$3,191,874	$3,509,730	$3,277,564	$12,415
FF&E	564,784	629,651	662,431	647,948	2,454

Net Cash Flow	$1,614,008	$2,562,223	$2,847,299	$2,629,616	$9,961

NOI DSCR	1.39x	2.03x	2.23x	2.09x
NCF DSCR	1.03x	1.63x	1.81x	1.67x
NOI DY	9.1%	13.3%	14.6%	13.7%
NCF DY	6.7%	10.7%	11.9%	11.0%

Appraisal.  As of the appraisal valuation date of April 26, 2013, the Renaissance Charlotte Southpark Property had an “as-is” appraised value of $38,600,000.

Environmental Matters.  According to the Phase I environmental assessment dated May 14, 2013, there was no evidence of any recognized environmental conditions at the Renaissance Charlotte Southpark Property.

Market Overview and Competition.  The Renaissance Charlotte Southpark Property is situated on the southwest corner of the intersection of Barclay Downs Drive and Carnegie Boulevard, directly across from the 1.3 million square foot SouthPark Mall in the SouthPark submarket of Charlotte, North Carolina. The Renaissance Charlotte Southpark Property is located five miles south of the Charlotte central business district and approximately eight miles southeast of Charlotte/Douglas International Airport. The SouthPark submarket contains 4.3 million square feet of office space, which is approximately 9.8% of the Charlotte region’s office market. Charlotte serves as the headquarters for Bank of America, Duke Energy, Chiquita Brands International and the east coast headquarters for Wells Fargo. Primary access is primarily via Fairview Road, which is the primary east-west artery in the immediate area. Fairview Road provides access from Renaissance Charlotte Southpark Property to Interstate 77, which is the primary commuter artery in the Charlotte region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHARLOTTE SOUTHPARK

The following table presents certain information relating to the Renaissance Charlotte Southpark Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance Charlotte Southpark			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2013 TTM	74.1%	$126.55	$93.79	75.8%	$135.11	$102.40	102.3%	106.8%	109.2%
3/31/2012 TTM	74.1%	$115.42	$85.54	75.3%	$120.71	$90.87	101.6%	104.6%	106.2%
3/31/2011 TTM	72.6%	$110.09	$79.92	65.8%	$110.93	$72.94	90.6%	100.8%	91.3%

(1)

Information obtained from a third party hospitality research report dated April 18, 2013. According to such third party hospitality report, the Competitive Set includes the following hotels: Doubletree Charlotte Southpark, Embassy Suites Charlotte, Hilton Charlotte Executive Park and Hampton Inn Suites Charlotte Southpark at Phillips Place.

The Borrower.  The borrower is Cartman Hotel, LLC, a Delaware limited liability company and a single purpose entity. JWM Family Enterprises, L.P., the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Renaissance Charlotte Southpark Mortgage Loan.

The Sponsor.  The sponsor, JWM Family Enterprises, L.P. (“JWMFE”), is a private investment fund owned primarily by Marriott family members and is controlled by J.W. Marriott III. The fund was formed to hold Marriott family assets and currently owns interests in eleven hotels. JWMFE acquires underperforming hotels, performs significant capital upgrades and operates the properties under the Marriott franchise brand.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided payments are paid by the property manager and in accordance with the management agreement. The loan documents do not require monthly escrows for insurance premiums provided the property manager provides payments in a timely manner and the coverage is maintained in accordance with the management agreement. The loan documents provide for monthly deposits into an FF&E reserve, controlled and paid by the property manager, equal to 5.0% of the gross revenue for the most recent calendar month.

Lockbox and Cash Management.  None.

Property Management.  The Renaissance Charlotte Southpark Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Renaissance Charlotte Southpark Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates.

Right of First Offer.  The property manager, Renaissance Hotel Operating Company, a Marriott-related affiliate, has a 30 day period to negotiate the purchase terms (“ROFO”) of the Renaissance Chartlotte Southpark Property prior to the Renaissance Charlotte Southpark Property being offered for sale to a third party. The ROFO is not extinguished by foreclosure or deed-in-lieu thereof, but the management agreement provides that foreclosure or deed-in-lieu thereof by any mortgage does not trigger the ROFO.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has incurred $25,861,890 of unsecured subordinate debt provided by the sponsor. The unsecured subordinate debt accures at an interest rate of 2.16% and is payable from excess cash flow after all property expenses, reserves and debt service payments have been made. A subordination and standstill agreement was obtained from the related sponsor.

Ground Lease.  None.

Terrorism Insurance.    As long as the Renaissance Charlotte Southpark Property is managed under the current management agreement, the loan documents require that the “all risk” insurance policy to be maintained by the borrower provides coverage for terrorism to the extent available at commercially reasonable rates, terms and conditions. Terrorism insurance is currently in-place in an amount equal to the full replacement cost of the Renaissance Charlotte Southpark Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See also Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this free writing prospectus and the exceptions thereto on Annex E-2 to this free writing prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this free writing prospectus).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

AMERICAN SELF STORAGE - STATEN ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICAN SELF STORAGE - STATEN ISLAND

American Self Storage - Staten Island
330 Tompkins Avenue
Staten Island, NY 10304
NEWARK
JERSEY CITY
Newark Liberty Intl. Airport
Liberty State Park
Hudson River
Ellis Island
Statue of Liberty
Liberty Island
Governors Island
ESSEX COUNTY
Weequahic Park
Port Newark
Newark Bay
HUDSON COUNTY
Upper New York Bay
STATEN ISLAND FERRY
Elizabeth River Park
Union
UNION COUNTY
Kean University
New Jersey Turnpike
Port Elizabeth
Elizabeth
Roselle
The Outlet Collection Jersey Gardens
Bayonne
NEW JERSEY
GOETHALS BRIDGE
BAYONNE BRIDGE
Kill Van Kull
Richmond Univ. Medical Center
New York Container Terminal
Port Richmond
St. George
ST. GEORGE TERMINAL
TOMPKINSVILLE
STAPLETON
CLIFTON
BROOKLYN
Belt Pkwy
Linden
Linden Airport
Clove Lakes Park
St. John's University Staten Island
Wagner College
Victory Blvd.
Staten Island Expwy
Saint Mary College
College of Staten Island
Todt Hill
Willowbrook Park
GRASMERE
Fort Wadsworth
VERRAZANO-NARROWS BRIDGE
Fort Hamilton
OLD TOWN
Dongan Hills
DONGAN HILLS
STATEN ISLAND
High Rock Park
Carteret
Staten Island Mall
Latourette Park
Staten Island Univ. Hospital
JEFFERSON AVE
GRANT CITY
MIDDLESEX COUNTY
Midland Beach
Arthur Kill
West Shore Expwy
Fresh Kills Park
New Dorp
NEW DORP
Miller Field
STATEN ISLAND RAILWAY
OAKWOOD HEIGHTS
Port Reading
BAY TERRACE
Great Kills
GREAT KILLS
Great Kills Park
RICHMOND COUNTY
Clay Pit Ponds State Park Preserve
ELTINGVILLE
ANNADALE
Annadale
Richmond Pkwy.
HUGUENOT
OUTERBRIDGE CROSSING
PRINCES BAY
RICHMOND VALLEY
PLEASANT PLAINS
Wolfes Pond Park
NASSAU
ATLANTIC
TOTTENVILLE
Tottenville
Atlantic Ocean
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
NEWARK
JERSEY CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – American Self Storage - Staten Island

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment
(Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$ 21,000,000
Cut-off Date Principal Balance:	$ 20,948,223
% of Initial Pool Balance:	1.9%
Loan Purpose:	Refinance
Borrower Name:	American Self-Storage Staten Island, LLC
Sponsors:	Warren Diamond; John Del Monaco
Mortgage Rate:	4.596%
Note Date:	May 30, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

  Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$47,092	$7,849	NAP
Insurance	$23,163	$3,860	NAP
Replacement Reserves	$388,482	$7,713	NAP
Environmental Reserve	$78,000	$0	NAP
Deferred Maintenance	$44,313	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Self Storage
Specific Property Type:	Self Storage
Location:	Staten Island, NY
Size:	165,103 SF
Cut-off Date Principal
Balance Per SF:	$126.88
Year Built/Renovated:	1924/2004
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	76.2% (12/31/2010)
2nd Most Recent Occupancy (As of):	75.3% (12/31/2011)
Most Recent Occupancy (As of):	75.1% (12/31/2012)
Current Occupancy (As of):	79.2% (3/30/2013)

  Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,734,784 (12/31/2011)
2nd Most Recent NOI (As of):	$1,830,420 (12/31/2012)
Most Recent NOI (As of):	$1,842,994 (TTM 3/31/2013)
U/W Revenues:	$2,707,069
U/W Expenses:	$895,724
U/W NOI:	$1,811,345
U/W NCF:	$1,723,840
U/W NOI DSCR:	1.40x
U/W NCF DSCR:	1.34x
U/W NOI Debt Yield:	8.6%
U/W NCF Debt Yield:	8.2%
As-Is Appraised Value:	$32,000,000
As-Is Appraisal Valuation Date:	April 16, 2013
Cut-off Date LTV Ratio:	65.5%
LTV Ratio at Maturity or ARD:	53.2%

(1)	See “Escrows” section.

The Mortgage Loan.    The mortgage loan (the “American Self Storage - Staten Island Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 165,103 square foot self storage facility located in Staten Island, New York (the “American Self Storage - Staten Island Property”). The American Self Storage - Staten Island Mortgage Loan was originated on May 30, 2013 by The Royal Bank of Scotland. The American Self Storage - Staten Island Mortgage Loan had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $20,948,223 and accrues interest at an interest rate of 4.596% per annum. The American Self Storage - Staten Island Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The American Self Storage - Staten Island Mortgage Loan matures on June 1, 2023.

Following the lockout period, the borrower has the right to defease the American Self Storage - Staten Island Mortgage Loan in whole, but not in part, on any date before March 1, 2023. In addition, the American Self Storage - Staten Island Mortgage Loan is prepayable without penalty on or after March 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICAN SELF STORAGE - STATEN ISLAND

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff	$9,813,411	46.7%
			Reserves	581,050	2.8
			Closing costs	888,815	4.2
			Return of equity	9,716,724	46.3
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

The Property.  The American Self Storage - Staten Island Mortgage Loan is secured by the fee interest in a self storage facility totaling 165,103 square feet located in Staten Island, New York. The American Self Storage - Staten Island Property was originally built in 1924 as an industrial property and converted to self storage space in 2004. The American Self Storage - Staten Island Property is a seven-story facility that currently encompasses 2,221 units. The American Self Storage - Staten Island Property is currently undergoing an expansion, which will add 86 units encompassing 6,025 square feet of additional space. The expansion will bring the total unit count and square footage up to 2,307 and 171,128, respectively. The American Self Storage - Staten Island Property has a range of amenities including video surveillance, an alarm system and security access. The American Self Storage - Staten Island Property includes 26 outdoor parking spaces that are available for rent.

The following table presents information relating to the historical occupancy for the American Self Storage - Staten Island Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/30/2013
76.2%	75.3%	75.1%	79.2%
(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.    The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the American Self Storage - Staten Island Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U /W $ per SF
Base Rent	$2,263,758	$2,368,849	$2,418,194	$2,418,194	$14.65
Grossed Up Vacant Space	0	0	0	549,031	3.33
Less Concessions	0	0	0	0	0.00
Other Income	432,987	416,594	419,137	419,137	2.54
Less Vacancy & Credit Loss	(105,435)	(96,468)	(130,262)	(679,293)(1)	(4.11)

Effective Gross Income	$2,591,310	$2,688,975	$2,707,069	$2,707,069	$16.40
Total Operating Expenses	$856,526	$858,555	$864,075	$895,724	$5.43

Net Operating Income	$1,734,784	$1,830,420	$1,842,994	$1,811,345	$10.97
Replacement Reserves	0	0	0	87,505	0.53

Net Cash Flow	$1,734,784	$1,830,420	$1,842,994	$1,723,840	$10.44

NOI DSCR	1.34x	1.42x	1.43x	1.40x
NCF DSCR	1.34x	1.42x	1.43x	1.34x
NOI DY	8.3%	8.7%	8.8%	8.6%
NCF DY	8.3%	8.7%	8.8%	8.2%
(1) The underwritten economic vacancy is 22.9%. The American Self Storage - Staten Island Property was 79.2% physically occupied as of March 30, 2013.

Appraisal.   As of the appraisal valuation date of April 16, 2013, the American Self Storage - Staten Island Property had an “as-is” appraised value of $32,000,000.

Environmental Matters.   According to a Phase I environmental site assessment dated May 30, 2013, two recognized environmental conditions (“RECs”) were identified at the American Self Storage - Staten Island Property. The Phase I report showed an REC related to one 10,000 gallon underground storage tank (“UST”) and one 550 gallon UST. The Phase I report recommended both USTs, along with approximately 57 tons of contaminated soil be removed and $78,000 was reserved for this purpose. Once the USTs and soil have been removed, no further action is required. The Phase I report also identified approximately 1,380 feet of asbestos-containing pipe insulation on-site. The Phase I report recommended that an asbestos operations and maintenance program be implemented to monitor the asbestos-containing and suspect-asbestos-containing materials that may be located at the American Self Storage - Staten Island Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMERICAN SELF STORAGE - STATEN ISLAND

Market Overview and Competition.    The American Self Storage - Staten Island Property is located on Tompkins Avenue in Staten Island, New York, one of the five boroughs comprising New York City. The American Self Storage - Staten Island Property is located less than 1.5 miles from Interstate 278, which provides access to Brooklyn and Manhattan via the Verrazano Bridge to the east and access to Interstate 95 and New Jersey to the west. The American Self Storage - Staten Island Property is situated approximately 20 miles southwest of the John F. Kennedy International Airport and 20 miles southeast of the LaGuardia Airport. Per the appraisal, the estimated 2013 population and median household income for the borough of Staten Island were reported at 472,330 and $71,352, respectively. Of the five boroughs, Staten Island has the highest median household income, which is expected to increase by 10.1% over the next five years.

The Borrower.    The borrower is American Self-Storage Staten Island, LLC, a New York limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the American Self Storage - Staten Island Mortgage Loan. American Self-Storage Staten Island, LLC, is ultimately controlled by John Del Monaco (28.3%) and Warren Diamond (23.3%), both of which will serve as the guarantors for the American Self Storage - Staten Island Mortgage Loan.

The Sponsors.    The sponsors for the American Self Storage - Staten Island Mortgage Loan are John Del Monaco and Warren Diamond. Warren Diamond is the chief executive officer of American Real Estate Management Associates, a developer of commercial and residential real estate in New York and New Jersey. Warren Diamond also founded American Self Storage in 1986 and has over 25 years of real estate experience. American Self Storage is one of the leading self storage developers and operators in the metropolitan New York/New Jersey area.

Escrows.    The loan documents provide for upfront escrows at closing in the amount of $47,092 for real estate taxes, $23,163 for insurance premiums, $388,482 for replacement reserves, $44,313 for deferred maintenance and $78,000 for an environmental reserve (see “Environmental Matters” section). The loan documents also provide for ongoing monthly escrows in the amount of $7,849 for real estate taxes, $3,860 for insurance premiums and $7,713 for replacement reserves.

Lockbox and Cash Management.    The American Self Storage - Staten Island Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, or (ii) the debt service coverage ratio falling below 1.10x as of the end of any calendar quarter. A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.10x has been achieved for two consecutive calendar quarters.

Property Management.    The American Self Storage - Staten Island Property is managed by an affiliate of the borrower.

Assumption.    The borrower has the right to transfer the American Self Storage - Staten Island Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C15 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.   Not permitted.

Ground Lease.   None.

Terrorism Insurance.    The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the American Self Storage - Staten Island Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Acropolis Gardens Realty Corp.

Loan Information

Mortgage Loan Seller:	NCB, FSB
Credit Assessment
(Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$19,500,000
Cut-off Date Principal Balance:	$19,500,000
% of Initial Pool Balance:	1.8%
Loan Purpose:	Refinance
Borrower Name:	Acropolis Gardens Realty Corp.
Sponsor(1):	NAP
Mortgage Rate:	4.640%
Note Date:	June 21, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	GRTR 1% or YM(113), 1%(3),O(4)
Lockbox Type:	None
Additional Debt(2):	Yes
Additional Debt Type(2):	Secured

  Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$206,911	$103,455	NAP
Insurance(3)	$0	Springing	NAP
Capital Improvements Escrow	$4,000,000	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Specific Property Type:	Cooperative
Location:	Astoria, NY
Size:	612 units
Cut-off Date Principal Balance Per Unit:	$31,863
Year Built/Renovated:	1923/2007
Title Vesting:	Fee
Property Manager:	Metropolitan Pacific Properties, Inc.
3rd Most Recent Occupancy:	NAP
2nd Most Recent Occupancy:	NAP
Most Recent Occupancy:	NAP
Occupancy (As of)(4):	96.0% (4/24/2013)

  Underwriting and Financial Information:

3rd Most Recent NOI(5):	NAP
2nd Most Recent NOI(5):	NAP
Most Recent NOI(5):	NAP
U/W Revenues(6):	$9,700,621
U/W Expenses(6):	$4,770,000
U/W NOI(6):	$4,930,621
U/W NCF(6):	$4,930,621
U/W NOI DSCR(6):	5.37x
U/W NCF DSCR(6):	5.37x
U/W NOI Debt Yield(6):	25.3%
U/W NCF Debt Yield(6):	25.3%
As-Is Appraised Value(7):	$138,570,000
As-Is Appraisal Valuation Date(7):	April 24, 2013
Cut-off Date LTV Ratio(7)::	14.1%
LTV Ratio at Maturity or ARD (7)::	14.1%

(1)

The Acropolis Gardens Realty Corp. property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loan, including pursuant to any guaranty or environmental indemnity.

(2)

The property securing the Acropolis Gardens Realty Corp. mortgage loan is subject to a subordinate wraparound mortgage (the “Wrap Mortgage”) with a stated outstanding principal balance of $19,500,001. The Wrap Mortgage’s “equity” (i.e., principal amount of the Wrap Mortgage as to which the wraparound mortgage is entitled to payment) is $1.00.

(3)	Upon the occurrence of an event of default, borrower shall deposit one-twelfth of annual insurance premiums on a monthly basis.
(4)

Occupancy reflects the property vacancy assumption in the appraisal for purposes of determining the Appraised Value of the Acropolis Gardens Realty Corp. property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the Occupancy (As of) date reflects the appraisal valuation date for the Acropolis Gardens Realty Corp. property.

(5)

Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Acropolis Gardens Realty Corp. property if it were operated as a multifamily rental property.

(6)

For purposes of determining U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NCF and U/W NOI, see Annex D of the Free Writing Prospectus, in so far as such terms pertain to residential cooperative properties.

(7)

For purposes of determining the As-Is Appraised Value, Cut-off Date LTV Ratio and the LTV Ratio at Maturity or ARD, see Annex D of the Free Writing Prospectus, in so far as such terms pertain to residential cooperative properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ACROPOLIS GARDENS REALTY CORP.

The Acropolis Gardens Realty Corp. mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a multifamily residential cooperative corporation located in Astoria, New York, (the “Acropolis Gardens Realty Corp. Property”). The Acropolis Gardens Realty Corp. Property is a “cond-op” in that one condominium unit is structured as a commercial condo and the other condominium unit is structured as a residential cooperative. The underlying mortgage is secured only by the residential cooperative condo unit. The Acropolis Gardens Realty Corp. Property improvements consists of 16 five-story and basement, walk-up apartment buildings which were constructed circa 1923 and converted to a cooperative ownership circa 1988. The Acropolis Gardens Realty Corp. Property contains a total of 611 saleable residential units with shares, a professional unit with shares and a superintendent’s unit without shares. The cooperative is 54.9% sold to shareholders with 336 shareholder-owned units and 276 investor-held units. The 276 investor-held units are held by 11 different entities. Of the 276 investor-held units, 36 units did not provide rent information. The remaining investor-held units have an aggregate positive cash flow of approximately $1.4 million.

Sources and Uses

Sources			Uses
Original loan amount	$19,500,000	100.0%	Loan payoff	$12,865,535	66.0%
			Capital improvement escrow	4,000,000	20.5
			Accounts payable	1,007,260	5.2
			Unrestricted reserves	455,255	2.3
			Initial tax escrow	206,911	1.1
			Closing costs	965,039	4.9
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%

The following table presents certain information relating to the unit mix of the Acropolis Gardens Realty Corp. Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Unit Size (SF)	Total Net Sq. Ft.
2.0 Room/Studio	15	2.5%	350	5,250
3.0 Room/1 Bedroom	155	25.3	500	77,500
4.0 Room/2 Bedroom	406	66.3	600	243,600
5.0 Room/3 Bedroom	35	5.7	850	29,750
Professional Unit	1	0.2	3,250	3,250
Total/Weighted Average	612	100.0%		359,350
(1) Information obtained from the appraisal dated May 2, 2013.

The following table presents historical occupancy percentages at the Acropolis Gardens Realty Corp. Property:

Historical Occupancy

12/31/2010	12/31/2011	12/31/2012	4/24/2013(1)
NAP	NAP	NAP	96.0%

(1)    The occupancy rate reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Acropolis Gardens Realty Corp. Property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the occupancy date reflects the appraisal valuation date for the Acropolis Gardens Realty Corp. Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ACROPOLIS GARDENS REALTY CORP.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Acropolis Gardens Realty Corp. Property:

Cash Flow Analysis(1)

	U/W	U/W per Unit
Gross Rental Income	$10,054,814	$16,429
Other Income	50,000	82
Less Vacancy & Credit Loss	(404,193)(2)	(660)

Effective Gross Income	$9,700,621	$15,851
Total Operating Expenses	$4,770,000	$7,794

Net Operating Income	$4,930,621	$8,057

Net Cash Flow	$4,930,621	$8,057
NOI DSCR	5.37x
NCF DSCR	5.37x
NOI DY	25.3%
NCF DY	25.3%

(1)

Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. Historical NOI figures are not representative of the cash flow generated by the Acropolis Gardens Realty Corp. Property if it were operated as a multifamily rental property and are, therefore, not presented. The U/W Net Operating Income and the U/W Net Cash Flow for a residential cooperative property is the projected net cash flow reflected in an appraisal and, in general, equals projected operating income at the Acropolis Gardens Realty Corp. Property assuming it is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by U/W Total Operating Expenses, a market-rate vacancy assumption and projected replacement reserves – in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. For purposes of determining U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield, U/W NCF and the U/W NOI for a residential cooperative property, see Annex D of the Free Writing Prospectus.

(2)

The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Acropolis Gardens Realty Corp. Property as a multifamily rental property (i.e., the Coop - Rental Value).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

No. 12 – Devonshire Portfolio

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC
Credit Assessment
(Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$18,172,500
Cut-off Date Principal Balance:	$ 18,124,290
% of Initial Pool Balance:	1.6%
Loan Purpose(1):	Various
Borrower Names:	DFG-Swanton, LLC; DFG-Village Crossings, LLC; DFG-Sandusky, LLC; DFG-Lancaster, LLC
Sponsors:	Devonshire Operating Partnership, LP; Christopher S. Campbell
Mortgage Rate:	4.230%
Note Date:	May 17, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	June 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(27),GRTR 1% or YM(89),O(4)
Lockbox Type:	None
Additional Debt:	None
Additional Debt Type:	NAP

  Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$41,479	$20,740	NAP
Insurance	$17,764	$2,538	NAP
Replacement Reserves	$8,196	$8,196	NAP
TI/LC Reserve	$11,500	$11,500	$276,000
Deferred Maintenance	$257,625	$0	NAP
Tenant Specific Leasing Reserve(2)	$113,600	$0	NAP
Tenant Holdback(3)	$150,000	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio
Property Type:	Retail
Specific Property Type:	Various
Location:	Various, OH
Size:	329,819 SF
Cut-off Date Principal
Balance Per SF:	$54.95
Year Built/Renovated:	Various – See Table
Title Vesting:	Fee
Property Manager:	Devonshire Fund, LLC
3rd Most Recent Occupancy (As of):	86.6% (12/31/2010)
2nd Most Recent Occupancy (As of):	84.6% (12/31/2011)
Most Recent Occupancy (As of):	86.8% (12/31/2012)
Current Occupancy (As of):	94.3% (4/6/2013)

  Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,734,268 (12/31/2010)
2nd Most Recent NOI (As of):	$1,779,929 (12/31/2011)
Most Recent NOI (As of):	$1,961,539 (12/31/2012)
U/W Revenues:	$2,819,433
U/W Expenses:	$856,217
U/W NOI:	$1,963,216
U/W NCF:	$1,719,476
U/W NOI DSCR:	1.83x
U/W NCF DSCR:	1.61x
U/W NOI Debt Yield:	10.8%
U/W NCF Debt Yield:	9.5%
As-Is Appraised Value:	$24,250,000
As-Is Appraisal Valuation Date:	March 25, 2013
Cut-off Date LTV Ratio:	74.7%
LTV Ratio at Maturity or ARD:	60.0%

(1)

Of the $18,172,500 loan amount, $6,275,000 was used towards the acquisition of the Village Crossing Shopping Center mortgaged property. The rest of the proceeds will be used towards the refinancing of the Plaza Shopping Center, CVS Sandusky, and Rite Aid Swanton mortgaged properties.

(2)

A reserve in the amount of $113,600 was established at closing in connection with the borrowers’ outstanding tenant improvement allowance owed to Cincinnati Asia Market, Inc. Release of the reserved amount is conditioned upon receipt of a certificate of occupancy, lien waiver, and a clean estoppel.

(3)

A reserve in the amount of $150,000 was established at closing in connection with the borrowers’ outstanding tenant improvement allowance owed to Carnival Foods. Release of the reserved amount is conditioned upon a clean estoppel. The borrower agreed that the work will be completed on or prior to September 30, 2013.

The Devonshire Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two retail centers and two single tenant retail buildings located in Lancaster, Evendale, Sandusky and Swanton, Ohio (the “Devonshire Portfolio Properties”). The Devonshire Portfolio Properties consist of a 216,102 square foot retail center (Plaza Shopping Center) located in Lancaster, Ohio; a 92,412 square foot retail center (Village Crossing Shopping Center) located in Evendale, Ohio; a 10,125 square foot single tenant retail building (CVS Sandusky) located in Sandusky, Ohio; and a 11,180 square foot single tenant retail building (Rite Aid Swanton) located in Swanton, Ohio. The Devonshire Portfolio Properties are collectively situated on approximately 30.9 acres. The Devonshire Portfolio Properties were built between 1958 and 1998. As of April 6, 2013, the Plaza Shopping Center property was 95.8% leased by 19 tenants and the Village Crossing Shopping Center property was 89.6% leased by eight tenants. As of August 1, 2013, the CVS Sandusky property was 100.0% leased by one tenant and the Rite Aid Swanton property was 100.0% leased by one tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEVONSHIRE PORTFOLIO

Sources and Uses(1)

Sources			Uses
Original loan amount	$18,172,500	97.7%	Loan payoff	$10,751,771	57.8%
Sponsor’s new cash contribution	235,000	1.3	Purchase price	6,275,000	33.7
Other sources	197,680	1.1	Reserves	600,164	3.2
			Return of equity	141,611	0.8
			Closing costs	836,633	4.5
Total Sources	$18,605,180	100.0%	Total Uses	$18,605,180	100.0%

(1)

Of the $18,172,500 loan amount, $6,275,000 will be used towards the acquisition of the Village Crossing Shopping Center mortgaged property. The rest of the proceeds will be used towards the refinancing of the Plaza Shopping Center, CVS Sandusky, and Rite Aid Swanton mortgaged properties.

The following table represents certain information relating to the Devonshire Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Plaza Shopping Center(1)	Lancaster, OH	$9,940,332	54.8%	95.8%	1958/NAP	216,102	$13,300,000
Village Crossing Shopping Center	Evendale, OH	$4,962,692	27.4%	89.6%	1960/NAP	92,412	$6,640,000
CVS Sandusky	Sandusky, OH	$1,726,479	9.5%	100.0%	1997/NAP	10,125	$2,310,000
Rite Aid Swanton	Swanton, OH	$1,494,787	8.2%	100.0%	1998/NAP	11,180	$2,000,000
Total/Weighted Average		$18,124,290	100.0%	94.3%		329,819	$24,250,000

(1)	The Plaza Shopping Center mortgaged property is not subject to partial release.

The following table presents certain information relating to the tenancies at the Devonshire Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Carnival Foods	NR/NR/NR	78,330	23.7%	$4.90	$384,107	17.2%	12/31/2025
Cincinnati Asia Market, Inc.	NR/NR/NR	30,812	9.3%	$6.79	$209,076	9.4%	1/31/2024
Rite Aid of Ohio, Inc.	CCC+/Caa2/B-	11,180	3.4%	$16.39	$183,272	8.2%	10/31/2028
CVS Sandusky	BBB+/Baa2/BBB+	10,125	3.1%	$17.50	$177,153	7.9%	1/31/2019
Big Lots Inc.	NR/NR/BBB-	26,184	7.9%	$6.00	$157,104	7.0%	7/31/2014
Aldi Inc.	NR/NR/NR	18,012	5.5%	$8.50	$153,102	6.9%	9/30/2017

Total Major Tenants		174,643	53.0%	$7.24	$1,263,814	56.7%

Non-Major Tenants		136,453	41.4%	$7.07	$965,096	43.3%

Occupied Collateral Total		311,096	94.3%	$7.16	$2,228,910	100.0%

Vacant Space		18,723	5.7%

Collateral Total		329,819	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEVONSHIRE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Devonshire Portfolio Properties:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	1	6,750	2.0%	6,750	2.0%	$22,688	$3.36
2013	0	0	0.0%	6,750	2.0%	$0	$0.00
2014	6	48,153	14.6%	54,903	16.6%	$345,667	$7.18
2015	4	10,248	3.1%	65,151	19.8%	$109,488	$10.68
2016	5	36,035	10.9%	101,186	30.7%	$193,302	$5.36
2017	5	45,410	13.8%	146,596	44.4%	$347,688	$7.66
2018	2	15,250	4.6%	161,846	49.1%	$126,188	$8.27
2019	3	28,928	8.8%	190,774	57.8%	$301,725	$10.43
2020	0	0	0.0%	190,774	57.8%	$0	$0.00
2021	0	0	0.0%	190,774	57.8%	$0	$0.00
2022	1	0	0.0%	190,774	57.8%	$5,711	$0.00
2023	0	0	0.0%	190,774	57.8%	$0	$0.00
Thereafter	3	120,322	36.5%	311,096	94.3%	$776,455	$6.45
Vacant	0	18,723	5.7%	329,819	100.0%	$0	$0.00
Total/Weighted Average	30	329,819	100.0%			$2,228,910	$7.16

(1)       Information obtained from the underwritten rent roll.

(2)       Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)       Lease Expiration Schedule includes tenants that do not take up physical space, but are paying rent.

(4)       Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Devonshire Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/6/2013
86.6%	84.6%	86.8%	94.3%
(1) Information obtained from borrowers’ rent rolls.

Operating History and Underwritten Net Cash Flow.    The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Devonshire Portfolio Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per SF
Base Rent	$2,086,736	$2,045,334	$2,084,300	$2,228,910	$6.76
Grossed Up Vacant Space	0	0	0	124,336	0.38
Total Reimbursables	300,878	376,770	392,257	637,501	1.93
Other Income	0	0	34,909	0	0.00
Less Vacancy & Credit Loss	0	(6,982)	2,750	(171,314)(1)	(0.52)

Effective Gross Income	$2,387,614	$2,415,122	$2,514,217	$2,819,433	$8.55

Total Operating Expenses	$653,346	$635,193	$552,678	$856,217	$2.60

Net Operating Income	$1,734,268	$1,779,929	$1,961,539	$1,963,216	$5.95
TI/LC	0	0	0	145,394	0.44
Reserves for Replacements	0	0	0	98,346	0.30

Net Cash Flow	$1,734,268	$1,779,929	$1,961,539	$1,719,476	$5.21

NOI DSCR	1.62x	1.66x	1.83x	1.83x
NCF DSCR	1.62x	1.66x	1.83x	1.61x
NOI DY	9.6%	9.8%	10.8%	10.8%
NCF DY	9.6%	9.8%	10.8%	9.5%
(1) The underwritten economic vacancy is 7.3%. The Devonshire Portfolio Properties were 94.3% physically occupied as of April 6, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

No. 13 – Cleveland Airport Marriott

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$18,000,000
Cut-off Date Principal Balance:	$ 17,981,496
% of Initial Pool Balance:	1.6%
Loan Purpose:	Refinance
Borrower Name:	Big River Real Estate, LLC
Sponsor:	Thomas Point Ventures, LP
Mortgage Rate:	5.140%
Note Date:	June 7, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	None
Additional Debt(1):	Yes
Additional Debt Type(1):	Unsecured

  Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(2)	$0	Springing	NAP
Insurance(3)	$0	Springing	NAP
FF&E(4)	$0	4% of Gross Revenue	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Specific Property Type:	Full Service
Location:	Cleveland, OH
Size:	372 rooms
Cut-off Date Principal
Balance Per Room:	$48,337
Year Built/Renovated:	1969/2009
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	58.9% (12/31/2010)
2nd Most Recent Occupancy (As of):	63.8% (12/31/2011)
Most Recent Occupancy (As of):	71.4% (12/31/2012)
Current Occupancy (As of):	71.5% (4/30/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$2,256,828 (12/31/2011)
2nd Most Recent NOI (As of):	$3,066,497 (12/31/2012)
Most Recent NOI (As of)	$3,130,723 (TTM 4/30/2013)
U/W Revenues:	$15,022,821
U/W Expenses:	$12,242,855
U/W NOI:	$2,779,966
U/W NCF:	$2,028,825
U/W NOI DSCR:	2.36x
U/W NCF DSCR:	1.72x
U/W NOI Debt Yield:	15.5%
U/W NCF Debt Yield:	11.3%
As-Is Appraised Value:	$30,000,000
As-Is Appraisal Valuation Date:	April 25, 2013
Cut-off Date LTV Ratio:	59.9%
LTV Ratio at Maturity or ARD:	49.6%

(1)

The borrower has incurred unsecured subordinate debt with an outstanding principal balance of $15,741,615, provided by the sponsor. The unsecured subordinate debt accrues at an interest rate of 2.16% and is payable from excess cash flow after all property expenses, reserves and debt service payments have been made. A subordination and standstill agreement was obtained from the related sponsor.

(2)	Monthly real estate tax escrows are not required provided payments are paid by the property manager in accordance with the management agreement.
(3)	Monthly insurance escrows are not required provided the property manager makes payments and coverage is maintained in accordance with the management agreement.
(4)	The property manager will make monthly deposits into an FF&E reserve, which is also controlled by the property manager.

The Cleveland Airport Marriott mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 372-room, full service hotel located in Cleveland, Ohio (the “Cleveland Airport Marriott Property”). The Cleveland Airport Marriott Property was acquired by the sponsor in 2007 and subsequently completed an approximately $19.4 million renovation. Improvements included a complete renovation of all guest rooms, meeting spaces, the restaurant and upgrades to the HVAC. Amenities include an indoor pool, concierge lounge, approximately 18,842 square feet of meeting space, exercise facility, restaurant, sundry shop and a business center. The Cleveland Airport Marriott Property is located off of Interstate 71, approximately three miles northeast of the Cleveland Hopkins International Airport and approximately ten miles southwest of the Cleveland central business district. The Cleveland Airport Marriott Property is owned by the Marriott family and no franchise agreement is in place. A management agreement is in place that expires on December 31, 2028 and includes a 10-year automatic extension option, unless the property manager gives written notice to not renew the management agreement at least 300 days prior to December 31, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CLEVELAND AIRPORT MARRIOTT

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	86.4%	Loan payoff	$20,480,181	98.6%
Sponsor’s new cash contribution	2,780,018	13.4	Closing costs	299,837	1.4
Total Sources	$20,780,018	100.0%	Total Uses	$20,780,018	100.0%

The following table presents certain information relating the historical performance of the Cleveland Airport Marriott Property compared to the performance of a competitive set of properties as provided in a third party hospitality report:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Cleveland Airport Marriott			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

4/30/2013 TTM	66.5%	$80.78	$53.69	71.8%	$105.82	$76.01	108.1%	131.0%	141.6%
4/30/2012 TTM	63.9%	$76.97	$49.21	65.7%	$105.79	$69.45	102.7%	137.4%	141.1%
4/30/2011 TTM	57.9%	$77.54	$44.86	61.9%	$99.68	$61.66	106.9%	128.6%	137.5%

(1)	Information obtained from a third party hospitality report dated May 18, 2013.

Operating History and Underwritten Net Cash Flow.    The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cleveland Airport Marriott Property:

Cash Flow Analysis

	2011	2012	TTM 4/30/2013	U/W	U/W $ per Room
Occupancy	63.8%	71.4%	71.5%	67.5%
ADR	$103.90	$105.66	$105.19	$105.19
RevPAR	$66.29	$75.44	$75.18	$71.00

Total Revenue	$14,033,676	$15,962,462	$16,370,784	$15,022,821	$40,384
Total Department Expenses	6,384,360	7,162,387	7,368,377	6,679,170	17,955

Gross Operating Profit	$7,649,316	$8,800,075	$9,002,407	$8,343,651	$22,429

Total Undistributed Expenses	4,940,308	5,047,105	5,170,833	4,812,685	12,937

Profit Before Fixed Charges	$2,709,008	$3,752,970	$3,831,574	$3,530,966	$9,492

Total Fixed Charges	452,180	686,473	700,851	751,000	2,019

Net Operating Income	$2,256,828	$3,066,497	$3,130,723	$2,779,966	$7,473
FF&E	701,684	798,123	818,539	751,141	2,019

Net Cash Flow	$1,555,144	$2,268,374	$2,312,184	$2,028,825	$5,454

NOI DSCR	1.92x	2.60x	2.66x	2.36x
NCF DSCR	1.32x	1.93x	1.96x	1.72x
NOI DY	12.6%	17.1%	17.4%	15.5%
NCF DY	8.6%	12.6%	12.9%	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Avatar Hotel

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment	NR/NR/NR
(Fitch/KBRA/Moody’s):
Original Principal Balance:	$14,050,000
Cut-off Date Principal Balance:	$ 14,050,000
% of Initial Pool Balance:	1.3%
Loan Purpose:	Refinance
Borrower Name:	Skyline Avatar House, LP
Sponsors(1):	Various
Mortgage Rate:	5.210%
Note Date:	July 17, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D or GRTR 1% or YM(89),O(7)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(2):	Yes
Additional Debt Type(2)(3):	Existing and Future Mezzanine Debt

  Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$71,595	$14,319	NAP
Insurance(4)	$0	Springing	NAP
FF&E	$0	$17,121	NAP
PIP Reserve(5)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Specific Property Type:	Limited Service
Location:	Santa Clara, CA
Size:	168 rooms
Cut-off Date Principal
Balance Per Room:	$83,631
Year Built/Renovated:	1985/2010
Title Vesting:	Fee
Property Manager:	Joie de Vivre Hospitality, LLC
3rd Most Recent Occupancy (As of):	65.4% (12/31/2010)
2nd Most Recent Occupancy (As of):	59.4% (12/31/2011)
Most Recent Occupancy (As of):	63.2% (12/31/2012)
Current Occupancy (As of):	63.8% (4/30/2013)
Underwriting and Financial Information:
3rd Most Recent NOI (As of):	$1,408,429 (12/31/2011)
2nd Most Recent NOI (As of):	$1,982,733 (12/31/2012)
Most Recent NOI (As of)	$2,129,644 (TTM 4/30/2013)

U/W Revenues:	$5,136,354
U/W Expenses:	$3,239,697
U/W NOI:	$1,896,657
U/W NCF:	$1,691,203
U/W NOI DSCR:	1.88x
U/W NCF DSCR:	1.68x
U/W NOI Debt Yield:	13.5%
U/W NCF Debt Yield:	12.0%
As-Is Appraised Value:	$24,800,000
As-Is Appraisal Valuation Date:	May 29, 2013
Cut-off Date LTV Ratio:	56.7%
LTV Ratio at Maturity or ARD:	42.7%

(1)	The sponsors are Robert Michael House individually and as the trustee for the House Family Trust and Richard C. Ronald individually and as the trustee of the Panoramic Revocable Trust.
(2)

The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $1,308,699. The mezzanine indebtedness was provided by Skyline 61, Holiday, LP, which owns a 49.1% beneficial interest in the borrower. The mezzanine lender does not have notice and cure rights or rights to purchase the Avatar Hotel mortgage loan. The mezzanine indebtedness is only payable out of excess cash flow after all property expenses, escrows and the Avatar Hotel mortgage loan debt service payments have been made.

(3)

Future mezzanine debt is permitted subject to the following conditions: (i) the combined loan-to-value will not be greater than 70.0%; (ii) the combined debt service coverage ratio will not be less than 1.50x; (iii) the combined debt yield is not less than 12.0%; and (iv) the delivery of mezzanine loan documents are reasonably acceptable to lender and acceptable to Fitch, KBRA and Moody’s.

(4)

Monthly insurance escrows are not required provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the Avatar Hotel Property is covered under a blanket policy acceptable to the lender; and (iii) the borrower provides the lender evidence of renewal of the policies and timely payment of insurance premiums when due.

(5)	Deposits into a PIP Reserve totaling 125.0% of the required PIP will commence if imposed by a franchisor.

The Avatar Hotel mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 168-room, limited service hotel located in Santa Clara, California (the “Avatar Hotel Property”). The Avatar Hotel Property was acquired by the borrower in 2008 and a $3.9 million renovation was completed in 2010. Upgrades included new furniture, carpet, mattresses, bedding, drapes and flat-screen televisions. Hotel amenities include complimentary parking, concierge services, an on-site 24-hour IHOP restaurant with direct access from the hotel lobby, laundry/dry cleaning, complimentary newspaper, luggage storage, approximately 2,900 square feet of meeting space, a heated pool, a whirlpool, a fitness center, a 24-hour business center and free shuttle services to attractions in the vicinity. Room features include high definition televisions, iPod docking stations, high-speed internet, a single serving coffee maker and a refrigerator. Executive rooms include additional amenities such as complimentary breakfast, upgraded Wi-Fi, and a larger flat-screen television. The Avatar Hotel Property is located in Silicon Valley at the intersection of Great America Parkway and Mission College Boulevard in Santa Clara, California with access to Highway 101, Interstate 280, State Route 237, State Route 87, Central Expressway and El Camino Real. The Avatar Hotel Property is located approximately seven miles northwest of downtown San Jose, four miles northwest of the San Jose International Airport, one mile south of the Great America Theme Park, and approximately one mile south of both the new San Francisco 49ers football stadium and the Santa Clara Convention Center, which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AVATAR HOTEL

contains approximately 302,000 square feet of convention space. Santa Clara County is home to the largest concentration of technology corporations and major employers include Cisco Systems, County of Santa Clara, Apple Computer Inc., and Stanford University. The Avatar Hotel Property is managed by Joie de Vivre Hospitality, LLC (“JDV”), California’s largest boutique hotelier. JDV merged with Thompson Hotels in 2011 to form Commune Hotels & Resorts. Key executives of Commune include John Pritzker, son of the late Hyatt Hotels founder Jay Pritzker; Jason Pomeranc, the cofounder of Thompson Hotels; and CEO Niki Leondakis, the former President and COO of Kimpton Hotels and Restaurant Group. The management agreement expires in June 2016 with one, 10-year renewal option.

Sources and Uses

Sources			Uses
Original loan amount	$14,050,000	100.0%	Loan payoff	$9,751,652	69.4%
			Reserves	71,595	0.5
			Closing costs	1,472,311	10.5
			Return of equity	2,754,441	19.6
Total Sources	$14,050,000	100.0%	Total Uses	$14,050,000	100.0%

The following table presents certain information relating the historical performance of the Avatar Hotel Property compared to the performance of a competitive set of properties as provided in a third party hospitality report:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Avatar Hotel			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR

5/31/2013 TTM	67.1%	$118.08	$79.26	64.3%	$126.05	$81.03	95.8%	106.8%	102.2%
5/31/2012 TTM	60.7%	$110.05	$66.83	61.9%	$110.86	$68.67	102.0%	100.7%	102.8%
5/31/2011 TTM	54.0%	$106.09	$57.25	62.1%	$95.70	$59.38	115.0%	90.2%	103.7%

(1)

Information obtained from a third party hospitality report dated June 19, 2013. According to such third party hospitality report, the competitive set includes the following hotels: Ramada Silicon Valley, Biltmore Hotel & Suites, The Plaza Suites and Country Inn & Suites Sunnyvale.

Operating History and Underwritten Net Cash Flow.    The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Avatar Hotel Property:

Cash Flow Analysis

	2011	2012	TTM 4/30/2013	U/W	U/W $ per Room
Occupancy	59.4%	63.2%	63.8%	63.8%
ADR	$108.10	$121.60	$125.59	$124.92
RevPAR	$64.18	$76.85	$80.18	$80.24

Total Revenue	$4,134,048	$4,931,460	$5,136,354	$5,136,354	$30,574
Total Department Expenses	1,325,528	1,402,667	1,460,544	1,465,573	8,724

Gross Operating Profit	$2,808,520	$3,528,792	$3,675,810	$3,670,781	$21,850

Total Undistributed Expenses	1,203,469	1,337,180	1,340,442	1,567,822	9,332

Profit Before Fixed Charges	$1,605,051	$2,191,612	$2,335,368	$2,102,959	$12,518

Total Fixed Charges	196,622	208,879	205,724	206,302	1,228

Net Operating Income	$1,408,429	$1,982,733	$2,129,644	$1,896,657	$11,290
FF&E	0	0	0	205,454	1,223

Net Cash Flow	$1,408,429	$1,982,733	$2,129,644	$1,691,203	$10,067

NOI DSCR	1.40x	1.97x	2.12x	1.88x
NCF DSCR	1.40x	1.97x	2.12x	1.68x
NOI DY	10.0%	14.1%	15.2%	13.5%
NCF DY	10.0%	14.1%	15.2%	12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – AutoZone Center

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR
Original Principal Balance:	$13,860,000
Cut-off Date Principal Balance:	$13,844,175
% of Initial Pool Balance:	1.3%

Loan Purpose:	Acquisition

Borrower Name:	Prosperity Center LLC d/b/a Prosperity Shopping Center LLC
Sponsors:	Frederick A. Hessick II; William H. Hessick III

Mortgage Rate:	4.690%

Note Date:	June 21, 2013
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2023

IO Period:	None

Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

  Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$52,505	$17,502	NAP
Insurance	$5,902	$1,180	NAP
Replacement Reserves(1)	$280,100	$1,100	NAP
TI/LC Reserve(2)	$10,000	$10,000	$480,000
Deferred Maintenance Reserve(3)	$69,250	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Unanchored
Location:	Leesburg, VA
Size:	66,052 SF
Cut-off Date Principal Balance Per SF:	$209.60

Year Built/Renovated:	1987/NAP

Title Vesting:	Fee

Property Manager:	Rappaport Management Company
3rd Most Recent Occupancy (As of):	86.0% (12/31/2010)
2nd Most Recent Occupancy (As of):	85.0% (12/31/2011)
Most Recent Occupancy (As of):	92.0% (12/31/2012)
Current Occupancy (As of):	95.2% (4/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,067,506 (12/31/2010)
2nd Most Recent NOI (As of):	$1,117,549 (12/31/2011)
Most Recent NOI (As of):	$1,140,338 (12/31/2012)

U/W Revenues:	$1,840,988
U/W Expenses:	$452,273
U/W NOI(4):	$1,388,715
U/W NCF:	$1,317,772
U/W NOI DSCR:	1.61x
U/W NCF DSCR:	1.53x
U/W NOI Debt Yield:	10.0%
U/W NCF Debt Yield:	9.5%
As-Is Appraised Value:	$19,400,000
As-Is Appraisal Valuation Date:	April 17, 2013
Cut-off Date LTV Ratio:	71.4%
LTV Ratio at Maturity or ARD:	58.1%

(1)

The borrower deposited $279,000 at closing into the replacement reserve, which represents the cost identified in the engineering report as roof replacement ($264,000) and repairs for standing seam metal roofs ($15,000) in year two of the AutoZone Center mortgage loan. The lender has further required monthly deposits of $1,100 into the replacement reserve for the future repair or replacement of those items identified in the engineering report.

(2)

The borrower established a leasing reserve at loan closing, into which monthly deposits of $10,000 per month will be made with a cap of $480,000. The cap is applicable after the lender has received satisfactory notification that the AutoZone tenant has not exercised its termination right. Then, if the reserve exceeds the cap, monthly deposits will not be required. Funds in the leasing reserve can be applied to future tenant improvement costs and leasing commissions, subject to any limitations and conditions specified in the loan documents.

(3)

The borrower deposited $69,250 into a deferred maintenance reserve at closing. All immediate repairs identified in the engineering report must be completed on or before 180 days from closing, and the borrower must provide the lender with satisfactory evidence that such work has been completed.

(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The AutoZone Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 66,052 square foot unanchored retail property located in Leesburg, Virginia (the “AutoZone Center Property”). The AutoZone Center Property was built in 1987 and is situated on a 5.5 acre site. Parking at the AutoZone Center Property is provided by 251 surface spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. As of April 1, 2013, the AutoZone Center Property was 95.2% leased to 21 tenants.

AUTOZONE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$13,860,000	73.2%	Purchase price	$18,200,000	96.2%
Sponsor’s new cash contribution	4,271,294	22.6	Reserves	417,758	2.2
Other sources	791,444	4.2	Closing costs	304,980	1.6
Total Sources	$18,922,738	100.0%	Total Uses	$18,922,738	100.0%

The following table presents certain information relating to the tenancies at the AutoZone Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
AutoZone	BBB/Baa2/BBB	8,327	12.6%	$25.00	$208,175	13.7%	11/30/2022
Dance Academy of Loudoun	NR/NR/NR	8,493	12.9%	$23.15	$196,634	12.9%	7/31/2015
Hope’s Treasures	NR/NR/NR	8,601	13.0%	$22.28	$191,621	12.6%	10/31/2017
Wells Fargo	AA-/A2/A+	2,552	3.9%	$45.00	$114,840	7.5%	5/31/2020
LA Boxing	NR/NR/NR	6,773	10.3%	$15.00	$101,595	6.7%	3/31/2023

Total Major Tenants		34,746	52.6%	$23.39	$812,865	53.4%

Non-Major Tenants		28,111	42.6%	$25.22	$708,936	46.6%

Occupied Collateral Total		62,857	95.2%	$24.21	$1,521,801	100.0%

Vacant Space		3,195
			4.8%

Collateral Total		66,052	100.0%

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the AutoZone Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	3	5,787	8.8%	5,787	8.8%	$169,448	$29.28
2015	3	11,733	17.8%	17,520	26.5%	$263,262	$22.44
2016	3	4,065	6.2%	21,585	32.7%	$102,365	$25.18
2017	3	12,062	18.3%	33,647	50.9%	$270,585	$22.43
2018	2	3,848	5.8%	37,495	56.8%	$91,290	$23.72
2019	1	2,229	3.4%	39,724	60.1%	$44,580	$20.00
2020	2	4,594	7.0%	44,318	67.1%	$183,516	$39.95
2021	2	3,439	5.2%	47,757	72.3%	$86,984	$25.29
2022	1	8,327	12.6%	56,084	84.9%	$208,175	$25.00
2023	1	6,773	10.3%	62,857	95.2%	$101,595	$15.00
Thereafter	0	0	0.0%	62,857	95.2%	$0	$0.00
Vacant	0	3,195	4.8%	66,052	100.0%	$0	$0.00
Total/Weighted Average	21	66,052	100.0%			$1,521,801	$24.21

(1)	Information was obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUTOZONE CENTER

The following table presents historical occupancy percentages at the AutoZone Center Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/1/2013
86.0%	85.0%	92.0%	95.2%
(1) Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow.    The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AutoZone Center Property:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per SF
Base Rent	$1,500,632	$1,513,001	$1,600,345	$1,521,801	$23.04
Grossed Up Vacant Space	0	0	0	75,960	1.15
Total Reimbursables	338,976	396,602	328,345	423,082	6.41
Other Income	14,651	6,873	(1,419)	0	0.00
Less Vacancy & Credit Loss	(312,155)	(360,671)	(370,649)	(179,855)(1)	(2.72)

Effective Gross Income	$1,542,104	$1,555,805	$1,556,623	$1,840,988	$27.87

Total Operating Expenses	$474,598	$438,256	$416,285	$452,273	$6.85

Net Operating Income	$1,067,506	$1,117,549	$1,140,338	$1,388,715(2)	$21.02
TI/LC	0	0	0	57,739	0.87
Capital Expenditures	0	0	0	13,204	0.20

Net Cash Flow	$1,067,506	$1,117,549	$1,140,338	$1,317,772	$19.95

NOI DSCR	1.24x	1.30x	1.32x	1.61x
NCF DSCR	1.24x	1.30x	1.32x	1.53x
NOI DY	7.7%	8.1%	8.2%	10.0%
NCF DY	7.7%	8.1%	8.2%	9.5%

(1)	The underwritten economic vacancy is 8.9%. The AutoZone Center Property was 95.2% physically occupied as of April 1, 2013.
(2)

The increase in U/W Net Operating Income since 2011 is due to the increase in occupancy from 85.0% as of December 31, 2011 to 95.2% as of April 1, 2013. New leases comprising 26.2% of the net rentable area were executed in December of 2012. In addition there were increases due to the exclusion of historical rent abatements, which are no longer being offered, as well as underwriting additional expense reimbursements as the occupancy has increased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C15	Transaction Contact Information

VI.        Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Todd Jaeger - Trading	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5615
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.